Execution Copy





                       LIQUIDITY AGREEMENT

                  Dated as of February 23, 1995

                              among

              JEFFERSON SMURFIT FINANCE CORPORATION

       THE FINANCIAL INSTITUTIONS PARTIES HERETO AS BANKS,

                     BANKERS TRUST COMPANY,

                        as FACILITY AGENT

                               and

                     BANKERS TRUST COMPANY,

                       as COLLATERAL AGENT





                        TABLE OF CONTENTS

                                                             Page

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.01.  Certain Definitions. . . . . . . . . . . .  1
     SECTION 1.02.  Accounting Terms . . . . . . . . . . . . .  1
     SECTION 1.03.  Other Terms. . . . . . . . . . . . . . . .  1
     SECTION 1.04.  Computation of Time Periods. . . . . . . .  2

ARTICLE II  THE LIQUIDITY LOAN FACILITY. . . . . . . . . . . .  2
     SECTION 2.01.  Liquidity Loan Facility. . . . . . . . . .  2
     SECTION 2.02.  Making of Liquidity Loans. . . . . . . . .  2
     SECTION 2.03.  Notice of Borrowings . . . . . . . . . . .  4
     SECTION 2.04.  Disbursement of Funds. . . . . . . . . . .  7
     SECTION 2.05.  Conversion and Continuation of
                    Borrowings . . . . . . . . . . . . . . . . 11
     SECTION 2.06.  Termination, Reduction and Renewal of
                    Commitments. . . . . . . . . . . . . . . . 13
     SECTION 2.07. Mandatory and Voluntary Prepayments and Mandatory Reductions in Aggregate Net
                    Outstandings . . . . . . . . . . . . . . . 16
     SECTION 2.08.  Additional Banks; Increase in Facility
                    Amount . . . . . . . . . . . . . . . . . . 20
     SECTION 2.09.  Replacement of Certain Banks . . . . . . . 21

ARTICLE III  COMMERCIAL PAPER OPERATIONS . . . . . . . . . . . 24
     SECTION 3.01.  Issuance of Commercial Paper . . . . . . . 24
     SECTION 3.02.  Commercial Paper Account; Payment of
                    Commercial Paper . . . . . . . . . . . . . 25
     SECTION 3.03.  Attachments. . . . . . . . . . . . . . . . 26
     SECTION 3.04.  Purchases of Series A Commercial Paper . . 26

ARTICLE IV  INTEREST, FEES AND OTHER PAYMENT TERMS . . . . . . 26
     SECTION 4.01.  Interest . . . . . . . . . . . . . . . . . 26
     SECTION 4.02.  Fees . . . . . . . . . . . . . . . . . . . 27
     SECTION 4.03.  Payments and Computations. . . . . . . . . 27
     SECTION 4.04.  Yield Protection . . . . . . . . . . . . . 28
     SECTION 4.05.  Illegality; Unavailability . . . . . . . . 31
     SECTION 4.06.  Indemnity. . . . . . . . . . . . . . . . . 31
     SECTION 4.07.  Pro Rata Treatment . . . . . . . . . . . . 32
     SECTION 4.08.  Taxes. . . . . . . . . . . . . . . . . . . 34

ARTICLE V   CONDITIONS OF LIQUIDITY LOANS AND COMMERCIAL
            PAPER ISSUANCE . . . . . . . . . . . . . . . . . . 36
     SECTION 5.01.  Conditions Precedent to Initial New
                    Credit Event . . . . . . . . . . . . . . . 36
     SECTION 5.02.  Conditions Precedent to Each New Credit
                    Event. . . . . . . . . . . . . . . . . . . 39
     SECTION 5.03.  Conditions Precedent to Each Refunding
                    Advance. . . . . . . . . . . . . . . . . . 41

ARTICLE VI  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 41
     SECTION 6.01.  Representations and Warranties of Finco. . 41

ARTICLE VII  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . 46
     SECTION 7.01.  Reports; Certificates; Other Informa-
                    tion . . . . . . . . . . . . . . . . . . . 46
     SECTION 7.02.  Inspection . . . . . . . . . . . . . . . . 49
     SECTION 7.03.  Books and Records of Finco . . . . . . . . 50
     SECTION 7.04.  Corporate Existence. . . . . . . . . . . . 50
     SECTION 7.05.  Compliance with Laws . . . . . . . . . . . 50
     SECTION 7.06.  Obligations and Taxes. . . . . . . . . . . 51
     SECTION 7.07.  Facility Documents . . . . . . . . . . . . 51
     SECTION 7.08.  Location of Records. . . . . . . . . . . . 51
     SECTION 7.09.  Separate Corporate Existence . . . . . . . 51

ARTICLE VIII  NEGATIVE COVENANTS . . . . . . . . . . . . . . . 54
     SECTION 8.01.  Liens; Sales of Collateral . . . . . . . . 54
     SECTION 8.02.  Indebtedness . . . . . . . . . . . . . . . 54
     SECTION 8.03.  Net Worth. . . . . . . . . . . . . . . . . 55
     SECTION 8.04.  Contingent Obligations . . . . . . . . . . 55
     SECTION 8.05.  Investments; Joint Ventures. . . . . . . . 55
     SECTION 8.06.  Bankruptcy . . . . . . . . . . . . . . . . 55
     SECTION 8.07.  Facility Documents . . . . . . . . . . . . 55
     SECTION 8.08.  Charter and By-Laws. . . . . . . . . . . . 56
     SECTION 8.09.  [Reserved] . . . . . . . . . . . . . . . . 56
     SECTION 8.10.  Bank Accounts. . . . . . . . . . . . . . . 56
     SECTION 8.11.  Lock-Box Banks; Change in Payment
                    Instructions to Obligors . . . . . . . . . 57
     SECTION 8.12.  Accounting Treatment . . . . . . . . . . . 57
     SECTION 8.13.  Merger, Consolidation, Etc . . . . . . . . 57
     SECTION 8.14.  Capital Expenditures . . . . . . . . . . . 57
     SECTION 8.15.  Restriction on Leases. . . . . . . . . . . 57
     SECTION 8.16.  Conduct of Business. . . . . . . . . . . . 57

ARTICLE IX     SECURITY INTEREST; ADMINISTRATION AND
               COLLECTION OF RECEIVABLES . . . . . . . . . . . 58
     SECTION 9.01.  Grant of Security Interest . . . . . . . . 58
     SECTION 9.02.  Continuing Liability of Finco. . . . . . . 60
     SECTION 9.03.  Collection of Receivables; Establishment
                    of Accounts. . . . . . . . . . . . . . . . 60
     SECTION 9.04.  Responsibilities of Finco. . . . . . . . . 64
     SECTION 9.05.  Further Action Evidencing Security
                    Interest . . . . . . . . . . . . . . . . . 64
     SECTION 9.06.  Application of Collections . . . . . . . . 65
     SECTION 9.07. Administration of the Series A Proceeds Account, the Series B Proceeds Account
                    and the Collection Account Prior to the
                    Liquidation Period . . . . . . . . . . . . 65
     SECTION 9.08.  Administration of Series A Proceeds
                    Account, the Series B Proceeds Account
                    and the Collection Account During the
                    Liquidation Period . . . . . . . . . . . . 74
     SECTION 9.09.  Remittances and Investment of Funds. . . . 81

ARTICLE X  TERMINATION; REMEDIES . . . . . . . . . . . . . . . 82
     SECTION 10.01. Termination; Remedies. . . . . . . . . . . 82
     SECTION 10.02. Binding Effect . . . . . . . . . . . . . . 82
     SECTION 10.03. Indemnities by Finco . . . . . . . . . . . 83

ARTICLE XI  THE AGENTS . . . . . . . . . . . . . . . . . . . . 85
     SECTION 11.01. Authorization and Action . . . . . . . . . 85
     SECTION 11.02. Nature of Agents' Duties . . . . . . . . . 85
     SECTION 11.03. UCC Filings. . . . . . . . . . . . . . . . 86
     SECTION 11.04. Agent's Reliance, Etc. . . . . . . . . . . 86
     SECTION 11.05. Agent and Affiliates . . . . . . . . . . . 87
     SECTION 11.06. Credit Decision. . . . . . . . . . . . . . 88
     SECTION 11.07. Indemnification. . . . . . . . . . . . . . 88
     SECTION 11.08. Successor Agents . . . . . . . . . . . . . 89
     SECTION 11.09. Direction by the Banks and Term Bank . . . 91
     SECTION 11.10. Notice of Liquidation Events . . . . . . . 91
     SECTION 11.11. Duty of Care . . . . . . . . . . . . . . . 91
     SECTION 11.12. Delegation of Agency . . . . . . . . . . . 91

ARTICLE XII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . 93
     SECTION 12.01. Amendments, Etc. . . . . . . . . . . . . . 93
     SECTION 12.02. No Waiver; Remedies. . . . . . . . . . . . 96
     SECTION 12.03. Successors and Assigns; Assignment;
                    Participations . . . . . . . . . . . . . . 96
     SECTION 12.04. GOVERNING LAW; CONSENT TO JURISDICTION;
                    WAIVER OF PERSONAL SERVICE AND VENUE;
                    WAIVER OF JURY TRIAL . . . . . . . . . . . 99
     SECTION 12.05. Notices. . . . . . . . . . . . . . . . . . 99
     SECTION 12.06. Survival of Agreement. . . . . . . . . . .100
     SECTION 12.07. Expenses; Indemnification. . . . . . . . .100
     SECTION 12.08. Confidentiality. . . . . . . . . . . . . .101
     SECTION 12.09. No Recourse. . . . . . . . . . . . . . . .102
     SECTION 12.10. No Proceedings . . . . . . . . . . . . . .102
     SECTION 12.11. Execution in Counterparts; Severability. .102
     SECTION 12.12. Entire Agreement . . . . . . . . . . . . .103

                      ANNEXES AND EXHIBITS

Annex I           - Defined Terms
Exhibit 2.02(b)   - Form of Series A Liquidity Note and Series B
                    Liquidity Note
Exhibit 2.03      - Form of Notice of Borrowing
Exhibit 2.05(b)   - Form of Notice of Conversion/Continuation
Exhibit 6.01(p)   - Names and Addresses of Lock-Box Banks
Exhibit 7.08      - Location of Records, Chief Executive Offices
                    and Principal Place of Business
Exhibit 12.03     - Form of Assignment and Acceptance


     THIS LIQUIDITY AGREEMENT (this "Agreement"), dated as of February 23, 1995, is entered into by and among (i) Jefferson Smurfit Finance Corporation, a Delaware corporation (hereinafter "Finco"), (ii) the undersigned financial institutions, including Bankers Trust Company, in their capacities as banks hereunder (collectively, the "Banks" and each individually, a "Bank"),
(iii) Bankers Trust Company, as the Collateral Agent and (iv) Bankers Trust Company, as Facility Agent.

                      W I T N E S S E T H:

     WHEREAS, Jefferson Smurfit Corporation (U.S.), a Delaware corporation ("JSC"), owns all of the issued and outstanding capital stock of Finco;

     WHEREAS, the regular business activities of Finco consist of
(i) the purchase of accounts receivable and certain related assets from JSC (the "Seller"), (ii) the sale of commercial paper to fund such purchases, and (iii) other activities incidental thereto; and

     WHEREAS, Finco, in order to provide liquidity support for its commercial paper program and to finance its purchases of receivables and other assets from the Seller, has entered into this Agreement whereby the Series A Bank and the Series B Banks will, subject to the terms and conditions set forth herein, agree to make Series A Liquidity Loans and Series B Liquidity Loans, respectively, from and after the Effective Date to Finco;

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I  DEFINITIONS

     SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition (including its preamble and recitals) shall have the meanings ascribed to such terms in Annex I.

     SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.

     SECTION 1.03. Other Terms. Unless the context indicates otherwise: (a) otherwise undefined terms used in this Agreement have the meanings provided for by the UCC to the extent the same are used or defined therein; (b) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement; (c) all references to Sections, Annexes, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits, Annexes and Schedules attached hereto, the terms of which Exhibits, Annexes and Schedules are hereby incorporated into this Agreement; (d) the word "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings; (e) any reference to a Person includes reference to that Person's successors and assigns; and (f) whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

     SECTION 1.04.  Computation of Time Periods.  In this
Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means
"from and including" and the words "to" and "until" each mean "to but excluding."

ARTICLE II  THE LIQUIDITY LOAN FACILITY

     SECTION 2.01.  Liquidity Loan Facility.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties hereinafter set forth (including without limitation the conditions precedent set forth in Article V), the Series A Bank agrees, at any time and from time to time from and after the Effective Date until the Commitment Termination Date, to make a loan or loans (each such loan, a "Series A Liquidity Loan" and, collectively, the "Series A Liquidity Loans"), in an amount such that the aggregate amount of Series A Liquidity Loans made by the Series A Bank at any time outstanding shall not exceed the Series A Commitment.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties hereinafter set forth (including without limitation the conditions precedent set forth in Article V), each Series B Bank severally agrees, at any time and from time to time from and after the Effective Date until the Commitment Termination Date, to make a loan or loans (each such loan, a "Series B Liquidity Loan" and, collectively, the "Series B Liquidity Loans" and, together with the Series A Liquidity Loans, the "Liquidity Loans"), in an amount such that the aggregate amount of Series B Liquidity Loans made by such Series B Bank at any time outstanding shall not exceed such Bank's Series B Commitment.

     SECTION 2.02. Making of Liquidity Loans. (a) Each Liquidity Loan shall be made as part of a Borrowing consisting of Series A Liquidity Loans or Series B Liquidity Loans made by the Series A Bank or the Series B Banks, respectively, ratably in accordance with their respective Pro Rata Shares and each such Borrowing shall, at the option of Finco, be either a Base Rate Borrowing or a Eurodollar Borrowing; provided, however, that the failure of any Series B Bank to make any Series B Liquidity Loan shall not in itself relieve any other Series B Bank of its obligation to make Series B Liquidity Loans hereunder (it being understood, however, that no Bank shall be responsible or liable for the failure of any other Bank to make any Liquidity Loan required to be made by such other Bank and it being further understood that no Bank in its capacity as a Series A Bank shall be required or permitted to make a Series B Liquidity Loan and no Bank in its capacity as a Series B Bank shall be required or permitted to make a Series A Liquidity Loan). The Liquidity Loans comprising each Borrowing shall be in an aggregate amount that is equal to (i) in the case of any Base Rate Borrowing, $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) in the case of any Eurodollar Borrowing, $1,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that, notwithstanding the foregoing numerical requirements, Finco may at any time request (A) a Base Rate Borrowing in an aggregate principal amount equal to the excess of
(x) the lesser of the Series A Facility Amount or the Series A Base Amount over (y) the sum of the Aggregate Series A Loan Amount (after giving effect to any Base Rate Borrowing of Series A Liquidity Loans) and the Aggregate Series A CP Amount then in effect, and the Series A Bank shall, subject to the satisfaction of the other terms and conditions hereunder, make available the Series A Liquidity Loans comprising such Borrowing and (B) a Base Rate Borrowing in an aggregate principal amount equal to the excess of (x) the lesser of the Series B Facility Amount or the Series B Base Amount over (y) the sum of the Aggregate Series B Loan Amount (after giving effect to any Base Rate Borrowing of Series B Liquidity Loans) and the Aggregate Series B CP Amount then in effect, and the Series B Banks shall, subject to the satisfaction of the other terms and conditions hereunder, make available the Series B Liquidity Loans comprising such Borrowing.

     (b) Finco's obligations to pay the principal of and interest on all of the Series A Liquidity Loans made by the Series A Bank shall be evidenced by a promissory note payable to the Series A Bank substantially in the form of Exhibit 2.02(b) (the "Series A Liquidity Note"), which Series A Liquidity Note shall be dated the Effective Date and be in a stated principal amount equal to the Series A Commitment. The Series A Liquidity Notes will mature on the Stated Liquidity Facility Maturity Date and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of any Series A Liquidity Note, the aggregate outstanding principal amount of the Series A Liquidity Loans made by the Series A Bank at any time shall be the aggregate principal amount owing on the Series A Liquidity Note at such time. The Series A Bank shall and is hereby authorized to record on the grid attached to its Series A Liquidity Note (or, alternatively, in its internal books and records) the date and amount of each Series A Liquidity Loan made by the Series A Bank, the interest rate and Interest Period applicable thereto and each repayment thereof; and such grid or other books and records shall, as between Finco and the Series A Bank, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by the Series A Bank to so record any Series A Liquidity Loan made by it (or any error in such recordation) or any payment thereon shall not affect the obligations of Finco under this Agreement or under the Series A Liquidity Notes and shall not adversely affect the Series A Bank's rights under this Agreement with respect to the repayment thereof.

     (c) Finco's obligations to pay the principal of and interest on all of the Series B Liquidity Loans made by each Series B Bank shall be evidenced by a promissory note payable to each such Series B Bank substantially in the form of Exhibit 2.02(b) (each, a "Series B Liquidity Note" and collectively, the "Series B Liquidity Notes"), which Series B Liquidity Note shall be dated the Effective Date and be in a stated principal amount equal to such Series B Bank's Commitment. The Series B Liquidity Notes will mature on the Stated Liquidity Facility Maturity Date and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of any Series B Liquidity Note, the aggregate outstanding principal amount of the Series B Liquidity Loans made by any Series B Bank at any time shall be the aggregate principal amount owing on such Series B Bank's Liquidity Note at such time. Each Series B Bank shall and is hereby authorized to record on the grid attached to its Series B Liquidity Note (or, alternatively, in its internal books and records) the date and amount of each Series B Liquidity Loan made by such Series B Bank, the interest rate and Interest Period applicable thereto and each repayment thereof; and such grid or other books and records shall, as between Finco and such Series B Bank, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by any Series B Bank to so record any Series B Liquidity Loan made by it (or any error in such recordation) or any payment thereon shall not affect the obligations of Finco under this Agreement or under the Series B Liquidity Notes and shall not adversely affect such Series B Bank's rights under this Agreement with respect to the repayment thereof.

     SECTION 2.03. Notice of Borrowings. Finco or (as provided in clause (b) below) the Depositary may give notice of borrowing hereunder (a "Notice of Borrowing") by telephone (promptly confirmed by telecopy) as provided below:

     (a) Whenever Finco wishes for the Banks to make Liquidity Loans, Finco shall give a Notice of Borrowing to the Facility Agent, (i) in the case of a Base Rate Borrowing, not later than 11:15 A.M., New York City time, on the Business Day of such proposed Borrowing, and (ii) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days prior to such proposed Borrowing. Each such Notice of Borrowing shall be substantially in the form attached hereto as Exhibit 2.03, shall be irrevocable and shall in each case refer to this Agreement and specify (a) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (b) the date of such Borrowing (which shall be a Business Day) and the amount thereof; (c) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; (d) whether such Borrowing is to be comprised of Series A Liquidity Loans or Series B Liquidity Loans (it being understood that a separate Notice of Borrowing must be submitted for each series of Liquidity Loans comprising a Borrowing); and
(e) whether such Borrowing is to be a Revolving Advance or a Refunding Advance. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then Finco shall be deemed to have selected an Interest Period of one month's duration. The Facility Agent shall give a Corresponding Notice (i) to the Series A Bank (unless the Series A Bank has become a Downgraded Series A Bank and a Corresponding Notice shall have been given under Section 2.03(d) on or before the date of such Borrowing) of any notice given pursuant to this clause (a) specifying a Borrowing comprised of Series A Liquidity Loans and (ii) to each Series B Bank (other than a Series B Bank which has become a Downgraded Series B Bank as to which a Corresponding Notice has been given under Section 2.03(d) on or before the date of such Borrowing) of any notice given pursuant to this clause (a) specifying a Borrowing comprised of Series B Liquidity Loans and of each such Series B Bank's Pro Rata Share of the requested Borrowing. Notwithstanding anything else in this Agreement to the contrary, until the Series A Commitment is terminated, Finco agrees to request and to borrow Revolving Advances from the Series A Bank, to the extent permitted by
Article V hereof, prior to borrowing Revolving Advances from the Series B Banks.

     (b) If Finco or the Depositary determines that, on any Business Day that Series A Commercial Paper matures, the amount required to pay in full all Series A Commercial Paper maturing on such Business Day will be more than the net amount obtained by the issuance of Series A Commercial Paper on such day plus the amount available for payment of such Series A Commercial Paper in the Series A Commercial Paper Account (the amount of such excess, the "Series A Commercial Paper Deficit"), Finco or the Depositary, as attorney-in-fact for Finco, by delivering a Notice of Borrowing to the Facility Agent for a Borrowing of Refunding Advances not later than 11:15 A.M., New York City time, on the date of a proposed Borrowing, may request a Borrowing of Refunding Advances comprised of Series A Liquidity Loans in an aggregate principal amount equal to the excess of (x) the Series A Commercial Paper Deficit over (y) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Series A Commercial Paper Deficit from amounts available therefor in any sub-account of the Collection Account and the Series A Proceeds Account that are designated for payment of the maturing Series A Commercial Paper. Such Borrowing shall be a Base Rate Borrowing, and such Notice of Borrowing shall be in the form of the applicable exhibit to the Series A Depositary Agreement. The Facility Agent shall give a Corresponding Notice to the Series A Bank (unless the Series A Bank has become a Downgraded Series A Bank and a Corresponding Notice shall be given under Section 2.03(d) on or before such Business Day) of any notice given pursuant to this clause (b). For the purposes of this clause (b), Series A Commercial Paper maturing on any day which has been paid from an advance made by the Depositary pursuant to the Depositary Agreement shall nonetheless be deemed to be unpaid.

     (c) If Finco or the Depositary determines that, on any Business Day that Series B Commercial Paper matures, the amount required to pay in full all Series B Commercial Paper maturing on such Business Day will be more than the net amount obtained by the issuance of Series B Commercial Paper on such day plus the amount available for payment of such Series B Commercial Paper in the Series B Commercial Paper Account (the amount of such excess, the "Series B Commercial Paper Deficit"), Finco or the Depositary, as attorney-in-fact for Finco, by delivering a Notice of Borrowing to the Facility Agent for a Borrowing of Refunding Advances not later than 11:15 A.M., New York City time, on the date of a proposed Borrowing, may request a Borrowing of Refunding Advances comprised of Series B Liquidity Loans in an aggregate principal amount equal to the excess of (x) the Series B Commercial Paper Deficit over (y) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Series B Commercial Paper Deficit from amounts available therefor in any sub-account of the Collection Account and the Series B Proceeds Account that are designated for payment of the maturing Series B Commercial Paper. Such Borrowing shall be a Base Rate Borrowing, and such Notice of Borrowing shall be in the form of the applicable exhibit to the Series B Depositary Agreement. The Facility Agent shall give a Corresponding Notice to each Series B Bank (other than a Series B Bank which has become a Downgraded Series B Bank as to which a Corresponding Notice has been given under subsection 2.03(d) on or before such Business Day) of any notice given pursuant to this clause (c) and of each such Series B Bank's portion of the requested Borrowing. For the purposes of this clause (c), Series B Commercial Paper maturing on any day which has been paid from an advance made by the Depositary pursuant to the Depositary Agreement shall nonetheless be deemed to be unpaid.

     (d) If, on the 30th Business Day after a Bank becomes a Downgraded Bank, such Bank remains a Downgraded Bank and has not been replaced in accordance with Section 2.09, Finco shall give a Notice of Borrowing to the Facility Agent, (i) in the case of a Base Rate Borrowing, not later than 11:15 A.M., New York City time, on the Business Day prior to such proposed Borrowing, and
(ii) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days prior to such proposed Borrowing. Each such Notice of Borrowing shall be substantially in the form attached hereto as Exhibit 2.03, shall be irrevocable and shall in each case refer to this Agreement and specify (a) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (b) the date of such Borrowing (which shall be a Business Day); (c) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; and (d) whether such Borrowing is to be comprised of a Series A Liquidity Loan if the Series A Bank becomes a Downgraded Series A Bank, or a Series B Liquidity Loan, if a Series B Bank becomes a Downgraded Series B Bank (it being understood that a separate Notice of Borrowing must be submitted for each series of Liquidity Loans comprising a Borrowing). The amount of any such Borrowing shall be the amount by which the Commitment of such Bank exceeds the outstanding principal balance of such Bank's Loans on the date such Loan is made. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then Finco shall be deemed to have selected an Interest Period of one month's duration. The Facility Agent shall give a Corresponding Notice to the Bank which has become a Downgraded Bank of any notice given pursuant to this clause (d) and the amount of the requested Borrowing.

     SECTION 2.04. Disbursement of Funds. (a) After receiving a Corresponding Notice from the Facility Agent of any Notice of Borrowing given pursuant to Section 2.03(a), (A) the Series A Bank (unless the Series A Bank has become a Downgraded Series A Bank and a Corresponding Notice has been given under Section 2.03(d) on or before such date of the proposed Borrowing to which such Notice of Borrowing relates) shall make a Series A Liquidity Loan in the amount of the related Series A Borrowing on the proposed date thereof by wire transfer of immediately available funds to the Facility Agent at its address referred to in Section
12.05 for credit to the Facility Agent's Series A Transfer Account not later than 2:00 p.m. New York City time, and the Facility Agent shall, by 3:00 p.m., New York City time, make available to Finco by wire transfer of immediately available funds to the Series A Proceeds Account the amount of the Borrowing funded by the Series A Bank on such date and (B) each Series B Bank (other than a Series B Bank which has become a Downgraded Series B Bank as to which a Corresponding Notice has been given under Section 2.03(d) on or before such date of the proposed Borrowing to which such Notice of Borrowing relates) shall make a Series B Liquidity Loan in the amount of its pro rata portion of the related Series B Borrowing, ratably according to its Pro Rata Share, on the proposed date thereof by wire transfer of immediately available funds to the Facility Agent at its address referred to in Section 12.05 for credit to the Facility Agent's Series B Transfer Account not later than 2:00 p.m. New York City time, and the Facility Agent shall, by 3:00 p.m., New York City time, make available to Finco by wire transfer of immediately available funds to the Series B Proceeds Account the aggregate amount of the Borrowing funded by the Series B Banks on such date to which such corresponding notice relates.

     (b) After receiving a Corresponding Notice from the Facility Agent of any Notice of Borrowing given pursuant to
Section 2.03(b), the Series A Bank (unless the Series A Bank has become a Downgraded Series A Bank and has made a Series A Liquidity Loan in the amount required by Section 2.04(d) on or before the date of the proposed Borrowing to which such Notice of Borrowing relates) shall make a Series A Liquidity Loan in the amount of the related Series A Borrowing, on the proposed date thereof by wire transfer of immediately available funds to the Facility Agent at its address referred to in Section 12.05 for credit to the Facility Agent's Series A Transfer Account not later than 3:00 p.m. New York City time, and the Facility Agent shall, by 3:30 p.m., New York City time, make available to the Depositary (for deposit in the Series A Commercial Paper Account) by wire transfer of immediately available funds the aggregate amount of the Borrowing funded by the Series A Bank on such date.

     (c) After receiving a Corresponding Notice from the Facility Agent of any Notice of Borrowing given pursuant to
Section 2.03(c), each Series B Bank (other than a Downgraded Series B Bank which has made a Liquidity Loan in the amount required by Section 2.04(e) on or before the date of the proposed Borrowing to which such Notice of Borrowing relates) shall make a Series B Liquidity Loan in the amount of its pro rata portion of the related Borrowing, ratably according to its Pro Rata Share, on the proposed date thereof by wire transfer of immediately available funds to the Facility Agent at its address referred to in Section 12.05 for credit to the Facility Agent's Series B Transfer Account not later than 3:00 p.m. New York City time, and the Facility Agent shall, by 3:30 p.m., New York City time, make available to the Depositary (for deposit in the Series B Commercial Paper Account) by wire transfer of immediately available funds the aggregate amount of the Borrowing funded by the Series B Banks on such date.

     (d) After receiving a Corresponding Notice from the Facility Agent of any Notice of Borrowing given pursuant to
Section 2.03(d), the Downgraded Series A Bank shall make a Series A Liquidity Loan in the amount by which the Series A Commitment exceeds the outstanding principal balance of such Bank's Series A Liquidity Loans on the date such Series A Liquidity Loan is made, on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent at its address referred to in Section 12.05 not later than 2:00 p.m. New York City time, for deposit in the Downgraded Series A Bank Sub-account as soon as practicable but in no event later than the close of business on such date. The initial Series A Liquidity Loan made by the Downgraded Series A Bank to fund the Downgraded Series A Bank Sub-account shall be deemed a Refunding Advance. Upon any repayment of such first Refunding Advance and without giving effect to Section 5.03 hereof, the Downgraded Series A Bank shall be deemed to have made another Refunding Advance to repay such first Refunding Advance; provided that all payments to the Downgraded Series A Bank with respect to outstanding Series A Liquidity Loans (other than payments made in connection with a Series A Commitment reduction) shall be made by crediting the Downgraded Series A Bank Sub-account. The Downgraded Series A Bank shall be deemed to have continued making Refunding Advances to refinance the original principal amount of the first Refunding Advance made under this clause (d) until the earliest to occur of the following events (if any):

          (i) the Series A Commitment is reduced and such Refunding Advances are repaid to the extent of such reduction,

          (ii) the Series A Commitment and the Series A Liquidity Loans of the Downgraded Series A Bank are assigned to an Eligible Assignee (other than pursuant to Section 2.09), in which case the amount credited to the Downgraded Series A Bank Sub-account which represents the proceeds of Refunding Advances made by the Downgraded Series A Bank in accordance with this Section 2.04(d), shall be withdrawn from the Downgraded Series A Bank Sub-account and be paid to such Eligible Assignee as a prepayment of the Liquidity Loans purchased by such Eligible Assignee from the Downgraded Series A Bank,

          (iii) the Series A Commitment and the Series A Liquidity Loans of the Downgraded Series A Bank are assigned to an Eligible Assignee pursuant to Section 2.09, in which case the amount credited to the Downgraded Series A Bank Sub-account which represents the proceeds of Refunding Advances made by the Downgraded Series A Bank in accordance with this Section 2.04(d), shall be applied in accordance with Section 2.09, or

          (iv) the Collateral Agent is notified that the Series A Bank has ceased to be a Downgraded Series A Bank, in which case the amount credited to the Downgraded Series A Bank Sub-account which represents the proceeds of Refunding Advances made by the Downgraded Series A Bank in accordance with this Section 2.04(d), shall be withdrawn from the Downgraded Series A Bank Sub-account and be paid to the Series A Bank as a prepayment of its outstanding Liquidity Loans.

     (e) After receiving a Corresponding Notice from the Facility Agent of any Notice of Borrowing given pursuant to
Section 2.03(d), each Downgraded Series B Bank shall make a Series B Liquidity Loan in the amount by which the Series B Commitment of such Series B Bank exceeds the outstanding principal balance of such Series B Bank's Liquidity Loans on the date such Series B Liquidity Loan is made, on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent at its address referred to in Section 12.05 not later than 2:00 p.m. New York City time, for deposit in the Downgraded Series B Bank Sub-account as soon as practicable, but in no event later than the close of business on such date. The initial Series B Liquidity Loan made by any Downgraded Series B Bank to fund the Downgraded Series B Bank Sub-account shall be deemed a Refunding Advance. Upon any repayment of such first Refunding Advance, and without giving effect to Section 5.03 hereof, such Downgraded Series B Bank shall be deemed to have made another Refunding Advance to repay such first Refunding Advance; provided that all payments to such Downgraded Series B Bank with respect to outstanding Series B Liquidity Loans (other than payments made in connection with a Series B Commitment reduction) shall be made by crediting the Downgraded Series B Bank Sub-account. Such Downgraded Series B Bank shall be deemed to have continued to make Refunding Advances to refinance the original principal amount of the first Refunding Advance made under this clause (e) until the earliest to occur of the following events (if any):

           (i) the Series B Commitment of such Downgraded Series
     B Bank has been reduced and such Refunding Advances are repaid to the extent of such reduction,

          (ii) the Series B Commitment and the Series B Liquidity Loans of such Downgraded Series B Bank are assigned to an Eligible Assignee (other than pursuant to Section 2.09), in which case the amount credited to the Downgraded Series B Bank Sub-account which represents the proceeds of Refunding Advances made by such Downgraded Bank in accordance with this Section 2.04(e), shall be withdrawn from the Downgraded Series B Bank Sub-account and be paid to such Eligible Assignee as a prepayment of the Liquidity Loans purchased by such Eligible Assignee from such Downgraded Series B Bank,

          (iii) the Series B Commitment and the Series B Liquidity Loans of such Downgraded Series B Bank are assigned to an Eligible Assignee pursuant to Section 2.09, in which case the amount credited to the Downgraded Series B Bank Sub-account which represents the proceeds of Refunding Advances made by such Downgraded Series B Bank in accordance with this Section 2.04(e), shall be applied in accordance with Section 2.09, or

          (iv) the Collateral Agent is notified that such Series B Bank has ceased to be a Downgraded Series B Bank, in which case the amount credited to the Downgraded Series B Bank Sub-account which represents the proceeds of Refunding Advances made by such Downgraded Series B Bank in accordance with this Section 2.04(e), shall be withdrawn from the Downgraded Series B Bank Sub-account and be paid to such Series B Bank as a prepayment of its outstanding Liquidity Loans.

     (f) Unless the Facility Agent shall have received notice from a Bank prior to the time at which such Bank is required to make funds available to the Facility Agent pursuant to clause (a), (b), (c), (d) or (e) above that such Bank will not make such funds available to the Facility Agent, the Facility Agent may (but shall not be required to) assume that such Bank has made such funds available to the Facility Agent on the date of such Borrowing in accordance with this Section 2.04, and the Facility Agent may (but shall not be required to) make available to Finco or the Depositary, as the case may be, on such date, a corresponding amount in reliance upon such assumption. If, and to the extent that, (x) any Bank shall not have made its portion of a Borrowing available to the Facility Agent and (y) the Facility Agent has made available a corresponding amount to Finco, such Bank and Finco each severally agrees to repay to the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Finco until the date such amount is repaid to the Facility Agent at (i) the rate at which interest accrues on the Liquidity Loans comprising such Borrowing, in the case of Finco, and (ii) (1) the Federal Funds Rate for such date and the next succeeding Business Day, and (2) the Federal Funds Rate plus two percent (2%) for each day thereafter, in the case of such Bank. If such Bank shall repay to the Facility Agent such corresponding amount, such amount shall constitute such Bank's Liquidity Loan as part of such Borrowing for purposes of this Agreement. Nothing contained in this paragraph shall be construed to relieve any Bank from its obligations hereunder to make Liquidity Loans to Finco and to make available to the Facility Agent its ratable portion of each Borrowing.

     SECTION 2.05.  Conversion and Continuation of Borrowings.
(a) Subject to the terms and conditions set forth in this Section 2.05, Finco shall have the option: (i) on any day, to convert all or part of a Base Rate Borrowing comprised of Series A Liquidity Loans or Series B Liquidity Loans to a Eurodollar Borrowing comprised of Series A Liquidity Loans or Series B Liquidity Loans, respectively, and (ii) on the last day of any Interest Period of a Eurodollar Borrowing comprised of Series A Liquidity Loans or Series B Liquidity Loans, to convert all or any part of the Eurodollar Loans comprising such Borrowing to Base Rate Loans comprised of Series A Liquidity Loans or Series B Liquidity Loans, respectively, and/or to continue all or any remaining part of such Eurodollar Loans as a new Eurodollar Borrowing comprised of Series A Liquidity Loans or Series B Liquidity Loans, respectively, the Interest Period for which shall commence on the last day of such prior Interest Period; provided, however, that:

          (1)  each conversion or continuation of a Series B
     Liquidity Loan shall be made ratably among the Series B
     Banks in accordance with their respective Pro Rata Shares;

          (2) if less than all the outstanding amount of any Borrowing shall be converted or continued, the aggregate amount of such Borrowing converted or continued shall be in an integral multiple of $100,000 and shall not be less than $1,000,000;

          (3) no outstanding Eurodollar Borrowing may be continued as a Eurodollar Borrowing, and no outstanding Base
     Rate Borrowing may be converted into a Eurodollar Borrowing, at any time that a Liquidation Event or an Unmatured
     Liquidation Event has occurred and is continuing; and

          (4)  there shall not be more than 5 separate Eurodollar
     Borrowings comprised of Series A Liquidity Loans and not be more than 5 separate Eurodollar Borrowings comprised of Series B Liquidity Loans outstanding at any one time.

     (b) Whenever Finco wishes to convert and/or continue a Borrowing under this Section 2.05, Finco shall give the Facility Agent telephone notice (promptly confirmed in writing including by telecopy), (i) in the case of a conversion to a Base Rate Borrowing, not later than 12:00 noon, New York City time, one Business Day prior to the proposed Conversion/Continuation Date, and (ii) in the case of a conversion to or continuation of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before such proposed Conversion/Continuation Date. Each such notice (each, a "Notice of Conversion/Continuation") shall be substantially in the form of Exhibit 2.05(b), shall be irrevocable and shall refer to this Agreement and specify (1) the identity and amount of the Borrowing that Finco requests be converted or continued, (2) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a Base Rate Borrowing, (3) the proposed Conversion/Continuation Date (which shall be a Business Day), (4) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto and (5) whether such Borrowing represents Series A Liquidity Loans or Series B Liquidity Loans. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, Finco shall be deemed to have selected an Interest Period of one month's duration. If Finco shall not have delivered a timely Notice of Conversion/Continuation in accordance with this Section 2.05 with respect to any Borrowing, such Borrowing shall, on the last day of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into or continued as a Base Rate Borrowing. The Facility Agent shall give a Corresponding Notice to the Series A Bank of any notice given pursuant to this Section 2.05 relating to a Borrowing which represents Series A Liquidity Loans. The Facility Agent shall give a Corresponding Notice to each Series B Bank of any notice given pursuant to this Section 2.05 relating to a Borrowing which represents Series B Liquidity Loans and of such Series B Bank's portion of any such converted or continued Borrowing.

     SECTION 2.06.  Termination, Reduction and Renewal of
Commitments. (a) The Commitments shall be automatically and permanently terminated on the Commitment Termination Date (prompt notice of which shall be given by Finco to each Rating Agency).

     (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Facility Agent (promptly confirmed by telephone), Finco may at any time terminate in whole or reduce in part the Commitments, which reduction shall cause a corresponding irrevocable reduction in the Facility Amount; provided, however, that (i) each such partial reduction of the Commitments shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, (ii) no such partial reduction shall be made which would reduce the Facility Amount to an amount less than the amount equal to (a) the Aggregate Loan Amount plus
(b) the aggregate outstanding amount of the Commercial Paper at such time minus (c) the aggregate amount on deposit and credited to the Downgraded Series A Bank Sub-account and the Downgraded Series B Bank Sub-account, (iii) no such reduction of the Series A Commitment shall reduce the Series A Commitment to an amount less than the aggregate outstanding face amount of the Series A Commercial Paper, (iv) no such reduction of the Series B Commitment shall reduce the Series B Commitment to an amount less than the aggregate outstanding face amount of the Series B Commercial Paper, and (v) no such reduction shall become effective unless the Rating Agency Condition shall have been satisfied. Each reduction in the Commitments pursuant to this
Section 2.06 shall be made ratably between the Series A Commitments and the Series B Commitments and among the Series B Banks, in accordance with the ratio which each Bank's Commitment bears to the Facility Amount. The Facility Agent shall give a Corresponding Notice to each Bank of any notice given, and advise each Rating Agency and the Dealers of any notice given, pursuant to this Section 2.06(b).

     (c) No more than ninety days and no less than sixty days prior to the second anniversary of the Effective Date, and (if and when applicable) no more than ninety days and no less than sixty days prior to any successive anniversary of the Effective Date, Finco may notify the Facility Agent and the Banks (including any Bank which is then a Dissenting Bank) in writing of its request (each such request, an "Extension Request") to extend the then effective Scheduled Liquidation Commencement Date by one additional year, and each Bank shall notify Finco and the Facility Agent in writing whether it agrees to such extension not later than thirty days after such Bank's receipt of such Extension Request. If Finco desires to extend the then effective Scheduled Term Loan Payout Commencement Date, it shall deliver the Extension Request pursuant to the Term Loan Agreement concurrently with the delivery of any Extension Request hereunder.

          If, so long as no Liquidation Event has occurred and is continuing at the time the Extension Request is distributed by Finco, (i) the Majority Banks give timely written notice of their agreement to extend the Scheduled Liquidation Commencement Date, notwithstanding whether the Term Bank has agreed to extend the Scheduled Term Loan Payout Commencement Date, and (ii) the aggregate Commitments of the Banks (including Banks which were Dissenting Banks in respect of a prior Extension Request) agreeing to such extension is not less than 50% of the aggregate Commitments in effect on the Effective Date, then the Scheduled Liquidation Commencement Date shall be so extended (and Finco shall give concurrent notice thereof to each Rating Agency); provided, however, that (1) the failure of any Bank to respond timely to an Extension Request shall be deemed to constitute such Bank's denial of such Extension Request; and (2) no Bank which has denied or is deemed to have denied its consent to an Extension Request (each such Bank, a "Dissenting Bank") shall be bound by the Majority Banks' approval of such Extension Request, and the Series A Commitment or the Series B Commitment, as the case may be, of each Dissenting Bank shall expire on the Scheduled Liquidation Commencement Date which was applicable hereunder at the time of such Bank's receipt of the Extension Request. If a Bank which is a Dissenting Bank at the time of an Extension Request agrees to extend the Scheduled Liquidation Commencement Date in the manner set forth in such Extension Request then, upon the satisfaction of the conditions contained in clauses (i) and (ii) of the preceding sentence, (a) the Series A Commitment or the Series B Commitment, as the case may be, of such Dissenting Bank shall be extended and shall expire on such extended Scheduled Liquidation Commencement Date (rather than on the Scheduled Liquidation Commencement Date which was applicable hereunder at the time of such Dissenting Bank's receipt of the prior Extension Request in respect of which such Bank dissented), and (b) such Dissenting Bank shall cease to be a Dissenting Bank for all purposes of this Agreement.

          If (i) a Liquidation Event has occurred and is continuing at the time the Extension Request is distributed by Finco and (ii) the Term Bank does not assent to extension of the Scheduled Term Loan Payout Commencement Date pursuant to Section
2.06 of the Term Loan Agreement, then Finco shall notify each Bank thereof in writing (such notice, an "Extension Affirmation Request") and request whether each Bank which has given timely written notice of its agreement to extend the then effective Scheduled Liquidation Commencement Date hereunder continues to agree to such extension. If, after receipt of the Extension Affirmation Request, (i) the Majority Banks give timely written notice of their agreement to continue to extend the Scheduled Liquidation Commencement Date, notwithstanding that the Term Bank has not agreed to extend the Scheduled Term Loan Payout Commencement Date, and (ii) the aggregate Commitments of the Banks agreeing to such extension is not less than 50% of the aggregate Commitments in effect on the Effective Date, then the Scheduled Liquidation Commencement Date shall be so extended (and Finco shall give concurrent notice thereof to each Rating Agency); provided, however, that (1) the failure of any Bank to respond timely to an Extension Affirmation Request shall be deemed to constitute such Bank's denial of such Extension Affirmation Request (whether or not such Bank responded to the related Extension Request); and (2) no Bank which has denied or is deemed to have denied its consent to an Extension Affirmation Request (such Bank being referred to as a Dissenting Bank) shall be bound by the Majority Banks' approval of such Extension Affirmation Request, and the Series A Commitment or the Series B Commitment, as the case may be, of each Dissenting Bank shall expire on the Scheduled Liquidation Commencement Date which was applicable hereunder at the time of such Bank's receipt of the related Extension Affirmation Request.

          If (i) a Liquidation Event has occurred and is continuing at the time the Extension Request is distributed by Finco, (ii) the Term Bank has, notwithstanding such Liquidation Event, assented to extension of the Scheduled Term Loan Payout Commencement Date pursuant to Section 2.06 of the Term Loan Agreement, (iii) the Majority Banks give timely written notice of their agreement, notwithstanding such Liquidation Event, to extend the Scheduled Liquidation Commencement Date, and (iv) the aggregate Commitments of the Banks agreeing to such extension is not less than 50% of the aggregate Commitments in effect on the Effective Date, then the Scheduled Term Loan Payout Commencement Date and the Scheduled Liquidation Commencement Date shall be so extended (and Finco shall give concurrent notice thereof to each Rating Agency); provided, however, that (1) the failure of any Bank to respond to an Extension Request shall be deemed to constitute such Bank's denial of such Extension Request; and (2) no Dissenting Bank shall be bound by the Majority Banks' approval of such Extension Request, and the Series A Commitment or the Series B Commitment, as the case may be, of each Dissenting Bank shall expire on the Scheduled Liquidation Commencement Date which was applicable hereunder at the time of such Bank's receipt of the Extension Request.

     (d) Finco shall have the right, at any time, to replace a Dissenting Bank in accordance with the provisions of this Section 2.06(d) and Section 2.09 (and Finco shall give concurrent notice thereof to each Rating Agency). In the event that the entire Series A Commitment or the Series B Commitment, as the case may be, of any Dissenting Bank is not so purchased prior to such expiration, then as of the date of such expiration, but only if and so long as the Liquidation Period has not commenced in accordance with the terms of this Agreement, (i) the Series A Facility Amount or the Series B Facility Amount, as the case may be, the Facility Amount, and the aggregate amount of the Series A Commitments or the Series B Commitments, as the case may be, shall be reduced by the aggregate amount of the expiring Series A Commitments or the Series B Commitments, as the case may be, of all such Dissenting Banks not so replaced, (ii) with respect to Series B Banks, each remaining Series B Bank's Pro Rata Share shall be adjusted accordingly, (iii) Finco shall direct that all Available Cash available under Section 9.07(g) permitted to be applied thereto, shall be paid on such day and each Business Day thereafter to each such Dissenting Bank which is a Series A Bank until its then outstanding Series A Liquidity Loans, all accrued interest thereon and all amounts due and owing to each such Dissenting Bank hereunder or under any other Facility Document have been paid in full, and (iv) Finco shall direct that all Available Cash available under Section 9.07(g) permitted to be applied thereto, shall be paid on such day and each Business Day thereafter to each such Dissenting Bank which is a Series B Bank (pro rata in accordance with the amount of each such Dissenting Bank's Commitment) until all of its then outstanding Series B Liquidity Loans, all accrued interest thereon and all amounts due and owing to each such Dissenting Bank hereunder or under any other Facility Document have been paid in full. Upon the replacement of a Dissenting Bank, or upon the expiration of such Dissenting Bank's Commitment and payment in full of the amounts described above, such Dissenting Bank shall cease to be a party hereto (subject to any rights of indemnification and payment that survive termination of this Agreement). In the event that the Liquidation Period commences prior to payment in full of the amounts described above to any Dissenting Bank which is a Series A Bank, then all Available Cash available therefor and other funds of Finco shall thereafter be paid in accordance with the terms of Section 9.08. In the event that the Liquidation Period commences prior to payment in full of the amounts described above to any Dissenting Bank which is a Series B Bank, then (x) such Dissenting Bank shall be deemed to have a Pro Rata Share of the aggregate amount of outstanding Series B Liquidity Loans owing to such Dissenting Bank, (y) the Pro Rata Shares of all of the other Series B Banks shall be adjusted accordingly, and (z) all Available Cash available therefor and other funds of Finco shall thereafter be paid in accordance with the terms of Section 9.08.

     SECTION 2.07.  Mandatory and Voluntary Prepayments and
Mandatory Reductions in Aggregate Net Outstandings.

     (a) Any amount credited to the Series A Equalization Sub-account pursuant to Section 9.07(e) shall be applied, in accordance with Section 2.07(b) below, and shall be held in the Series A Proceeds Account pending such application.

     (b) Amounts deposited in the Series A Proceeds Account and credited to the Series A Equalization Sub-account shall, prior to the commencement of the Liquidation Period, be applied in the following order of priority:

          (i) debit the Series A Equalization Sub-account and credit the General Series A Sub-account, the amount equal to the Series A Equalization Surplus;

          (ii) if the Series A Bank has not become a Downgraded
     Series A Bank, to repay any then outstanding Series A
     Liquidity Loans which are Base Rate Loans;

          (iii) if the Series A Bank has not become a Downgraded Series A Bank, to repay any then outstanding Series A Liquidity Loans which are Eurodollar Loans; provided that, at Finco's election, any payment to be made pursuant to this subclause (iii) with respect to a Eurodollar Loan may be deferred until the last day of the then current Interest Period for such Eurodollar Loan (or such earlier date as Finco shall select), and the amount of such payment will be retained (subject to the further provisions of this Section 2.07(b)) in the Series A Proceeds Account and credited to the Series A Equalization Sub-account during such period of deferral;

          (iv) to repay maturing Series A Commercial Paper;

          (v) if the Series A Bank has become a Downgraded Series A Bank, at Finco's option Finco may repay any then outstanding Series A Liquidity Loans which are Base Rate Loans; provided, however, that to the extent such repayment does not concurrently reduce the Series A Commitment, such repayment shall be made by debiting the Series A Equalization Sub-account and crediting the Downgraded Series A Bank Sub-account (provided, however, that such amount shall not exceed the amount by which the outstanding Series A Liquidity Loans exceeds the amount credited to the Downgraded Series A Bank Sub-account);

          (vi) if the Series A Bank has become a Downgraded Series A Bank, at Finco's option Finco may repay any then outstanding Series A Liquidity Loans which are Eurodollar Loans; provided, however, that to the extent such repayment does not concurrently reduce the Series A Commitment, such repayment shall be made by debiting the Series A Equalization Sub-account and crediting the Downgraded Series A Bank Sub-account (provided, however, that such amount shall not exceed the amount by which the outstanding Series A Liquidity Loans exceeds the amount credited to the Downgraded Series A Bank Sub-account); provided, further, that, at Finco's election, any payment to be made pursuant to this subclause (vi) with respect to a Eurodollar Loan may be deferred until the last day of the then current Interest Period for such Eurodollar Loan (or such earlier date as Finco shall select), and the amount of such payment will be retained (subject to the further provisions of this Section 2.07(b)) in the Series A Proceeds Account and credited to the Series A Equalization Sub-account during such period of deferral; and

          (vii) at Finco's option, to prepay the Term Loan (in whole or in part) pursuant to the terms of the Term Loan Agreement; provided that after giving effect to such prepayment there would not be a Base Amount Shortfall; and provided, further, however, that no payment shall be made pursuant to this clause (vii) if a Liquidation Event or an Unmatured Liquidation Event exists and is then continuing;

and provided further that, if a Trigger Event shall have occurred, the aggregate amount of Series A Liquidity Loan repayments pursuant to subclauses (ii), (iii), (v) and (vi) from funds transferred from the General Collection Sub-account and the General Series A Sub-account to the Series A Equalization Sub-account above shall not exceed the Series A Trigger Percentage of such amount, and the remainder of such amount shall be applied as provided in subclause (iv) above until no maturing Series A Commercial Paper remains outstanding and then as provided in clauses (ii), (iii), (v) and (vi).

          On the commencement of the Liquidation Period, the amount in the Series A Proceeds Account credited to the Series A Equalization Sub-account shall be debited from the Series A Equalization Sub-account, credited to the General Series A Sub-account, and applied in accordance with Section 9.08.

          (c) Any amount transferred and credited to the Series B Equalization Sub-account pursuant to Section 9.07(f) shall be applied, in accordance with Section 2.07(d) below, and shall be held in the Series B Proceeds Account pending such application.

          (d) Amounts deposited in the Series B Proceeds Account and credited to the Series B Equalization Sub-account prior to the commencement of the Liquidation Period shall be applied in the following order of priority:

          (i) debit the Series B Equalization Sub-account and credit the General Series B Sub-account, the amount equal to the Series B Equalization Surplus;

          (ii) to repay any then outstanding Series B Liquidity
     Loans (other than Series B Liquidity Loans made by a
     Downgraded Series B Bank) which are Base Rate Loans;

          (iii) to repay any then outstanding Series B Liquidity Loans (other than Series B Liquidity Loans made by a Downgraded Series B Bank) which are Eurodollar Loans; provided that, at Finco's election, any payment to be made pursuant to this subclause (iii) with respect to a Eurodollar Loan may be deferred until the last day of the then current Interest Period for such Eurodollar Loan (or such earlier date as Finco shall select), and the amount of such payment will be retained (subject to the further provisions of this Section 2.07(d)) in the Series B Proceeds Account and credited to the Series B Equalization Sub-account during such period of deferral;

          (iv) to repay maturing Series B Commercial Paper;

          (v) at Finco's option, Finco may repay any then outstanding Series B Liquidity Loans made by a Downgraded Series B Bank which are Base Rate Loans; provided, however, that to the extent such repayment does not concurrently reduce such Downgraded Series B Bank's Series B Commitment, such repayment shall be made by debiting the Series B Equalization Sub-account and crediting the Downgraded Series B Bank Sub-account (provided, however, that such amount shall not exceed the amount by which the outstanding Series B Liquidity Loans exceeds the amount credited to the Downgraded Series B Bank Sub-account);

          (vi) at Finco's option, Finco may repay any then outstanding Series B Liquidity Loans made by a Downgraded Series B Bank which are Eurodollar Loans; provided, however, that to the extent such repayment does not concurrently reduce such Downgraded Series B Bank's Series B Commitment, such repayment shall be made by debiting the Series B Equalization Sub-account and crediting the Downgraded Series B Bank Sub-account (provided, however, that such amount shall not exceed the amount by which the outstanding Series B Liquidity Loans exceeds the amount credited to the Downgraded Series B Bank Sub-account); provided, further, that, at Finco's election, any payment to be made pursuant to this subclause (vi) with respect to a Eurodollar Loan may be deferred until the last day of the then current Interest Period for such Eurodollar Loan (or such earlier date as Finco shall select), and the amount of such payment will be retained (subject to the further provisions of this Section 2.07(d)) in the Series B Proceeds Account and credited to the Series B Equalization Sub-account during such period of deferral; and

          (vii) at Finco's option, to prepay the Term Loan (in whole or in part) pursuant to the terms of the Term Loan Agreement; provided that after giving effect to such prepayment there would not be a Base Amount Shortfall; and provided, further, however, that no payment shall be made pursuant to this clause (vii) if a Liquidation Event or an Unmatured Liquidation Event exists and is then continuing;

and provided further that, if a Trigger Event shall have occurred, the aggregate amount of Series B Liquidity Loan repayments pursuant to subclauses (ii), (iii), (v) and (vi) from funds transferred from the General Collection Sub-account and the General Series B Sub-account to the Series B Equalization Sub-account above shall not exceed the Series B Trigger Percentage of such amount, and the remainder of such amount shall be applied as provided in subclause (iv) above until no maturing Series B Commercial Paper remains outstanding and then as provided in clauses (ii), (iii), (v) and (vi).

          On the commencement of the Liquidation Period, the amount in the Series B Proceeds Account credited to the Series B Equalization Sub-account shall be debited from the Series B Equalization Sub-account, credited to the General Series B Sub-account, and applied in accordance with Section 9.08.

     SECTION 2.08. Additional Banks; Increase in Facility Amount. From time to time, Finco shall have the right, subject to the terms set forth herein, to request in writing an increase in the Series A Facility Amount or the Series B Facility Amount as follows:

          (i) Finco shall first request that the Series A Bank or the Series B Banks, as the case may be, in their sole discretion, increase their Commitments in an aggregate amount up to the amount of the requested increase in the Series A Facility Amount or the Series B Facility Amount, as the case may be. Any such request with respect to the Series B Facility Amount shall be made to all the Series B Banks. Failure of the Series A Bank or any Series B Bank, as the case may be, to respond to any such request within 30 days shall be deemed to be a refusal to increase such Bank's Commitment. In the event that more than one Series B Bank so agrees to increase its Commitment and the aggregate thereof exceeds the amount of the increase in the Series B Facility Amount requested under this clause (i), each such Series B Bank shall receive an additional Commitment equal to (a) the amount of such Bank's agreed increase in its Commitment, minus (b) a ratable share in the excess of the increases agreed to by all Series B Banks over the amount of the increase in the Series B Facility Amount requested by Finco (based upon the amounts of such Banks' existing Commitments), provided that each such increase shall be rounded up or down to an integral multiple of $1,000,000 and may not exceed the amount of the increase agreed to by the applicable Bank.

          (ii) To the extent that a Series B Bank has not agreed to increase its Commitment by the remaining amount of the requested increase in the Series B Facility Amount within 30 days of the written request of Finco, Finco shall have the right to select one or more additional financial institutions to become a party hereto as a Series B Bank with a Commitment equal to any remaining requested increase in the Series B Facility Amount, which Bank is reasonably acceptable to the Facility Agent and is an Eligible Assignee.

Any such increase in the Series A Facility Amount or the Series B Facility Amount shall, however, be subject to the prior satisfaction of the Rating Agency Condition. Upon satisfaction of the Rating Agency Condition, the Facility Agent shall promptly notify the Banks and the Collateral Agent of the increase in the Series A Facility Amount or the Series B Facility Amount and Finco, the Agents, the original Banks and the additional Banks shall enter into an amendment to this Agreement and the other applicable Facility Documents which shall effectuate such increase and, if applicable, incorporate each such additional Bank as a Series B Bank for all purposes of the Facility Documents. Immediately upon the effectiveness of such amendment,
(a) the Series A Facility Amount or the Series B Facility Amount, as the case may be, shall be increased by the amount of the requested increase (which increase shall be in a minimum amount of $25,000,000 in the case of the Series B Facility Amount and $25,000,000 in the case of the Series A Facility Amount and in an integral multiple of $5,000,000 in the case of the Series B Facility Amount and $5,000,000 in the case of the Series A Facility Amount); (b) the respective Pro Rata Shares of the Series B Banks, as the case may be, (including the additional Banks, if applicable) shall be recalculated accordingly; and
(c) each additional Series B Bank or any Series B Bank increasing its Series B Commitment shall purchase, by wire transfer of immediately available funds to the other Series B Banks, as the case may be, its Pro Rata Share of all outstanding Series B Liquidity Loans of such series made by the other Banks in an amount necessary so that the Liquidity Loans of all Series B Banks (including, if applicable, any additional Bank) shall be outstanding according to their respective Pro Rata Shares as the same have been recalculated pursuant to the preceding provisions of this Section 2.08.

     SECTION 2.09. Replacement of Certain Banks. In the event that any Bank has (i) denied its consent to an Extension Request pursuant to Section 2.06 hereof, which has been consented to by the Majority Banks, (ii) requested compensation from Finco pursuant to Section 4.04 or Section 4.08 hereof to recover additional costs or Taxes incurred by such Bank which are not being incurred generally by the other Banks, (iii) delivered a notice pursuant to Section 4.05 hereof claiming that such Bank is unable to make Eurodollar Loans for reasons not generally applicable to the other Banks, (iv) become unable to honor its Commitment hereunder because the funding of such Commitment has become unlawful, (v) in the case of the Series A Bank, failed to fund any Series A Liquidity Loan, (vi) in the case of a Series B Bank, failed to fund its Pro Rata Share of any Series B Liquidity Loan, or (vii) become a Downgraded Bank (whereupon such Downgraded Bank shall immediately notify Finco and the Facility Agent of such fact), then, in any such case, Finco may make written demand on such Bank (each such Bank, a "Departing Bank") (with a copy to the Facility Agent) for such Departing Bank to assign all of its Liquidity Loans and all of its other rights and obligations under this Agreement as follows:

          (i) In the case of a Departing Series B Bank, Finco shall first request that the Series B Banks, in their sole discretion, purchase the remaining Series B Commitment, or any portion thereof, of such Departing Bank. Failure of any Series B Bank to respond to such a request shall be deemed to be a refusal of such request. In the event that more than one Series B Bank so agrees to purchase all or a portion of the Series B Commitment of the Departing Bank and the aggregate amount agreed to be purchased under this clause (i) exceeds the Series B Commitment of such Departing Bank, each such Series B Bank shall purchase a portion of such Departing Bank's Series B Commitment equal to (a) the amount of such Series B Bank's agreed purchase, minus (b) a ratable share in the excess of the purchases agreed to by all Series B Banks over the amount of the Departing Bank's Series B Commitment (based upon the amounts of such Series B Banks' existing Series B Commitments), provided that each such purchase shall be rounded up or down to an integral multiple of $1,000,000 and may not exceed the amount of the purchase agreed to by the applicable Series B Bank. To the extent that the Series B Banks have not agreed to purchase all of the Series B Commitment, if any, of a Departing Series B Bank within thirty (30) Business Days of a written request from Finco pursuant to subclause (i) above, Finco shall have the right, at any time,

               (A) to select an Eligible Assignee reasonably acceptable to the Facility Agent to purchase any remaining Series B Commitment, or any portion thereof, of such Departing Bank and thereby become designated a Series B Bank (each such new financial institution, a "Replacement Bank"), or

               (B) to request that the Series A Bank purchase the portion of the Series B Commitment of such Departing Series B Bank which exceeds the amount equal to the product of (i) the then outstanding face amount of the Series B Commercial Paper and (ii) such Departing Series B Bank's Pro Rata Share. Failure of the Series A Bank to respond to such a request shall be deemed to be a refusal of such request. Upon any such purchase of a portion of the Series B Commitment, the Series B Commitment of such Departing Series B Bank shall be reduced by the amount so purchased and the Series A Commitment shall be increased by the amount so purchased.

          (ii) In the case that the Series A Bank is a Departing Bank, Finco shall have the right, at any time, to request that a Series B Bank selected by Finco, in its sole discretion, purchase (in one or more installments) the portion of the Series A Commitment which exceeds the then outstanding face amount of the Series A Commercial Paper. Failure of such Series B Bank to respond to such a request shall be deemed to be a refusal of such request. Upon any such purchase of a portion of the Series A Commitment, the Series A Commitment shall be reduced by the amount so purchased and the Series B Commitment shall be increased by the amount so purchased.

Each such purchase shall be executed pursuant to one or more duly executed Assignments and Acceptances in the form of Exhibit 12.03, shall be consummated within sixty (60) Business Days after the date the Banks and Replacement Banks, as applicable, agree to purchase the Departing Bank's rights and obligations as described above at an aggregate purchase price equal to the principal amount of such Departing Bank's outstanding Liquidity Loans, all accrued interest thereon and all other amounts accrued for the account of such Departing Bank hereunder or under any other Facility Document (which purchase price shall be payable at such times as the parties shall agree).

          If the Collateral Agent has received at least two Business Days notice of any assignment by a Departing Bank which is a Downgraded Bank pursuant to this Section 2.09, the Collateral Agent shall, on the effectiveness of any such assignment, (i) withdraw from the Downgraded Series A Bank Sub-account or the Downgraded Series B Bank Sub-account, as the case may be, any amount credited thereto which represents proceeds of Refunding Advances made by such Downgraded Bank in accordance with Section 2.04(d) or 2.04(e), and (ii) shall pay such amount to the assignee as a prepayment of the Liquidity Loans purchased by such assignee from such Downgraded Bank. If the Collateral Agent does not receive at least two (2) Business Days notice of any such assignment, the Collateral Agent shall take the action referred to in clauses (i) and (ii) of the preceding sentence on the second Business Day following such assignment.

          Upon the replacement of a Departing Bank as described above, such Departing Bank shall cease to be a party hereto (subject to any rights of indemnification and payment which survive the termination of this Agreement). The Facility Agent is hereby authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Departing Bank failing to execute and deliver the same within ten (10) Business Days after the date on which the Departing Bank was tendered the purchase price and was required to execute such Assignment and Acceptance in accordance with the foregoing provisions of this Section 2.09.

ARTICLE III  COMMERCIAL PAPER OPERATIONS

     SECTION 3.01. Issuance of Commercial Paper. (a) On the terms and subject to the provisions of this Agreement and the other Facility Documents, Finco may from time to time on or after the Effective Date and prior to the Termination Date, issue and sell Series A Commercial Paper and Series B Commercial Paper; provided, however, that Finco may not issue and sell Series A Commercial Paper or Series B Commercial Paper, as the case may be, if (i) such issuance is otherwise prohibited by this Agreement or any other Facility Document, (ii) any condition precedent specified in Article V with respect to such issuance has not been satisfied, (iii) if Finco and the Depositary have received instructions then in effect from the Facility Agent, given in accordance with this clause (a), not to issue or deliver Series A Commercial Paper because (x) Finco shall have terminated the Series A Commitments hereunder in whole pursuant to Section 2.06, (y) the Series A Commitments are otherwise terminated in whole for any reason in accordance herewith, or (z) the issuance of Series A Commercial Paper is prohibited by the terms of
Article V, or (iv) if Finco and the Depositary have received instructions then in effect from the Facility Agent, given in accordance with this clause (a), not to issue or deliver Series B Commercial Paper because (x) Finco shall have terminated the Series B Commitments hereunder in whole pursuant to Section 2.06,
(y) the Series B Commitments are otherwise terminated in whole for any reason in accordance herewith, or (z) the issuance of Series B Commercial Paper is prohibited by the terms of
Article V. The Facility Agent shall have no obligation to deliver any such instructions except upon the instructions of the Majority Banks.

          Any instructions from the Facility Agent to Finco and the Depositary in accordance with this clause (a) shall specify one or more of the events described in subclause (iii)(x), (y) or
(z) of this clause (a) as being the reason(s) to cease issuing and delivering Series A Commercial Paper, and each Bank agrees that it shall only instruct the Facility Agent to instruct, and the Facility Agent agrees that it shall only instruct, Finco and the Depositary not to issue and sell Series A Commercial Paper if one of such events shall have occurred. Any such instructions shall become effective as of the opening of business of the immediately following Business Day.

          Any instructions from the Facility Agent to Finco and the Depositary in accordance with this clause (a) shall specify one or more of the events described in subclause (iv)(x), (y) or
(z) of this clause (a) as being the reason(s) to cease issuing and delivering Series B Commercial Paper, and each Bank agrees that it shall only instruct the Facility Agent to instruct, and the Facility Agent agrees that it shall only instruct, Finco and the Depositary not to issue and sell Series B Commercial Paper if one of such events shall have occurred. Any such instructions shall become effective as of the opening of business of the immediately following Business Day.

          Concurrently with the giving of any such instructions to Finco and the Depositary, the Facility Agent shall give notice thereof to the Collateral Agent, the Dealers and each Rating
Agency.

     (b) Finco agrees that each note constituting Commercial Paper shall (i) be substantially in the form of Exhibit A or Exhibit B to the related Depositary Agreement or in the form of the Master Note attached to the related Depositary Agreement, and be completed in accordance with this Agreement and the related Depositary Agreement (including any provisions for book-entry securities contained therein), (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, but in no event shall be in registered form, (iv) have a maturity date which shall not be later than the earlier of (A) fifteen days prior to the Scheduled Liquidation Commencement Date in effect on the date of issuance thereof, and (B) the 180th day next succeeding the date of issuance thereof, (v) be in a face amount of $100,000 or an integral multiple of $1,000 in excess thereof, (vi) be exempt from the registration requirements of the Securities Act, pursuant to Section 3(a)(3) thereof, and
(vii) be delivered and issued in accordance with the terms of this Agreement and the related Depositary Agreement. Finco agrees that no note constituting Commercial Paper shall bear interest, and that each such note shall be initially issued for a discount from its face amount.

     SECTION 3.02. Commercial Paper Account; Payment of Commercial Paper. (a) Contemporaneously with the execution and delivery by Finco of the Depositary Agreements, and for the purposes of this Agreement and of the Depositary Agreements, the Depositary shall establish at its corporate trust office at 4 Albany Street, New York, New York, a segregated trust account, which shall be an Eligible Account, for the exclusive benefit of the holders of the outstanding Series A Commercial Paper (the "Series A Commercial Paper Account") and a segregated trust account for the exclusive benefit of the holders of the outstanding Series B Commercial Paper (the "Series B Commercial Paper Account"), over which the Depositary shall have exclusive control and sole right of withdrawal.

     (b) Proceeds of the sale of Series A Commercial Paper and other proceeds available to pay maturing Series A Commercial Paper (including, Available Cash available for such purpose pursuant to Section 9.07(g)) shall be deposited in the Series A Commercial Paper Account and any excess of such deposited amount over the amount necessary to pay matured and concurrently maturing Series A Commercial Paper, whether or not presented to the Depositary for payment, shall be deposited in the Series A Proceeds Account and credited to the General Series A Sub-account and applied pursuant to Section 9.07 hereof.

     (c) Proceeds of the sale of Series B Commercial Paper and other proceeds available to pay maturing Series B Commercial Paper (including, Available Cash available for such purpose pursuant to Section 9.07(g)) shall be deposited in the Series B Commercial Paper Account and any excess of such deposited amount over the amount necessary to pay matured and concurrently maturing Series B Commercial Paper, whether or not presented to the Depositary for payment, shall be deposited in the Series B Proceeds Account and credited to the General Series B Sub-account and applied pursuant to Section 9.07 hereof.

     SECTION 3.03. Attachments. Anything in this Article III to the contrary notwithstanding, Finco shall not be permitted to issue or sell Commercial Paper after Finco has received notice that the Series A Commercial Paper Account, the Series B Commercial Paper Account, or any funds on deposit in, or otherwise to the credit of, such accounts are or have become subject to any stay, writ, judgment, warrant or attachment, execution or similar process.

     SECTION 3.04.  Purchases of Series A Commercial Paper.
Until the Series A Commitment is terminated and except as provided for in Section 12.03 in connection with an assignment of the Series A Commitment, Finco shall instruct the Dealers to solicit purchases of Series A Commercial Paper before soliciting purchases of Series B Commercial Paper until substantially all of the Series A Commercial Paper is outstanding (to the extent permitted by Sections 5.02(i) and (j) hereof).

ARTICLE IV  INTEREST, FEES AND OTHER PAYMENT TERMS

     SECTION 4.01.  Interest.  (a) Subject to the provisions of
Section 4.01(d), interest shall accrue on the outstanding amount of all Liquidity Loans comprising part of a Base Rate Borrowing at a rate per annum equal to the Alternate Base Rate. Such rate shall be computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 365 or 366 days, as the case may be.

     (b) Subject to the provisions of Section 4.01(d), interest shall accrue on the outstanding amount of Eurodollar Loans at a rate per annum equal to the Eurodollar Rate for the Interest Period relating to such Eurodollar Loans plus three-eighths of one percent (0.375%) with respect to Revolving Advances and one and one-eighths of one percent (1.125%) with respect to Refunding Advances. Such rate shall be computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 360 days.

     (c) Accrued and unpaid interest with respect to any Liquidity Loan shall be payable in arrears on the last day of the Interest Period relating thereto pursuant hereto except (i) that accrued and unpaid interest with respect to any Eurodollar Loan as to which a 6-month Interest Period is in effect shall also be paid on the date corresponding to the first day of that Interest Period in the third calendar month thereafter (or, if there is no such corresponding date, on the last day of that third calendar month) and (ii) as otherwise provided in this Agreement.

     (d) From and after the Business Day following the Business Day upon which written notice of the occurrence of a Liquidation Event from the Facility Agent is received by Finco and so long as such Liquidation Event continues, or at any time after the sixth Settlement Date falling after the Termination Date, interest will accrue on all Liquidity Loans until paid at a per annum rate equal to two percent (2.0%) above the otherwise applicable rate described in Section 4.01(a) or (b) above (such additional interest being payable subject to the terms of Sections 9.07 and
9.08 hereof).

     SECTION 4.02. Fees. Pursuant to Section 9.07 or Section 9.08, Finco shall direct the Collateral Agent to pay to the Facility Agent, for the benefit of the Banks, a facility fee (the "Facility Fee") (i) for the period from and including the Effective Date until the Termination Date, equal to three-eighths of one percent (0.375%) per annum (the "Facility Fee Rate") times the Facility Amount, computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 365 or 366 days and (ii) for the period from the Termination Date until the Collection Date, equal to the Facility Fee Rate multiplied by the sum of the Aggregate Loan Amounts plus the Aggregate CP Amount for each day during any Collection Period for which the Facility Fee is being calculated, divided by 365 or 366, as the case may be. The Facility Fee shall be payable monthly in arrears on each Settlement Date with respect to the prior Collection Period and shall be forwarded by the Facility Agent to (i) the Series A Bank based on the available Series A Commitment and the Facility Fee Rate applicable to the Series A Bank's Commitment, and (ii) ratably to the Series B Banks according to their Pro Rata Shares of the available Series B Commitment and the Facility Fee Rate applicable to each Series B Bank's Commitment.

     SECTION 4.03. Payments and Computations. (a) All payments and prepayments on the Liquidity Notes and all other amounts to be paid or deposited by Finco hereunder shall, in accordance with Sections 2.07, 4.07, 9.07, and 9.08, be paid to or deposited with the Facility Agent no later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds, and any payments received after such time shall be deemed to have been made on the next Business Day; provided, however, any principal payments or prepayments (other than to the extent resulting from a Commitment reduction) of Liquidity Loans made by a Downgraded Bank shall be subject to
Section 4.03(c) hereof. Whenever any payments to be made hereunder shall be stated to be due on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day (and such extension of time shall in such case be included in the computation of interest or fees as applicable). The Facility Agent shall disburse amounts so received to the Banks in same day funds (i) on the date received if such funds are received at or prior to 2:00 p.m. (New York City time) and (ii) on the next Business Day if such funds are received after 2:00 p.m. (New York City time). If the Facility Agent fails to so disburse funds on such Business Day, the Facility Agent shall pay to each Bank interest on the funds owing to such Bank until such amount is paid in full at (i) the Federal Funds Rate for such Business Day and the next Business Day and
(ii) the Federal Funds Rate plus 2% per annum for each day thereafter.

     (b) Finco will, to the extent permitted by law (and without duplication to any interest payable pursuant to the provisions of
Section 4.01(d)), pay to the Facility Agent interest on all amounts not paid or deposited when due hereunder, from and after the Business Day after the Business Day such amounts were due hereunder until such amounts are paid in full, at 2% per annum above the Alternate Base Rate. Such interest shall, subject to Sections 9.07 and 9.08, be payable on demand and shall be for the account of, and distributed by the Facility Agent to, the Banks and the Agents ratably in accordance with their respective interests in such overdue amounts.

     (c) Until the Commitment of any Downgraded Bank has been reduced to zero or assigned to an Eligible Assignee, or such Downgraded Bank ceases to be a Downgraded Bank, any payments or prepayments of principal (other than to the extent resulting from a Commitment reduction) on any Liquidity Loan made by such Downgraded Bank shall be effected by the Facility Agent by transferring any such amount to the Collateral Agent for credit to the Downgraded Series A Bank Sub-account, in the case of principal payments or prepayments made to the Downgraded Series A Bank, or the Downgraded Series B Bank Sub-account, in the case of principal payments or prepayments made to a Downgraded Series B Bank.

     SECTION 4.04. Yield Protection. (a) Notwithstanding any other provision herein, if, after the Effective Date, either (i) the adoption of any law, rule or regulation (including any imposition or increase of reserve requirements) or any change after the Effective Date in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by any Bank with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), shall subject any Bank to any reserve (including any imposed by the Board), special deposit, assessment or similar requirement (including a reserve, special deposit, assessment or similar requirement that takes the form of a tax) against assets of, deposits with or for the account of, or credit extended by, such Bank's Eurodollar Lending Office or impose any other condition on any Bank affecting its Liquidity Loans or its obligation to make Liquidity Loans, and as a result of either of the foregoing there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining Liquidity Loans or issuing its Commitment, or there shall be a reduction in the amount received or receivable by that Bank or its Eurodollar Lending Office, then Finco shall from time to time, in accordance with the provisions of Section 4.04(c), upon written notice from and demand by such Bank (with a copy of such notice and demand to the Facility Agent), and in accordance with Section 9.07 or Section 9.08 hereof, direct the Collateral Agent to pay to the Facility Agent for the account of such Bank additional amounts sufficient to indemnify that Bank, on an after tax basis, against such increased cost or reduction in amount received or receivable; provided, however, that this
Section 4.04 shall not apply to any additional cost or reduction in amounts received or receivable that is attributable to taxes, except as specified above in this Section 4.04.

     (b) If any Bank (including the Facility Agent) shall reasonably determine that the adoption after the Effective Date of any law, rule or regulation regarding capital adequacy or capital maintenance, or any change after the Effective Date in any of the foregoing or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such Bank's holding company's capital as a consequence of this Agreement or the Liquidity Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time in accordance with the provisions of Section 4.04(c), Finco shall direct the Collateral Agent to pay to such Bank, in accordance with Section 9.07 or
Section 9.08 hereof, such additional amount or amounts as will compensate such Bank or such Bank's holding company, on an after tax basis, for such reduction.

     (c) Each Bank (or, as applicable, a Responsible Officer of the Facility Agent) shall promptly notify Finco and the Facility Agent of any event of which it has knowledge occurring after the Effective Date which will entitle such Bank to compensation pursuant to this Section 4.04. A certificate of each such Bank setting forth such amount or amounts as shall be necessary to compensate such Bank as specified in clause (a) or (b) above, as the case may be (including calculations thereof in reasonable detail), and the adoption, change or compliance giving rise to such compensation shall be delivered to Finco and shall be conclusive absent demonstrable error. Finco shall direct that the Collateral Agent pay each such Bank, in accordance with
Section 9.07 or Section 9.08 hereof, the amount shown as due on any such certificate delivered by it within fifteen (15) days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to Finco if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable by a final nonappealable order or decision and as a result thereof, such Bank shall not have incurred any increased costs or suffered any reduction in the amounts received or receivable or the rate of return on capital under this Agreement.

     (d) Any Bank (or, as applicable, any Agent) claiming any additional amounts payable pursuant to this Section 4.04 shall use reasonable efforts (consistent with legal and regulatory restrictions) to take any action to avoid or minimize any amounts that otherwise may be payable pursuant to this Section 4.04, provided that such action would not, in the good faith determination of the applicable affected party, be otherwise disadvantageous to it.

     (e) Notwithstanding the foregoing, Finco shall not be required to make any payments nor indemnify any Bank or Agent under this Section 4.04 with respect to any increased costs or reduced returns incurred by such Bank or Agent more than (i) ninety (90) days (in the case of amounts described in Section 4.04(a)) and (ii) six (6) months (in the case of amounts described in Section 4.04(b)) before the date a request for payment or indemnification is delivered to Finco, provided that
(x) the foregoing limitation shall not apply to any amounts payable on account of changes having retroactive effect and (y) to receive any such payment or indemnity with respect to amounts described in Section 4.04(b), a Bank or Agent need not give notice of the amount of such payment or indemnity until eighteen
(18) months after the incurrence of the related costs or the related reduction in returns so long as it has given notice within six (6) months of incurring those costs or reduction that it intends to make a claim hereunder.

     (f)  All payments owing by Finco under this Section 4.04
shall be made subject to the terms of Sections 9.07 and 9.08 hereof.

     SECTION 4.05. Illegality; Unavailability. (a) In the event that on any date any Bank shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Loans has become unlawful by compliance by that Bank in good faith with any law, governmental rule, regulation or order, then, and in any such event, that Bank (an "Affected Bank") shall promptly give notice (by telephone confirmed in writing) to Finco and the Facility Agent (a copy of which notice the Facility Agent shall promptly transmit to each Bank) of that determination. The obligation of the Affected Bank to make or maintain its Eurodollar Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect for each Eurodollar Loan or when required by law and Finco shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this
Section 4.05 is made or earlier, when required by law, convert the Eurodollar Loans of the Affected Bank into Base Rate Loans.

     (b) If, prior to the beginning of any Interest Period, either (1) the Majority Banks shall have given notice to Finco and the Facility Agent as set forth in subsection (a) above, or
(2) the Facility Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that: (i) Dollar deposits in the relevant amount and for such Interest Period are not available in the interbank eurodollar market or (ii) by reason of circumstances affecting the interbank eurodollar market for the Facility Agent's Eurodollar Lending Office, that adequate and fair means do not exist for ascertaining the applicable Eurodollar Rate applicable to a Eurodollar Borrowing, then, and in any such event, the Facility Agent shall promptly give notice of such determination to Finco and to each Bank indicating the facts and circumstances giving rise to such determination. Thereafter and continuing until the Facility Agent shall notify Finco that the circumstances giving rise to such determination no longer exist, each Eurodollar Borrowing will, on the last day of the applicable Interest Period, automatically convert into a Base Rate Borrowing, the obligation of the Banks to make Eurodollar Loans shall be suspended and any Eurodollar Borrowings requested to be made at such time shall be made as Base Rate Borrowings.

     (c) For purposes of this Section 4.05, a notice to Finco by any Bank shall be effective as to each of such Bank's outstanding Eurodollar Loans, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loans; in all other cases, such notice shall be effective on the date of receipt by Finco.

     SECTION 4.06. Indemnity. Finco shall direct that the Collateral Agent compensate each Bank, in accordance with Section
9.07 or Section 9.08 hereof, upon written request by that Bank (which request shall set forth in reasonable detail the basis for requesting such amounts) for all reasonable losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make its Eurodollar Loans and any loss sustained by that Bank in connection with the re-employment of such funds, but excluding taxes, which are not covered by this
Section 4.06), which that Bank may sustain with respect to Eurodollar Loans: (a) if for any reason (other than a default or error by that Bank) a Eurodollar Loan does not occur on the date specified therefor in the related Notice of Borrowing or (b) if any payment or conversion, including under Section 2.05,
Section 2.07, Section 2.08, Section 2.09 or Section 4.05 hereof, of any such Bank's Eurodollar Loans occurs (i) on a date which is not the last day of the Interest Period applicable to such Eurodollar Loan or (ii) on a date which is not the date specified in a notice of payment given by Finco. All payments owing by Finco under this Section 4.06 shall be made subject to the terms of Sections 9.07 and 9.08 hereof.

     SECTION 4.07.  Pro Rata Treatment.

     (a) Each repayment of principal and interest on the Series B Liquidity Loans, each payment of the Facility Fee owing to any Series B Bank, each reduction of the Series B Commitments and each conversion of any Borrowing comprised of Series B Liquidity Loans to a Borrowing of another Type or with a different Interest Period shall be allocated pro rata among the affected Series B Banks in accordance with their respective Pro Rata Shares. Each Series B Bank agrees that in computing such Series B Bank's portion of any Borrowing to be made hereunder, the Facility Agent may, in its discretion, round each Series B Bank's percentage of such Borrowing, computed in accordance with Section 2.02, to the next higher or lower whole dollar amount. If any Series B Bank shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Series B Liquidity Loans which results in its receiving more than its Pro Rata Share of any payments described above or more than its priority share of any payments to be made to it under Section
9.07 or 9.08 as applicable, then (A) such Series B Bank shall be deemed to have simultaneously purchased from each of the other Series B Banks a share in such other Series B Banks' Liquidity Loans so that the amount of the Series B Liquidity Loans of all Series B Banks shall be pro rata as otherwise set forth above,
(B) such Series B Bank shall immediately pay to the other Series B Banks their Pro Rata Shares of the payments otherwise received as consideration for such purchase and (C) such other adjustments shall be made from time to time as shall be equitable to insure that all Series B Banks share such payments ratably or according to the priority set forth in such Section 9.07 or 9.08. If all or any portion of any such excess payment is thereafter recovered from the Series B Bank which received the same, the purchase provided in this Section 4.07 shall be deemed to have been rescinded to the extent of such recovery, without interest.
Finco expressly consents to the foregoing arrangements and agrees that each Series B Bank so purchasing a portion of another Series B Bank's Liquidity Loans may exercise all rights of payment (including all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Series B Bank were the direct holder of such portion.

     (b) Notwithstanding anything in this Agreement to the contrary, upon the commencement of the Liquidation Period, (i) if any Series B Bank has become a Downgraded Series B Bank, then, effective as of the first date of the Liquidation Period, each other Series B Bank shall be deemed to have simultaneously purchased from each Downgraded Series B Bank a share, in the order and in the amount determined pursuant to Section 4.07(c)(i) below, in such Downgraded Series B Bank's Liquidity Loans and
(ii) effective as of the first date of the Liquidation Period, after giving effect to any purchase contemplated by clause (i) hereof, each Series B Bank shall be deemed to have simultaneously purchased from the Series A Bank a share, in the order and in the amount determined pursuant to Section 4.07(c)(ii) below, in the Series A Bank's Liquidity Loans and Commitment. Finco expressly consents to the foregoing arrangements, and agrees that each Bank so purchasing a portion of another Bank's Liquidity Loans may exercise all rights of payment (including all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Bank were the direct holder of such portion; provided, however, nothing in this Section 4.07(b) shall affect or be deemed to relieve either the Series A Bank (if it is not a Downgraded Series A Bank) or any Series B Bank which is not a Downgraded Series B Bank from its obligation to fund maturing Series A Commercial Paper or Series B Commercial Paper, as the case may be.

     (c)  The share of any Downgraded Series B Bank's Liquidity
Loans or the Series A Bank's Liquidity Loans purchased pursuant to Section 4.07(b) shall be calculated in the following manner and purchased in the following order:

               (i) first, each Series B Bank which is not a Downgraded Series B Bank shall purchase from each Downgraded Series B Bank an amount of such Downgraded Series B Bank's Liquidity Loans equal to: the amount by which such purchasing Series B Bank's "Pro Rata Exposure" exceeds its "Adjusted Exposure"; where, for purposes of this Section 4.07(c)(i) only, the "Pro Rata Exposure" of a Series B Bank (which is not a Downgraded Series B Bank) shall mean an amount equal to the product of (1) such Series B Bank's Pro Rata Share times (2) the sum of (x) the aggregate outstanding face amount of Series B Commercial Paper minus the account balance of the Downgraded Series B Bank Sub-account plus (y) the aggregate outstanding principal amount of all Series B Liquidity Loans; and where, for purposes of this Section 4.07(c)(i) only, the "Adjusted Exposure" of a Series B Bank (which is not a Downgraded Series B Bank) shall mean an amount equal to the sum of
          (1) the aggregate outstanding principal amount of such Series B Bank's Series B Liquidity Loans plus (2) the product of (x) such Series B Bank's Commitment divided by the sum of all Commitments of Series B Banks which are not Downgraded Series B Banks times (y) the aggregate outstanding face amount of Series B Commercial Paper minus the account balance of the Downgraded Series B Bank Sub-account; and

               (ii) second, after giving effect to any purchase pursuant to Section 4.07(c)(i) hereof, each Series B Bank shall purchase from the Series A Bank an amount of such Series A Bank's Liquidity Loans equal to: the amount by which such purchasing Series B Bank's "Pro Rata Exposure" exceeds its "Adjusted Exposure"; where, for purposes of this Section 4.07(c)(ii) only, the "Pro Rata Exposure" of a Series B Bank shall mean an amount equal to the product of (1) such Series B Bank's Series B Commitment divided by the Facility Amount times (2) the sum of (x) the aggregate outstanding face amount of Series B Commercial Paper minus the account balance of the Downgraded Series B Bank Sub-account plus (y) the aggregate outstanding principal amount of all Liquidity Loans plus (z) the aggregate outstanding face amount of Series A Commercial Paper minus the account balance of the Downgraded Series A Bank Sub-account; and where, for purposes of this Section 4.07(c)(ii) only, the "Adjusted Exposure" of a Series B Bank shall mean an amount equal to the product of (1) such Series B Bank's Pro Rata Share times (2) the sum of (x) the aggregate outstanding principal amount of Series B Liquidity Loans plus (y) the aggregate outstanding face amount of Series B Commercial Paper minus the account balance of the Downgraded Series B Bank Sub-account.

     SECTION 4.08.  Taxes.  Finco agrees that:

     (a) Any and all payments by Finco under this Agreement shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes (other than withholding taxes) imposed on the net income of any Bank or Agent by any jurisdiction under whose laws that Bank or Agent is organized or in which the office through which it makes its Liquidity Loans is located or any political subdivision of any such jurisdiction or (ii) taxes (other than withholding taxes) imposed on the gross receipts or gross income of, or franchise taxes imposed on, any Bank or Agent by any state jurisdiction under whose laws that Bank or Agent is organized or in which the office through which it makes its Liquidity Loans is located or any political subdivision of any such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Finco shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder to any Bank or Agent, then (i) the sum payable shall be increased by the amount necessary to yield to that Bank or Agent (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made; (ii) Finco shall make such withholding or deductions; (iii) Finco shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with applicable law; and (iv) Finco shall remit to the Facility Agent the required receipts or other required documentary evidence.

     (b) If Finco fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent the required receipts or other required documentary evidence, (i) the applicable Agent or Bank may (but shall not be required to) pay such Taxes on behalf of Finco, and (ii) Finco shall promptly indemnify the Agents and the Banks, as applicable, for such Taxes, for any incremental taxes, interest or penalties that may become payable by such party as a result of any such failure, and as a result of any accrual or receipt of any indemnity payment under this subsection (b) and for reasonable counsel fees and out-of-pocket expenses arising from any such failure.

     (c) On or before the date it becomes a party to this Agreement and on any extension of its Commitment, each Bank (and, to the extent applicable, each Agent) that is organized under the laws of a jurisdiction outside the United States shall deliver to Finco such certificates, documents or other evidence, as required by the IRC or Treasury Regulations issued pursuant thereto, including (i) two original copies of Internal Revenue Service Form 1001 or Form 4224 or successor applicable form, properly completed and duly executed by such Bank or Agent certifying in each case that such party is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an original copy of Internal Revenue Service Form W-8 or W-9 (or applicable successor form) properly completed and duly executed by such party.

     (d) Any obligation of Finco to pay any additional amounts to any Bank or Agent in respect of United States Federal withholding tax pursuant to this Section 4.08 (other than pursuant to Section 4.08(b)), shall be net of any credits in respect of other tax liabilities of such Person which credits relate to or result from such withholding tax (as determined by such Person in its reasonable discretion, it being understood that nothing in this Agreement shall impose any duty on any Bank or Agent to disclose its internal tax records as a condition to reimbursement under this Section).

     (e) Any Bank (or as applicable, any Agent) claiming any additional amounts payable pursuant to this Section 4.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to take any action to avoid or minimize any amounts that otherwise may be payable by Finco pursuant to this Section 4.08, including filing any certificate or document or changing the jurisdiction of its applicable office from which it funds any Liquidity Loans, provided that such action would not, in the good faith determination of the Bank or Agent, as the case may be, be otherwise disadvantageous to it.

     (f) Notwithstanding the foregoing, Finco shall not be required to make any payments nor indemnify any Bank or Agent under this Section 4.08 with respect to any Taxes paid directly (and not by withholding) by such Bank or Agent more than ninety
(90) days before the date a request for payment or indemnification is delivered to Finco (it being understood that the date of payment of such Taxes and not the time period to which such Taxes relate shall begin the running of the ninety
(90) day period described above). In addition, if a Bank or Agent is entitled to an exemption from withholding with respect to payments to be made to such Bank or Agent under this Agreement and does not provide the applicable certificate demonstrating its right to such exemption to Finco as required by Section 4.08(c) or Section 4.08(e) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), Finco shall withhold taxes from payments to such Bank or Agent at the applicable statutory rates and Finco shall not be required to pay any additional amounts as a result of such withholding as provided in this Section 4.08; provided, however, that all such withholding and associated limitations in payment shall cease upon delivery by such Bank or Agent of such certificate to Finco.

     (g)  All payments owing by Finco under this Section 4.08
shall be made subject to the terms of Sections 9.07 and 9.08 hereof.

ARTICLE V   CONDITIONS OF LIQUIDITY LOANS AND COMMERCIAL PAPER
            ISSUANCE

     SECTION 5.01. Conditions Precedent to Initial New Credit Event. The occurrence of the first New Credit Event shall be subject to satisfaction of the conditions precedent that the Facility Agent shall have received, on or before the Effective Date, all of the following, each fully executed by all signatories thereto (where applicable) and in form and substance satisfactory to the Facility Agent:

          (a)  this Agreement;

          (b)  the Series A Liquidity Notes and the Series B
               Liquidity Notes;

          (c)  the Receivables Sale Agreement;

          (d)  the Depositary Agreements;

          (e)  the Dealer Agreements;

          (f) certificates of the Secretaries or Assistant Secretaries of the Servicer, Finco and the Seller, cer-tifying in each case (i) the names and true signatures of the officers authorized to sign the Facility Documents to be delivered by such party pursuant hereto or thereto (on which certificate the Agents and the Banks may conclusively rely until such time as the Facility Agent shall receive a revised certificate meeting the requirements of this clause
     (f)(i)), (ii) that attached thereto is a true and complete copy of the certificate or articles of incorporation and by-laws of such corporation as in effect on the date of such certification and (iii) that attached thereto are true and complete copies of resolutions by such corporation's Board of Directors approving the execution, delivery and performance of the Receivables Sale Agreement and all other Facility Documents to which such corporation is a party;

          (g) if the Effective Date is different from the date of this Agreement, a certificate executed by an officer of Finco certifying that as of the Effective Date, all of the representations and warranties contained in Article VI hereof are true and accurate in all respects with the same force and effect as though such representations and warranties had been made as of such time;

          (h) if the Effective Date is different from the date of this Agreement, a certificate executed by an officer of the Servicer and the Seller certifying that as of the Effective Date, all of the representations and warranties contained in Article III of the Receivables Sale Agreement by such party are true and accurate in all respects with the same force and effect as though such representations and warranties had been made as of such time;

          (i) a copy of Finco's Certificate of Incorporation, certified by the Secretary of State of Delaware;

          (j) a copy of the Certificate of Incorporation for the Servicer and the Seller, certified by the appropriate
     Secretary of State or Commonwealth;

          (k) certificates relating to the good standing of Finco, the Servicer and the Seller from the Secretaries of State of the States in which each such Person has its chief executive office or in which such Person is incorporated;

          (l) copies of UCC lien search reports with respect to Finco and the Seller, dated a date reasonably close to the Effective Date, disclosing no effective financing statements or other instruments on file with respect to the Collateral (in the case of Finco) or the Purchased Assets sold or to be sold by the Seller and the Contributed Assets contributed or to be contributed by the Seller except for (i) those in favor of Finco or the Collateral Agent and (ii) financing statements which will be terminated as of the Effective Date;

          (m) copies of UCC financing statements, in form and substance satisfactory to the Facility Agent, as filed with the appropriate offices deemed necessary by the Facility Agent to perfect (i) the transfers of interests in Purchased Assets and Contributed Assets by the Seller to Finco under the Receivables Sale Agreement and (ii) the grant of security in the Collateral by Finco under this Agreement;

          (n) (i) evidence that any financing statements described in clause (l) above filed in favor of any Person other than the Collateral Agent or Finco have been, or will be as soon as practicable after the Effective Date, terminated, (ii) evidence that any Lien granted by Finco pursuant to the Existing Receivable Purchase Documents shall have been released, and (iii) delivery of pay-off letters in form and substance satisfactory to the Facility Agent, relating to the Existing Receivables Purchase Documents;

          (o) favorable opinions of (1) Winston & Strawn, counsel for the Servicer, the Seller and Finco, (2) Michael
     E. Tierney, Esq., general counsel for JSC, and
     (3) Armstrong, Teasdale, Schlafly & Davis, Missouri counsel for the Seller and Finco, each in form and substance satisfactory to the Agents and each Rating Agency, including, in the aggregate, opinions as to:

               (i) corporate organization, authority, execution, the absence of conflicts with respect to Finco, the Servicer and the Seller, perfection under the UCC of the sale of the Purchased Assets by the Seller to Finco, and enforceability and perfection under the UCC of the security interest granted by Finco to the Collateral Agent under this Agreement;

               (ii) true sale issues relating to the transfer of the Purchased Assets by the Seller to Finco and such property being treated as property of Finco in the event of a bankruptcy of the Seller; and

               (iii)     non-consolidation of JSC and Finco in
          the event of the bankruptcy of JSC;

          (p) a rating letter from each Rating Agency indicating a rating of not less than A-1/D-1 with respect to the Commercial Paper and a rating letter from S&P indicating a rating of not less than AAA with respect to the Liquidity
     Loans;

          (q) a letter from Ernst & Young, satisfactory in form and substance to the Facility Agent and the Dealers, with respect to the information contained in the Information
     Memorandum relating to the Receivables;

          (r) Lock-Box Agreements executed by the Seller, Finco and each Lock-Box Bank;

          (s)  a balance sheet of Finco as of September 30, 1994;

          (t) evidence of the payment in full of all fees owing to the Banks as of the Effective Date;

          (u) evidence that any governmental or third-party consent required by Finco, the Servicer or the Seller in connection with the execution and delivery of any Facility Document has been obtained and is in full force and effect; and

          (v) such other documents and instruments as the Facility Agent may reasonably request relating to the Facility Documents and the transactions contemplated thereby.

     SECTION 5.02. Conditions Precedent to Each New Credit Event. The occurrence of each New Credit Event (including the first New Credit Event) on any day shall be subject to the receipt by the Facility Agent of the Daily Report required to be delivered on such day and to the conditions precedent that, on the date thereof, after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

          (a)  the representations and warranties contained in
     Article VI hereof and all representations and warranties of the Seller and the Servicer in the Receivables Sale Agreement (except, in each case, for representations and warranties which speak as of a specific date only), are true and accurate as of such date in all respects with the same force and effect as though such representations and warranties had been made as of such time;

          (b) no event has occurred and is continuing, or would result from such New Credit Event, which constitutes a Liquidation Event or an Unmatured
     Liquidation Event;

          (c)  no Base Amount Shortfall shall exist;

          (d)  if the Term Loan is outstanding, no Modified Base
     Amount Shortfall shall exist;

          (e)  the amount equal to (i) the Aggregate Loan
     Amount plus (ii) the aggregate outstanding face amount of the Commercial Paper, shall not be greater than the Facility Amount;

          (f) if such New Credit Event is the issuance of Series A Commercial Paper or the making of a Series A
     Liquidity Loan, the amount equal to (i) the Aggregate
     Series A Loan Amount plus (ii) the aggregate outstanding face amount of the Series A Commercial
     Paper, shall not be greater than the Series A Facility
     Amount;

          (g) if such New Credit Event is the issuance of Series B Commercial Paper or the making of a Series B
     Liquidity Loan, the amount equal to (i) the Aggregate
     Series B Loan Amount plus (ii) the aggregate outstanding face amount of the Series B Commercial
     Paper, shall not be greater than the Series B Facility
     Amount;

          (h) if such New Credit Event is the issuance of Commercial Paper, the amount equal to (i) the Aggregate Loan Amount plus (ii) the aggregate face amount of outstanding Commercial Paper minus (iii) the aggregate amount on deposit and credited to the Downgraded Series A Bank Sub-account and the Downgraded Series B Bank Sub-account, shall not exceed the Adjusted Base Amount;

          (i) if such New Credit Event is the issuance of Series A Commercial Paper, the amount equal to (i) the Aggregate Series A Loan Amount plus (ii) the aggregate face amount of outstanding Series A Commercial Paper minus (iii) the aggregate amount on deposit and credited to the Downgraded Series A Bank Sub-account, shall not exceed the Adjusted Series A Base Amount;

          (j) if such New Credit Event is the issuance of Series B Commercial Paper, the amount equal to (i) the Aggregate Series B Loan Amount plus (ii) the aggregate face amount of outstanding Series B Commercial Paper minus (iii) the aggregate amount on deposit and credited to the Downgraded Series B Bank Sub-account, shall not exceed the Adjusted Series B Base Amount;

          (k) if such New Credit Event is the issuance of Commercial Paper, the aggregate outstanding amount of all Commercial Paper which shall mature on any day (giving effect to all issuances of Commercial Paper on the day such New Credit Event occurs) shall not exceed 20% of the Facility Amount; and

          (l)  the Termination Date shall not have occurred.

Each of (i) the giving of the applicable Notice of Borrowing and the acceptance by Finco of the proceeds of any such Borrowing and
(ii) the issuance of such Commercial Paper shall constitute a representation and warranty by Finco that, as of the Funding Date or issuance date, as applicable, before and after giving effect to any such Borrowing or issuance and to the application of any proceeds therefrom, the foregoing statements are true.

     SECTION 5.03. Conditions Precedent to Each Refunding Advance. The borrowing on any day of a Refunding Advance, including the making of an initial Refunding Advance to fund the Downgraded Series A Bank Sub-account or the Downgraded Series B Bank Sub-account, shall be subject to the conditions precedent that, on the date thereof, after giving effect thereto and the application of the proceeds therefrom, the following statements shall be true:

          (a) no Liquidation Event of the type described in clause (g) of the definition of Liquidation Event shall have occurred with respect to Finco;

          (b) the Aggregate Loan Amount shall not exceed the lesser of (i) the Facility Amount and (ii) the Adjusted Base
     Amount;

          (c) for a Refunding Advance made by the Series A Bank (if the Series A Bank has not become a Downgraded Series A
     Bank), the Aggregate Series A Loan Amount shall not exceed the lesser of (i) the Series A Facility Amount or (ii) the Adjusted Series A Base Amount; and

          (d) for a Refunding Advance made by a Series B Bank, the Aggregate Series B Loan Amount (other than the amount of any Series B Liquidity Loan made by a Downgraded Series B
     Bank) shall not exceed the lesser of (i) the Series B Facility Amount minus the amount of any Series B Liquidity Loan made by a Downgraded Series B Bank or (ii) the Adjusted Series B Base Amount.

ARTICLE VI  REPRESENTATIONS AND WARRANTIES

     SECTION 6.01.  Representations and Warranties of Finco.
Finco represents and warrants that:

     (a) Organization; Qualification. Finco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Finco has all governmental licenses, authorizations, consents and approvals required to carry on its business, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its business is now conducted except where the absence of such licenses, authorizations, consents, approvals or good standing could not reasonably be expected to have a Material Adverse Effect.

     (b) Corporate Authority. Finco has corporate power and authority to execute and deliver this Agreement, to borrow money and to grant a security interest hereunder, to execute and deliver the Facility Documents to which it is a party and to perform its obligations hereunder and thereunder and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

     (c) Execution; Binding Effect. This Agreement and each of the other Facility Documents to which Finco is a party have been duly and validly executed and delivered by Finco and constitute the legal, valid and binding obligations of Finco enforceable against Finco in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (d) Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, agency, official or other Person is required for the due execution, delivery and performance by Finco of this Agreement, any other Facility Document or any other agreement, document or instrument delivered hereunder or thereunder, except (i) for the filing of financing statements pursuant to the UCC required (A) to perfect the security interests granted by Finco hereunder (all of which filings have been duly made and are, and on or prior to each Purchase, will be, in full force and effect) or (B) to terminate the security interests or amend the financing statements filed pursuant to the Existing Receivables Purchase Documents (which terminations or amendments will be filed as of, or as soon as practicable after, the Effective Date), and (ii) for consents which have been duly obtained or will have been obtained as of the Effective Date. No transaction contemplated hereby requires compliance with any bulk sales act or similar law. There are no injunctions, orders, suits or proceedings of any nature that adversely affect Finco's performance of its agreements or transactions.

     (e) Absence of Conflicts. Neither the execution and delivery of this Agreement or any other Facility Document to which Finco is a party, nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (i) violate or conflict with any law, rule or regulation applicable to Finco or any of its properties; (ii) violate, conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of Finco, (B) any agreement (other than the Existing Receivables Purchase Documents) or instrument to which Finco is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which violation, conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting Finco or its property (now owned or hereafter acquired); or (iii) except for Liens created pursuant to the Facility Documents, result in the creation or imposition of any Lien in favor of any other party upon any property (now owned or hereafter acquired) of Finco. Any such violation, conflict, breach or default, or potential breach or default referred to in clause (ii)(B) of the preceding sentence under the Existing Receivables Purchase Agreement shall have been consented to and waived by the affected parties as of the Effective Date.

     (f) Perfected Security Interest. Upon the making of the initial Liquidity Loan and/or the issuance of the initial Commercial Paper hereunder, and at all times thereafter, the Collateral Agent, for the benefit of the Secured Parties, will have a legal, valid, perfected and enforceable security interest upon the Collateral, which security interest is prior in right to all other Liens thereon (except Permitted Liens), and such Collateral shall not be subject to any other Liens (except for Permitted Liens).

     (g) Consideration for Purchases by Finco. Finco shall have given reasonably equivalent value to the Seller in consideration for the transfer, sale or conveyance to Finco of the Receivables and Related Security by the Seller to Finco under the Receivables Sale Agreement, and no such transfer shall have been made for or on account of an antecedent debt owed by the Seller to Finco.

     (h) Accuracy of Written Information. All written information, exhibits, documents, records, Daily Reports, Settlement Statements, certificates, reports, financial statements and similar writings (including, without limitation, the Information Memorandum) (collectively, the "Written Information") furnished by Finco to the Facility Agent or the Banks at any time pursuant to any requirement of, or in response to any request of any such party under, this Agreement or any other Facility Document or any transaction contemplated hereby or thereby, have been, and all such Written Information hereafter furnished by Finco to such parties will be, true and accurate in all material respects on the date as of which any such Written Information was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which they were made, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to Finco or the foregoing parties, as the case may be, at such time) as of the date so furnished.

     (i) Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority pending or, to the knowledge of Finco, threatened against or affecting Finco or any property or rights of Finco, which could be reasonably expected to: (i) adversely affect the legality, validity or enforceability of this Agreement or any other Facility Document or (ii) materially impair the ability of Finco to carry on business substantially as now being conducted, or
(iii) materially adversely affect the condition (financial or otherwise), operations or properties of Finco.

     (j) Governmental Regulations. Finco is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

     (k) Margin Regulations. Finco is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation G, T, U or X). No part of the proceeds of any of the Liquidity Loans has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X.

     (l) Separate Corporate Existence. Finco is operated as an entity with assets and liabilities distinct from those of the Seller and any other Affiliates of Finco, and Finco hereby acknowledges that the Agents and the Banks are entering into the transactions contemplated by this Agreement in reliance upon Finco's identity as a separate legal entity from the Seller and each such Affiliate. Finco has no Subsidiaries.

     (m)  Investments.  As of the Effective Date, Finco has no
Investments other than Permitted Investments. Finco does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

     (n) Facility Documents. As of the Effective Date, the Receivables Sale Agreement will be the only agreement pursuant to which Finco purchases Receivables or any other accounts receivable, and the Facility Documents delivered to the Banks represent all agreements between the Seller, on the one hand, and Finco on the other. Finco has furnished to the Facility Agent and each Bank true, correct and complete copies of each Facility Document to which Finco is a party, each of which is in full force and effect. Neither Finco nor any of its Affiliates party thereto is in default of any of their respective obligations thereunder in any material respect. Upon the Purchase or Contribution of each Receivable pursuant to the Receivables Sale Agreement, Finco shall be the lawful owner of, and have good title to, such Receivable and all Purchased Assets or Contributed Assets relating thereto, free and clear of any Liens (except for Liens created hereunder and Permitted Liens). All such Purchased Assets are purchased, and all such Contributed Assets are contributed, without recourse to the Seller except as described in the Receivables Sale Agreement. The Purchases of the Purchased Assets by Finco constitute valid and true sales and transfers for consideration (and not merely a pledge of such Purchased Assets for security purposes), enforceable against creditors of the Seller, and no Purchased Assets or Contributed Assets shall constitute property of the Seller.

     (o) Business; Balance Sheet. Since its incorporation, Finco has conducted no business other than the purchase of Receivables and related assets from the Seller under the Receivables Sale Agreement and other similar agreements, the incurrence of Indebtedness under this Agreement, the Existing Receivables Purchase Documents and such other agreements to finance such Purchases, and such other activities as are incidental to the foregoing. The balance sheet of Finco delivered pursuant to Section 5.01(s) has been prepared in accordance with GAAP and fairly presents the financial condition of Finco as of September 30, 1994. From and after the Effective Date (after giving effect to the transactions occurring on such date), no liabilities shall continue to exist in connection with any of the Existing Receivables Purchase Documents to which Finco is a party which could reasonably be likely to have a material adverse effect on the financial condition or assets of Finco.

     (p) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts, are set forth on Exhibit 6.01(p) (or as hereafter notified to the Facility Agent in accordance with Section 8.11), and each Lock-Box Bank has executed a Lock-Box Agreement. All Obligors have been instructed to remit payment on the Receivables to a Lock-Box Account or, via wire transfer, directly to the Collection Account.

     (q) Treatment of Purchased Receivables. Finco is treating and has treated its Purchase of Receivables from the Seller as a sale by the Seller and a purchase by Finco for federal income tax, reporting and accounting purposes.

     (r) Ownership of Finco. One hundred percent (100%) of the outstanding capital stock of Finco is directly owned (both beneficially and of record) by JSC or an Affiliate thereof. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from Finco.

     (s) Taxes. Finco has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which Finco has set aside adequate reserves on its books in accordance with GAAP and which proceedings are not reasonably likely to have a Material Adverse Effect.

     (t) Locations. As of the Effective Date, the principal place of business and chief executive office of Finco is located at its address set forth in Exhibit 7.08 and there were no other such locations during the four months preceding the Effective Date. As of the Effective Date, the locations of the offices where the Records and computer software are kept are listed on such exhibit (or, as of any date after the Effective Date, at such other locations, notified to the Facility Agent in accordance with Section 7.08, with respect to which all action required by such Section 7.08 has been taken and completed).

     (u) Other Names. Since its inception, Finco has had no trade names, fictitious names, assumed names, "doing business as" names or other names under which it has done or is doing business.

     (v) Use of Proceeds. Any proceeds from the sale of Commercial Paper in connection herewith shall be used solely for current expenditures of Finco which qualify as current transactions, or arise out of current transactions, within the meaning of Section 3(a)(3) of the Securities Act.

     (w) Compliance with Law. Finco is in compliance with all applicable laws, rules, regulations, and orders with respect to it, its business and properties, except where failure to so comply would not have a Material Adverse Effect.

ARTICLE VII  AFFIRMATIVE COVENANTS

     Finco covenants and agrees that, from the date hereof (or, if stated otherwise in any covenants contained in this Article VII, from the date stated therein) until the expiration or termination of the Commitments and thereafter until the Collection Date, unless the requisite Banks required under
Section 12.01 shall otherwise consent in writing, it will:

     SECTION 7.01. Reports; Certificates; Other Information. Furnish or cause to be furnished to the Facility Agent and to each Bank (and, with respect to the reports described in Sections 7.01(a), 7.01(b), 7.01(c), 7.01(f)(i) and 7.01(g), with a copy thereof to each Rating Agency):

          (a) Annual Reports. As soon as available and in any event within one-hundred five (105) days after the end of each fiscal year of Finco, a copy of the annual statements of income and cash flows of Finco for such fiscal year and the related balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by Finco's independent public accountants and disclosed therein), accompanied by an opinion of Ernst & Young or other Independent Public Accountants selected by Finco and otherwise reasonably acceptable to the Majority Banks and the Term Bank (which accountants may also provide services to JSC and JSC's other Subsidiaries), together with a certificate from Finco's independent public accountants confirming that, in conducting such audit, nothing came to their attention which caused them to believe that Finco was not in compliance with this Agreement insofar as it relates to accounting matters, with the understanding that such audit was not directed primarily toward obtaining knowledge of such noncompliance;

          (b) Quarterly Reports. As soon as available and in any event within sixty (60) days after the end of the first three fiscal quarters of each fiscal year of Finco, a copy of (A) the unaudited statement of income and cash flows of Finco for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter; and (B) an unaudited balance sheet of Finco as at the end of such fiscal quarter; setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and all of the foregoing prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by Finco's financial officer preparing such statements and disclosed therein);

          (c) Annual Accountants' Report. Within one-hundred five (105) days after the end of each fiscal year of Finco, a report with respect to the Facility Documents by Ernst & Young or any other firm of Independent Public Accountants reasonably acceptable to the Majority Banks and the Term Bank (who may also render other services to Finco, JSC or their Affiliates); provided, however, that if the Liquidation Period shall have occurred by reason of the occurrence of a Liquidation Event, then the Majority Banks and the Term Bank may direct Finco to replace such accountants with another firm of Independent Public Accountants selected by the Majority Banks and the Term Bank and reasonably acceptable to Finco. Each such report shall state that the accountants have compared the amounts contained in a sample of Daily Reports and Settlement Statements randomly selected from all Daily Reports and Settlement Statements delivered to the Facility Agent during the period covered by such report with the records (including computer records) from which such amounts were derived and that, on the basis of such comparison, such accountants are of the opinion that the amounts are in agreement with such documents and records, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report;

          (d) Certificates. Contemporaneously with the furnishing of a copy of each annual and quarterly report provided for in subsections 7.01(a) and (b), respectively, a certificate dated the date of delivery and signed by a Responsible Officer of Finco, which certificate shall state that said financial statements fairly present the financial position and results of operations of Finco in accordance with GAAP consistently applied (except for such changes in application identified in such certificate which are approved by Finco's independent public accountants or, in the case of the quarterly reports, by such officer and further subject to normal year-end adjustments) and that such Responsible Officer has reviewed the relevant terms of this Agreement and has made, or caused to be made under such Responsible Officer's supervision, a review of Finco's activities during the period covered by the statements then being furnished, and that the review has not disclosed the existence of a Liquidation Event or Unmatured Liquidation Event, or if there is such an event, describing it and the steps, if any, taken or being taken to cure it;

          (e) Notice of Liquidation Event and Litigation. As soon as possible and in any event within two Business Days upon learning of the occurrence of any of the following, written notice thereof (with a copy concurrently sent to each Rating Agency), describing the same and the steps being taken by Finco with respect thereto: (a) a Liquidation Event or Unmatured Liquidation Event, or (b) the institution against Finco of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding;

          (f) Reports under Receivables Sale Agreement. Promptly upon receipt thereof, copies of (i) all annual and quarterly financial statements and monthly Settlement Statements delivered to Finco by the Seller or by the Servicer pursuant to the Receivables Sale Agreement (each such Settlement Statement to be delivered no later than the Business Day of Finco's receipt but in no event later than the applicable Reporting Date) and (ii) (to the Facility Agent and the Collateral Agent only) all Daily Reports (to be delivered no later than the Business Day of Finco's receipt) and all other reports and other written information not specified above which are required to be delivered by the Seller or the Servicer to Finco pursuant to the terms of the Receivables Sale Agreement;

          (g) Other Information. Promptly, from time to time, such other information, documents, records or reports respecting the Purchased Assets or the Contributed Assets, including the Receivables, or the condition or operations, financial or otherwise, of Finco as any Agent or any Bank or their respective agents or representatives may from time to time reasonably request.

     SECTION 7.02. Inspection. (a) At any time and from time to time during Finco's normal business hours, with reasonable notice, permit the Facility Agent, or its agents or representatives, or any Bank (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of Finco relating to the Receivables, the other Purchased Assets or the other Contributed Assets, and (ii) to visit the offices and properties of Finco for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Receivables, the other Purchased Assets or the other Contributed Assets, or Finco's performance hereunder with any of the officers or employees of Finco having knowledge of such matters. Finco agrees to instruct its independent accountants to cooperate with any reasonable request of the Facility Agent, its permitted assigns, or their respective agents or representatives, in connection with the performance of such accountants' routine verification procedures with respect to the Receivables or the other Collateral. If a Liquidation Event shall have occurred and be continuing, and the Aggregate Net Outstandings (calculated without giving effect to any amount then on deposit and credited to the Downgraded Series A Bank Sub-account or the Downgraded Series B Bank Sub-account) are greater than zero at such time, the Facility Agent (upon instruction by the Majority Banks or the Term Bank) or its assigns, agents or representatives, shall also be permitted to verify the validity, amount or any other matter relating to any Receivable, and may notify any or all of the Obligors of the security interests granted hereunder or direct such Obligors to make payments under any Receivables directly to the Banks or their designees.

     (b) Without limiting the foregoing, Finco shall, from time to time during Finco's normal business hours, with reasonable notice upon request of the Facility Agent (or its respective agents or representatives) on its own behalf or pursuant to instructions received by the Facility Agent from any Bank or the Term Bank, permit Ernst & Young, or such other certified public accountants or other auditors selected by Finco to conduct a review of Finco's books and records relating to the Purchased Assets, the Contributed Assets and the Facility Documents and the Facility Agent shall provide a copy of any report or results of such inspection to the Person so requesting the inspection or any other Person that is a Bank or the Term Bank upon request; provided that unless a Liquidation Event has occurred and is continuing (i) such review shall be limited to the performance of the procedures specified on Exhibit E to the Receivables Sale Agreement, and (ii) such review shall not be conducted more than once during any calendar year. The costs and expenses of any such review shall be borne by Finco, provided that for any such review performed prior to the Liquidation Period, Finco shall not be responsible for any costs and expenses in excess of $30,000, such excess amounts to be shared ratably among all Persons requesting such review.

     SECTION 7.03. Books and Records of Finco. Maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations hereunder (including an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information relating to the Receivables, the Purchased Assets and the Contributed Assets reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all collections of and reductions or adjustments to each Receivable).

     SECTION 7.04. Corporate Existence. Observe all corporate procedures required by its certificate of incorporation and by-laws and do or cause to be done all things necessary to preserve and maintain its corporate existence and good standing (except where the failure to be in good standing would not have a Material Adverse Effect), material rights, licenses, permits and franchises.

     SECTION 7.05. Compliance with Laws. From and after the Effective Date comply in all respects with all applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and properties, except where the failure to so comply would not have a Material Adverse Effect.

     SECTION 7.06. Obligations and Taxes. Pay all its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or other-wise which, if unpaid, might become a Lien or charge upon such properties or any part thereof (except such indebtedness, obligations, taxes, assessments, governmental charges and levies and claims being contested in good faith by appropriate proceedings and for which Finco has set aside adequate reserves therefor).

     SECTION 7.07. Facility Documents. Comply in all material respects with the terms of and employ the procedures outlined in and enforce the obligations of the Seller and the Servicer under the Receivables Sale Agreement, and all of the other Facility Documents to which it is a party.

     SECTION 7.08. Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its books, records and documents concerning the Receivables (including all original documents relating thereto) at the addresses specified in Exhibit 7.08, or, upon thirty days' prior written notice to the Facility Agent, at such other locations in the United States where all action required to maintain the perfection of Finco's ownership interest in the Purchased Assets and the Contributed Assets and the Collateral Agent's security interest in the Collateral shall have been taken and completed. Finco shall also provide a Perfection Opinion prior to such change.

     SECTION 7.09. Separate Corporate Existence. Finco shall take all reasonable steps to maintain Finco's identity as a separate legal entity from JSC and to make it manifest to third parties that Finco is an entity with assets and liabilities distinct from those of JSC and each other Affiliate thereof. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth in Sections 7.04 and 7.07, Finco shall:

          (i) conduct all of its business, and make all communications to third parties (including all invoices (if any), letters and other instruments) solely in its own name (and not as a division of any other Person), and identify employees of Finco (if any) as such (including by means of providing appropriate employees with business or identification cards identifying such employees as Finco's employees);

          (ii) compensate all consultants and agents of Finco that are not employees, consultants or agents of any Affiliate of Finco directly, from Finco's bank accounts, for services provided to Finco by such employees, consultants and agents and, in the case of any employee, consultant or agent of Finco that is also an employee, consultant or agent of any Affiliate of Finco, allocate the compensation of such employee, consultant or agent between Finco and such Affiliate on a basis which reflects the services rendered to Finco and such Affiliate (it being understood that such allocation may be made on the basis of estimates of such services and accomplished through the payment of an administrative fee by Finco to one or more of its Affiliates and that ministerial services of negligible value will not be compensated);

          (iii) allocate all overhead expenses (including telephone and other utility charges) for items shared between Finco and any Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (iv) at all times have at least one "Independent Director" as defined in and as required under Finco's Certificate of Incorporation; and each "Independent Director" shall not be, and shall never have been, a director, officer, employee or stockholder of the Seller;

          (v) maintain Finco's books and records separate from those of any Affiliate;

          (vi) prepare its financial statements separately from those of its other Affiliates and use its best efforts to insure that any future consolidated financial statements of JSC that include Finco (excluding such financial statements that are provided only to JSC and its Affiliates or their independent public accountants) have a footnote to the effect that Finco is a wholly-owned, bankruptcy remote, limited purpose subsidiary of JSC, which finances its purchases of receivables through the issuance of commercial paper;

          (vii) (a) use its best efforts not to commingle funds or other assets of Finco with those of any other Affiliate,
     (b) not hold its assets in any manner that would create an appearance that such assets belong to any other Affiliate, and (c) not maintain bank accounts or other depository accounts to which any Affiliate is an account party, or from which any Affiliate (except in its capacity as Servicer or as otherwise permitted under the Facility Documents) has the power to make withdrawals;

          (viii) not permit any Affiliate to pay any of Finco's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subsection
     (iii) of this Section 7.09, pursuant to the terms of the Receivables Sale Agreement or any Dealer Agreement or pursuant to any arrangements by which any operating expense of Finco is paid by an Affiliate and is promptly reimbursed by Finco);

          (ix) not guarantee any obligation of any Affiliate nor (to the extent that Finco has the legal power to prevent such) have any of its obligations guaranteed by any such Affiliate (either directly or by seeking credit based on the assets of such Affiliate) or otherwise hold itself out as responsible for the debts of any Affiliate; provided, however, that for the purposes of this clause (ix), no arrangement or transaction permitted by the Facility Documents shall be deemed to constitute such a guarantee;

          (x) maintain at all times a separate stationery from that of any Affiliate, and have all its officers conduct all of its business solely in its own name and strictly observe all corporate formalities;

          (xi) (x) not, to the extent within its power, permit Finco to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate, and (y) not name other Affiliates as a direct or contingent beneficiary or loss payee on its own insurance policies, in either case such that (A) in the event of a loss in connection with such property, payments on account thereof would be made to Finco or would be jointly made to Finco and such Affiliate, or (B) payments on account of losses to Finco's property would be made to any Affiliates or would be jointly made to Finco and any Affiliates;

          (xii) not permit the Seller, in its capacity as such, to be involved in the day-to-day management of Finco, and other than with respect to the purchase and sale and contribution and transfer of Receivables pursuant to the Facility Documents (including, without limitation, transactions contemplated by the Short-Term Note and adjustments for Dilution, Breached Receivables or Noncomplying Receivables) and the performance of its obligations under the Facility Documents and the Existing Receivables Purchase Documents, Finco shall not engage in any intercorporate transaction with the Seller;

          (xiii) hold regular meetings of its board of directors in accordance with the provisions of Finco's Certificate of Incorporation; and

          (xiv) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion described in Section 5.01(o)(iii) are true and correct as of the date of such opinion and remain true and correct at all times; provided, however, that after the date of such opinion, Finco shall not be required pursuant to this clause (xiv) to take any such actions as are not within its power.


ARTICLE VIII  NEGATIVE COVENANTS

     Finco covenants and agrees that, from the date hereof (or, if stated otherwise in any covenants contained in this Article VIII, from the date stated therein) until the expiration or termination of the Commitments and thereafter until the Collection Date, unless the requisite Banks required under
Section 12.01 shall otherwise consent in writing, it will not, directly or indirectly:

     SECTION 8.01. Liens; Sales of Collateral. From the Effective Date, create, incur, assume or permit to exist any Lien (other than Permitted Liens or any Lien pursuant to the Existing Receivables Purchase Documents which shall terminate on the Effective Date) on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Finco whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any state or under any similar recording or notice statute, except Permitted Liens; or (except as expressly contemplated pursuant to the Facility Documents) sell, convey, assign (by operation of law or otherwise), transfer or otherwise dispose of any of the Collateral or Finco's right to receive income in respect thereof.

     SECTION 8.02.  Indebtedness.  From the Effective Date,
create, incur, assume, permit to exist or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)  Finco may become and remain liable with respect to
     (i) the Indebtedness to the Agents and the Banks expressly contemplated hereunder, (ii) the Indebtedness to the Term Bank expressly contemplated by the Term Loan Agreement and
     (iii) the Indebtedness evidenced by the Commercial Paper;

          (b) Finco may become and remain liable with respect to Contingent Obligations permitted by Section 8.04 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (c) Finco may become and remain liable with respect to the Ordinary Course Expenses (to the extent, if any, that such items constitute Indebtedness) and Indebtedness to the Seller pursuant to the Receivables Sale Agreement and the Short-Term Note; and

          (d)  Finco may be liable with respect to (i)
     Indebtedness pursuant to its Purchaser Note (as defined in the Master Agreement) payable to Emerald Funding Corporation, provided that such Indebtedness is paid in full on the Effective Date; and (ii) certain other expenses or obligations incurred in connection with the Existing Receivables Purchase Documents, which expenses or obligations shall be paid in full on or before June 30, 1995.

     SECTION 8.03. Net Worth. Permit its net worth (defined as the sum of (i) the amount of its capital stock plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), in each case determined in accordance with GAAP) to be less than 6.75% of the Outstanding Balance of the Eligible Receivables.

     SECTION 8.04. Contingent Obligations. From the Effective Date, create or become or remain liable with respect to any Contingent Obligation, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations (i) in favor of the Agents or the Banks as provided for under this Agreement, (ii) in favor of the Term Bank as provided for in the Term Loan Agreement, (iii) in favor of the Depositary as provided in the Series A Depositary Agreement or the Series B Depositary Agreement, (iv) in favor of any Dealer or any other Indemnitee (as defined in the Dealer Agreement) pursuant to the Dealer Agreement and (v) pursuant to the Master Agreement.

     SECTION 8.05.  Investments; Joint Ventures.  Make or own any
Investment in any Person, including any joint venture, except
Purchased Assets, Contributed Assets, Receivable Notes and
Permitted Investments.

     SECTION 8.06. Bankruptcy. Without the consent of the "Independent Director" (as defined in Finco's certificate of incorporation), file or cause to be filed any voluntary proceeding of the type referred to in the definition of "Insolvency Event" so long as this Agreement remains in full force and effect and for at least one year and one day following the latest to occur of: (i) the payment in full of all Liquidity Loans; (ii) the payment in full of the Term Loan; or (iii) the payment in full of the latest maturing Commercial Paper Note.

     SECTION 8.07. Facility Documents. Except as otherwise permitted under Section 12.01, (a) amend any Facility Document to which it is a party, or give or withhold any consent or waiver thereunder, (b) designate a Termination Date if, at the time of such designation, the Aggregate Net Outstandings exceeds the Base Amount, or (c) without the prior written consent of the Majority Banks and the Term Bank, consent to any amendment or modification to the Credit and Collection Policy that is reasonably likely to have a Material Adverse Effect; except that Finco may, with prior written notice to the Facility Agent and the Term Bank, but without any prior written consent, amend the Allocation Agreement, provided that any such amendment shall be on fair and reasonable terms materially no less favorable to Finco than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and such amendment shall not be prohibited by, or otherwise adversely affect Finco's ability to comply with, Section 7.09.

     SECTION 8.08. Charter and By-Laws. Amend or otherwise modify its certificate of incorporation or by-laws in any manner which requires the consent of the "Independent Director" (as defined in Finco's certificate of incorporation), without
(x) obtaining the prior written consent of the Majority Banks and the Term Bank, (y) satisfying the Rating Agency Condition and (z) delivering a favorable update of the opinion of counsel referred to in Section 5.01(o)(iii). In addition, Finco shall not make any change to its corporate name unless (i) the Facility Agent, the Term Bank and each Rating Agency shall have received twenty
(20) Business Days' prior written notice of such name change and
(ii) at least ten (10) Business Days prior to the effective date of any such name change, Finco shall have executed and delivered to the Facility Agent such Financing Statements (Form UCC-1 and UCC-3) which the Facility Agent may request to reflect such name change, together with such other documents and instruments that the Facility Agent may request in connection therewith and a Perfection Opinion.

     SECTION 8.09.  [Reserved]

     SECTION 8.10. Bank Accounts. From the Effective Date, maintain any bank accounts other than the Collection Account (including the sub-accounts thereof), the Series A Proceeds Account (including any sub-accounts thereof), the Series B Proceeds Account (including any sub-accounts thereof), the Lock-Box Accounts, checking accounts for payments of Ordinary Course Expenses and such other accounts which Finco, with approval of the Collateral Agent (which approval shall not be unreasonably withheld), shall consider to be advisable for the administration of this Agreement and the other Facility Documents; provided, however, that Finco shall have given notice of the existence and location of any such account to each of the Agents at or before the time such accounts are opened; and further provided, however, that Finco may maintain, until June 30, 1995, any bank account required or permitted to be maintained under the Existing Receivables Purchase Documents, so long as Finco shall have given notice of the existence and location of any such account to each of the Agents at or before the Effective Date (such bank accounts, the "Existing Receivables Purchase Accounts").

     SECTION 8.11. Lock-Box Banks; Change in Payment Instructions to Obligors. From and after the Effective Date, make any changes in instructions to Obligors directing payments other than to a Lock-Box Bank or, via wire transfer, to the Collection Account, or voluntarily add or terminate any bank as a Lock-Box Bank from those listed in Exhibit 6.01(p) unless, with respect to the addition of any Lock-Box Bank, the Facility Agent shall have first received and approved, which approval shall not be unreasonably withheld, (x) copies of Lock-Box Agreements executed by each new Lock-Box Bank and Finco and (y) copies of all agreements and documents signed by Finco (and, if applicable, by the Seller) and the respective Lock-Box Bank with respect to any new Lock-Box Account.

     SECTION 8.12. Accounting Treatment. Prepare any financial statements or other statements (including any tax filings which are not consolidated with those of JSC) which shall account for the transactions contemplated by the Receivables Sale Agreement in any manner other than as the sale of the Purchased Assets, and the contribution of the Contributed Assets, by the Seller to Finco.

     SECTION 8.13. Merger, Consolidation, Etc. Alter its corporate, capital or legal structure, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except to the extent provided in the Facility Documents.

     SECTION 8.14. Capital Expenditures. Make or incur any capital expenditures except as necessary to conduct its business in accordance with the terms of the Facility Documents.

     SECTION 8.15. Restriction on Leases. Become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, except as necessary to conduct its business in accordance with the terms of this Agreement and except pursuant to the Allocation Agreement.

     SECTION 8.16. Conduct of Business. From the Effective Date, engage in any business other than (a) the businesses engaged in by Finco on the Effective Date, (b) those businesses described in Section 6.01(o), and (c) such other lines of business as may be consented in writing to by the Majority Banks and the Term Bank. Notwithstanding anything to the contrary in this Agreement or any other Facility Document: (i) Finco shall not engage in any business or activities other than in connection with, or relating to, (A) the holding, acquisition, ownership, management, control, use, sale and disposition of the Purchased Assets and the Contributed Assets, (B) the execution, delivery and performance of this Agreement, the other Facility Documents to which it is a party and the Existing Receivables Purchase Documents to which it is a party, (C) any and all business or activities that are required by or authorized by the terms of this Agreement, the other Facility Documents and the Existing Receivables Purchase Documents, (D) the winding up of Emerald Funding Corporation's trade receivables securitization program, and (E) any and all business or activities that are incidental to or necessary to accomplish any of the foregoing, (ii) Finco shall not enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents and the Existing Receivables Purchase Documents, and (iii) Finco shall not create, acquire or otherwise hold any interest in any Subsidiary or other Person, other than the Permitted Investments.

ARTICLE IX     SECURITY INTEREST; ADMINISTRATION AND COLLECTION
               OF RECEIVABLES

     SECTION 9.01. Grant of Security Interest. To secure the prompt and complete payment when due of (i) all Liquidity Loans, interest, fees, indemnities, expenses and all other amounts owed hereunder or in connection herewith, (ii) the Term Note and any interest, fees, indemnities, expenses and any other amount owed under the Term Loan Agreement or in connection with the Term Note, (iii) the Commercial Paper, and (iv) all amounts owing under the Facility Documents to the Dealers or the Depositary (all the items referred to in the foregoing subclauses (i) through (iv) being collectively called the "Obligations"), Finco hereby assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien on all of Finco's right, title and interest in and to the following property, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Collateral"):

          (a)  all Receivables, together with all Related
     Security, Collections, Records, other Purchased Assets and other Contributed Assets related thereto;

          (b) all right, title and interest of Finco in, to and under the Receivables Sale Agreement, including all monies due and to become due to Finco from the Seller or the Servicer under or in connection therewith, whether as Receivables or fees, expenses, costs, indemnities, insurance recoveries, damages for breach or otherwise, and all rights, remedies, powers, privileges and claims of Finco against the Seller and the Servicer under or with respect to the Receivables Sale Agreement (whether arising pursuant to the terms of the Receivables Sale Agreement or otherwise available at law or in equity), including (i) the right at any time to appoint a successor to the Servicer as set forth therein (provided, however, that the Collateral Agent's right to appoint a successor to the Servicer shall arise only upon the occurrence of a Servicer Termination Event), and (ii) all licenses granted to Finco by the Seller in connection with the administration and collection of the Receivables;

          (c) all right, title and interest of Finco in, to and under each of the other Facility Documents (excluding this Agreement and the Term Loan Agreement) (whether as an original party thereto, as assignee or otherwise), including all monies due and to become due to Finco under or in connection with such other Facility Documents, and all rights, remedies, powers, privileges, benefits and claims of Finco under or with respect to such other Facility Documents (whether arising pursuant to the terms of such Facility Documents or otherwise available at law or in equity);

          (d) the Collection Account (and any sub-accounts thereof), the Series A Proceeds Account (and any sub-accounts thereof) and the Series B Proceeds Account (and any sub-accounts thereof) and all other bank and similar accounts established for the benefit of the Collateral Agent, the Banks and/or the Term Bank (other than the accounts referred to below in clause (e)), and all funds held therein or in such other accounts, and all income from the investment of funds in such accounts; and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

          (e) (i) all lock boxes, all Lock-Box Accounts, all Existing Receivables Purchase Accounts, and all other bank and similar accounts relating to the collection of Receivables, (ii) all funds held in the Lock-Box Accounts, the Existing Receivables Purchase
     Accounts, or in such other accounts, (iii) all income from the investment of funds in the Lock-Box Accounts, the Existing Receivables Purchase Accounts and such other accounts, and (iv) all certificates and instruments if any, from time to time in such lock boxes or representing or evidencing the Lock-Box
     Accounts, the Existing Receivables Purchase Accounts or such other accounts;

          (f) all interest, dividends, cash, instruments and other property from time to time received, receiv-able or otherwise distributed in respect of or in exchange for any and all of the foregoing; and

          (g) all substitutions for and proceeds of any of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

Notwithstanding the foregoing, it is expressly understood and agreed that any assignment and transfer to the Seller of Finco's interest in returned or repossessed goods, which transfer is made pursuant to the terms of Section 2.02(f) of the Receivables Sale Agreement and subject to the payment requirements contemplated thereunder, shall be made free and clear of any security interest of the Collateral Agent in such goods.

     SECTION 9.02. Continuing Liability of Finco. The security interests described above are granted as security only and shall not subject any Secured Party or its assigns to, or transfer or in any way affect or modify, any obligation or liability of Finco with respect to, any of the Collateral or any transaction in connection therewith. No Secured Party shall be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

     SECTION 9.03. Collection of Receivables; Establishment of Accounts. (a) As of the Effective Date, Finco hereby transfers to the Collateral Agent for the benefit of the Banks, the holders of the Commercial Paper and the Term Bank the exclusive ownership and control of the Lock-Box Accounts and all related lock-boxes owned by Finco, and Finco hereby agrees to take any further action necessary or that the Collateral Agent may reasonably request to effect such transfer. Each Lock-Box Bank shall be instructed by Finco to remit, on a daily basis, via overnight or same day transfer, all amounts deposited in its Lock-Box Accounts to a segregated trust account maintained with and under the exclusive control of the Collateral Agent (in the corporate trust department thereof), which shall be an Eligible Account, for the benefit of the Banks, the holders of the Commercial Paper and the Term Bank (the "Collection Account") in accordance with the terms of a Lock-Box Agreement. Solely for purposes of administration of the Collection Account, the Collateral Agent shall initially establish six sub-accounts within the Collection Account: the Other Carrying Costs Sub-account, the General Collection Sub-account, the Secured Parties Sub-account, the Series A Cash Collateral Sub-account, the Series B Cash Collateral Sub-account and the Assignee Indemnification Sub-account. The Collateral Agent may establish additional sub-accounts from time to time relating to funds credited to the General Collection Sub-account. Amounts credited to any sub-account shall not be applied for purposes other than those to which this Agreement permits amounts credited to such sub-account to be applied. Deposits to or from the Collection Account shall be credited or debited to one or more of such sub-accounts in accordance with the terms hereof, and any amount retained in the Collection Account not otherwise credited to a specific sub-account shall be credited to the General Collection Sub-account. Finco shall have no control over the Lock-Box Accounts, any related lock-box or the Collection Account and shall have no rights of withdrawals therefrom except for (i) the right to receive Available Cash to the extent provided under this Agreement, (ii) the right to direct a Lock-Box Bank to make withdrawals from the related Lock-Box Account and transfer such funds to the Collection Account, and (iii) the other rights to receive withdrawals expressly provided for in
Section 9.07 or Section 9.08. Finco shall, not later than 1:00 p.m. (New York City time) on each Business Day, cause the Servicer to advise in writing (in the form of a Daily Report or such other form as is acceptable to the recipients) Finco and the Agents of the amount of Collections to be received into the Lock-Box Accounts and the Collection Account on such Business Day with respect to the Receivables and the Facility Agent shall, based solely on such advice, advise Finco and the Agents as to the amounts of such Collections which constitute Available Cash. If Finco or its agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections, such recipient shall promptly hold such payment in trust for and in a manner acceptable to the Agents, and shall, promptly upon receipt of any such payment, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account or the Collection Account.

     (b) At any time upon the occurrence and during the continuance of a Liquidation Event (and only at such time): (i) with contemporaneous notice to Finco, the Collateral Agent (at the direction of the Majority Banks and the Term Bank) shall notify any or all of the Obligors of the security interest granted hereunder and may direct any or all of the Obligors of Receivables included in the Collateral to pay all amounts payable under any such Receivables directly to the Collateral Agent or its designee; (ii) at the Collateral Agent's request (at the direction of the Majority Banks and the Term Bank) and at Finco's expense, Finco shall give notice of the Secured Parties' interest in the Collateral to each Obligor whose Receivables are included in the Purchased Assets and the Contributed Assets and direct that payments be made directly to the Collateral Agent or its designee; (iii) Finco shall promptly assemble all Records included in the Collateral, and make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee; and (iv) the Collateral Agent shall (at the direction of the Majority Banks and the Term Bank) enforce the Receivables Sale Agreement against the Seller and the Servicer and shall have the right to give or withhold any or all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect thereto, and exercise affirmative rights thereunder, to the same extent as Finco would otherwise be entitled to do. In addition to the foregoing, upon the occurrence and during the continuance of a Servicer Termination Event, Finco shall, at the request of the Collateral Agent (at the direction of the Majority Banks and the Term Bank), exercise its rights under the Receivables Sale Agreement to notify any or all of the Obligors of Finco's interests in the Purchased Assets and the Contributed Assets. Finco hereby authorizes the Banks and the Term Bank, and gives to the Banks and the Term Bank its irrevocable power of attorney, which shall be coupled with an interest, and the Banks and the Term Bank hereby designate the Collateral Agent to exercise such authorization and power of attorney, to take any and all steps in the name of Finco, which steps are necessary or desirable, in the reasonable determination of the Collateral Agent, to collect all amounts due under the Collateral, including endorsing Finco's name on checks and other instruments representing Collections and, upon the occurrence and during the continuance of a Liquidation Event, enforcing such Receivables and the related Invoices; provided, however, for purposes of this Section 9.03(b), upon reduction of all Commitments to zero and upon payment in full of all amounts owing hereunder to the Facility Agent and the Banks, the term "Majority Banks" as used herein shall be deemed to refer to a majority of the holders of outstanding Commercial Paper.

     (c) Following notification that collections of any receivable or other intangible owed to the Seller or an Affiliate thereof, which is not a Purchased Asset or a Contributed Asset, have been deposited into the Lock-Box Accounts, Finco shall, or shall cause the Servicer to, direct the Collateral Agent to segregate all such collections or, if such collections have been deposited in the Collection Account, request the Collateral Agent to segregate such collections. Promptly after such misapplied collections have been reasonably identified to the Collateral Agent, the Collateral Agent shall turn over to the Seller or such Affiliate, as applicable, all such collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Collateral Agent in identifying and collecting such receivables.

     (d) Finco shall cause to be delivered to the Agents, on each day when a Daily Report is required to be delivered by the Servicer pursuant to Section 5.03(b) of the Receivables Sale Agreement, a copy of such Daily Report and shall cause to be delivered to the Agents and the Banks, no later than each Reporting Date with respect to the Collection Period most recently ended, the Settlement Statement prepared by the Servicer pursuant to such Section 5.03(b).

     (e) In the event that the Servicer resigns or is removed under the terms of the Receivables Sale Agreement and this Agreement, and a successor Servicer is not promptly named by Finco (or, following a Servicer Termination Event, the Collateral Agent), Finco hereby agrees to appoint the Collateral Agent, and the Collateral Agent hereby agrees to accept such appointment (or, following a Servicer Termination Event, agrees to appoint itself) as Servicer, and to assume all of the duties and obligations thereof. Notwithstanding the foregoing, the Collateral Agent shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that meets the requirements set forth in the definition of "Eligible Assignee" and whose regular business includes the servicing of trade receivables similar to the Receivables as the successor servicer hereunder.

     (f) In addition to the foregoing, the Collateral Agent shall establish a segregated trust account maintained with and under the exclusive control of the Collateral Agent (in the corporate trust department thereof), which account shall be an Eligible Account, for the benefit of the Series A Bank, the holders of Series A Commercial Paper and the Term Bank to be designated the Series A Proceeds Account (the "Series A Proceeds Account"). Solely for purposes of administration of the Series A Proceeds Account, the Collateral Agent shall initially establish four sub-accounts within the Series A Proceeds Account: the Series A Equalization Sub-account, the Series A Carrying Costs Sub-account, the General Series A Sub-account and the Downgraded Series A Bank Sub-account. The Collateral Agent may establish additional sub-accounts from time to time relating to funds credited to the General Series A Sub-account. Amounts credited to any sub-account of the Series A Proceeds Account shall not be applied for purposes other than those to which this Agreement permits amounts credited to such sub-account to be applied, and any amount retained in the Series A Proceeds Account not otherwise credited to a specific sub-account shall be credited to the General Series A Sub-account.

     (g) In addition to the foregoing, the Collateral Agent shall establish a segregated trust account maintained with and under the exclusive control of the Collateral Agent (in the corporate trust department thereof), which account shall be an Eligible Account, for the benefit of the Series B Banks, the holders of Series B Commercial Paper and the Term Bank to be designated the Series B Proceeds Account (the "Series B Proceeds Account"). Solely for purposes of administration of the Series B Proceeds Account, the Collateral Agent shall initially establish four sub-accounts within the Series B Proceeds Account: the Series B Equalization Sub-account, the Series B Carrying Costs Sub-account, the General Series B Sub-account and the Downgraded Series B Bank Sub-account. The Collateral Agent may establish additional sub-accounts from time to time relating to funds credited to the General Series B Sub-account. Amounts credited to any sub-account of the Series B Proceeds Account shall not be applied for purposes other than those to which this Agreement permits amounts credited to such sub-account to be applied, and any amount retained in the Series B Proceeds Account not otherwise credited to a specific sub-account shall be credited to the General Series B Sub-account.

     SECTION 9.04. Responsibilities of Finco. Anything herein to the contrary notwithstanding:

     (a) Finco shall (i) diligently perform (either directly or indirectly by causing the Servicer and/or the Seller to perform) all of its obligations under the Invoices and the contracts related to the Receivables and the exercise by the Facility Agent or the Collateral Agent of their respective rights hereunder shall not relieve Finco from such obligations and (ii) pay when due (either directly or, to the extent provided for in the Receivables Sale Agreement, indirectly by causing the Seller to pay when due) any taxes relating to the origination and sale of the Receivables, the other Purchased Assets and the other Contributed Assets, and/or the grant of any security interest hereunder.

     (b) None of any Agent, any Bank or the Term Bank shall have any obligation or liability with respect to any Receivable or related contract nor be obligated to perform any of the obligations of Finco or the Seller thereunder and Finco agrees to indemnify and hold harmless each of the Agents, the Banks and the Term Bank against and from any and all liabilities arising from or related to any such obligation or liability (the payment of such indemnity to be subject to the terms of Sections 9.07 and
9.08 hereof).

     SECTION 9.05.  Further Action Evidencing Security Interest.
(a) Finco agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary to perfect, protect or more fully evidence the security interests granted hereunder to the Collateral Agent, to enable the Collateral Agent, the Facility Agent or the Banks to exercise or enforce any of their respective rights hereunder or to enable the Term Bank to exercise or enforce any of its rights hereunder or under the Term Loan Agreement. Without limiting the generality of the foregoing, Finco will (i) cause its computer files and other physical records relating to the Receivables to indicate that, unless otherwise specifically identified on any list or print-out of Receivables as a Receivable not so pledged, all Receivables included in such list or print-out and Related Security are part of the Collateral in accordance with this Agreement and (ii) execute and file such financing or continuation statements or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate or as the Collateral Agent may reasonably request in connection with the perfection of the security interests granted hereunder to the Collateral Agent.

     (b) In the event that Finco, within one (1) Business Day after notice from the Facility Agent, fails to deliver one or more financing or continuation statements, and amendments thereto and assignments thereof, that the Facility Agent or any of its agents, representatives or permitted assignees may reasonably determine to be necessary to evidence or perfect the Collateral Agent's security interest in the Collateral or Finco's ownership of all or any of the Purchased Assets and the Contributed Assets now existing or hereafter arising, then Finco hereby authorizes either of the Agents to file any such statements without the signature of Finco where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof, shall be sufficient as a financing statement. If Finco fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, either Agent may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Agents, the Banks or the Term Bank incurred in connection therewith shall be payable by Finco upon the Facility Agent's or the Term Bank's written demand therefor (which demand shall itemize such expenses in reasonable detail).

     (c)  All amounts payable by Finco under this Section 9.05
shall be payable subject to the terms of Sections 9.07 and 9.08 hereof.

     SECTION 9.06. Application of Collections. From and after the Effective Date, any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to Finco shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable included in the Purchased Assets or the Contributed Assets (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable, as determined under the Credit and Collection Policy) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable arising subsequent to the Termination Date which is not included in the Purchased Assets or the Contributed Assets or
(ii) any other indebtedness of such Obligor to the Seller or to Finco.

     SECTION 9.07. Administration of the Series A Proceeds Account, the Series B Proceeds Account and the Collection Account
Prior to the Liquidation Period.    On each Business Day prior to
the commencement of the Liquidation Period, commencing with the first Business Day after the Effective Date, the Collateral Agent shall administer all amounts received in the Series A Proceeds Account, the Series B Proceeds Account and the Collection Account as set out below in this Section 9.07. On the Effective Date, the Collateral Agent shall administer all such amounts first for the purpose of satisfying Finco's indebtedness under the Existing Receivables Purchase Documents, pursuant to and in accordance with the Flow of Funds Memorandum and then, as set out below in this Section 9.07. The Collateral Agent shall rely on calculations provided by the Servicer and set forth in the Daily Report in carrying out such administration.

     (a)  On each such Business Day, the Collateral Agent shall:

          (i) transfer from the Collection Account to the Series A Proceeds Account, for credit to the Series A Carrying Costs Sub-account, an amount equal to (a) if the sum of the Series A Carrying Costs Reserve plus the Series B Carrying Costs Reserve would not exceed the amount of Collections in the Collection Account, the amount equal to the excess of
     (1) the Series A Carrying Costs Reserve over (2) the amount credited to the Series A Carrying Costs Sub-account, or (b) otherwise, the amount of Collections in the Collection Account times the Series A Percentage;

          (ii) after giving effect to the transfer contemplated by clause (i) above, retain in the Series A Proceeds Account and credit to the Series A Carrying Costs Sub-account the amount equal to the excess of (1) the Series A Carrying Costs Reserve over (2) the balance then credited to the Series A Carrying Costs Sub-account;

          (iii) transfer from the Collection Account to the Series B Proceeds Account, for credit to the Series B Carrying Costs Sub-account, an amount equal (a) if the sum of the Series A Carrying Costs Reserve plus the Series B Carrying Costs Reserve would not exceed the amount of Collections in the Collection Account, the amount equal to the excess of (1) the Series B Carrying Costs Reserve over
     (2) the amount credited to the Series B Carrying Costs Sub-account, or (b) otherwise, the amount of Collections in the Collection Account times the Series B Percentage;

          (iv) after giving effect to the transfer contemplated by clause (iii) above, retain in the Series B Proceeds Account and credit to the Series B Carrying Costs Sub-account the amount equal to the excess of (1) the Series B Carrying Costs Reserve over (2) the balance then credited to the Series B Carrying Costs Sub-account;

          (v) after giving effect to any transfers from the Collection Account pursuant to clauses (a)(i) and (a)(iii) of this Section 9.07, retain in the Collection Account and credit to the Other Carrying Costs Sub-account the amount equal to the excess of (1) the Other Carrying Costs Reserve over (2) the amount credited to the Other Carrying Costs Sub-account;

     (b) Whenever any Reserved Series A Carrying Costs have become due and payable, the Collateral Agent shall withdraw funds from the Series A Proceeds Account (debiting the Series A Carrying Costs Sub-account) to pay such Reserved Series A Carrying Costs. Any excess of (x) the amount credited to the Series A Carrying Costs Sub-account over (y) the Series A Carrying Costs Reserve, shall be credited to the General Series A Sub-account.

     (c) Whenever any Reserved Series B Carrying Costs have become due and payable, the Collateral Agent shall withdraw funds from the Series B Proceeds Account (debiting the Series B Carrying Costs Sub-account) to pay such Reserved Series B Carrying Costs. Any excess of (x) the amount credited to the Series B Carrying Costs Sub-account over (y) the Series B Carrying Costs Reserve, shall be credited to the General Series B Sub-account.

     (d) Whenever any Reserved Other Carrying Costs (other than Servicer Fees owing to JSC or an Affiliate thereof, as Servicer, during any period when there exists a Modified Base Amount Shortfall) have become due and payable, the Collateral Agent shall withdraw funds from the Collection Account (debiting the Other Carrying Costs Sub-account) to pay such Reserved Other Carrying Costs (or, in the case of Ordinary Course Expenses which constitute Reserved Other Carrying Costs, to deposit the amount of such requested funds in Finco's checking account maintained for such purposes). Any excess of (x) the amount credited to the Other Carrying Costs Sub-account over (y) the Other Carrying Costs Reserve, shall be credited to the General Collection Sub-account.

     (e) If, on any Business Day, a Series A Shortfall exists, then in such event, an amount equal to

          (x) if the sum of such Series A Shortfall plus any Series B Shortfall existing on such day would not exceed the amount of Collections remaining in the Collection Account and credited to the General Collection Sub-account (after giving effect to the transfers contemplated by Section 9.07(a)), such Series A Shortfall, or

          (y) otherwise, the amount of Collections remaining in the Collection Account and credited to the General
     Collection Sub-account (after giving effect to the transfers contemplated by Section 9.07(a)) times the Series A
     Percentage,

shall be debited from the General Collection Sub-account, transferred from the Collection Account to the Series A Proceeds Account, credited to the Series A Equalization Sub-account and applied in accordance with Section 2.07. If, on any Business Day, after giving effect to any transfer pursuant to the immediately preceding sentence, there remains a Series A Shortfall, then in such event, an amount equal to the lesser of

          (x) such remaining Series A Shortfall, or

          (y) the account balance of the General Series A Sub-account,

shall be debited from the General Series A Sub-account, credited to the Series A Equalization Sub-account and applied in accordance with Section 2.07.

     (f) If, on any Business Day, a Series B Shortfall exists, then in such event, an amount equal to

          (x) if the sum of such Series B Shortfall plus any Series A Shortfall existing on such day would not exceed the amount of Collections remaining in the Collection Account and credited to the General Collection Sub-account (after giving effect to the transfers contemplated by Section 9.07(a)), such Series B Shortfall, or

          (y) otherwise, the amount of Collections remaining in the Collection Account and credited to the General
     Collection Sub-account (after giving effect to the transfers contemplated by Section 9.07(a)) times the Series B
     Percentage,

shall be debited from the General Collection Sub-account, transferred from the Collection Account to the Series B Proceeds Account, credited to the Series B Equalization Sub-account and applied in accordance with Section 2.07. If, on any Business Day, after giving effect to any transfer pursuant to the immediately preceding sentence, there remains a Series B Shortfall, then in such event, an amount equal to the lesser of

          (x) such remaining Series B Shortfall, or

          (y) the account balance of the General Series B Sub-account,

shall be debited from the General Series B Sub-account, credited to the Series B Equalization Sub-account, and applied in accordance with Section 2.07.

     (g) After giving effect to the retention and or remittance of funds under clauses (a) through (f) of this Section 9.07, all amounts credited to the General Series A Sub-account, the General Series B Sub-account or the General Collection Sub-account (including any cash income received by reason of investments of any retained cash) (collectively, "Available Cash") shall, except as otherwise required in clause (h) below of this Section 9.07, be remitted to Finco or, if any payment described below in this clause (g) is owing to any Agent, any Bank, the Term Bank, the
Depositary or any Dealer, to such Person directly.   All such
Available Cash shall be applied in the following order of priority (in each case, unless otherwise indicated, debiting a corresponding amount from the General Series A Sub-account, the General Series B Sub-account or the General Collection Sub-account, as the case may be):

          (i) Available Cash credited to the General Series A Sub-account, Available Cash credited to the General Collection Sub-account and amounts credited to the Downgraded Series A Sub-account, shall be applied to repay maturing Series A Commercial Paper (excluding any discount thereon which is paid from funds retained in the Series A Proceeds Account and credited to the Series A Carrying Costs Sub-account pursuant to Section 9.07(a)(i)) first, by debiting the Downgraded Series A Bank Sub-account; second, by debiting the General Series A Sub-account; and third, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining outstanding maturing Series A Commercial Paper after giving effect to the application of funds in accordance with clauses first and second hereof (the "Series A Remaining CP Amount") plus the Series B Remaining CP Amount (as defined in clause (ii) hereof) would not exceed the amount of Available Cash in the General Collection Sub-account, the Series A Remaining CP Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series A Percentage;

          (ii) Available Cash credited to the General Series B Sub-account, Available Cash credited to the General Collection Sub-account and amounts credited to the Downgraded Series B Bank Sub-account, shall be applied to repay maturing Series B Commercial Paper (excluding any discount thereon which is paid from funds retained in the Series B Proceeds Account and credited to the Series B Carrying Costs Sub-account pursuant to Section 9.07(a)(iii)) first, by debiting the Downgraded Series B Bank Sub-account; second, by debiting the General Series B Sub-account; and third, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining outstanding maturing Series B Commercial Paper after giving effect to the application of funds in accordance with clauses first and second hereof (the "Series B Remaining CP Amount") plus the Series A Remaining CP Amount would not exceed the amount of Available Cash in the General Collection Sub-account, the Series B Remaining CP Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series B Percentage;

          (iii) Available Cash credited to the General Series A Sub-account and Available Cash credited to the General Collection Sub-account shall be used to pay any amounts owing to the Facility Agent under Section 2.04(f) in connection with any Series A Bank's failure to fund a Series A Liquidity Loan first, by debiting the General Series A Sub-account and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining amounts payable to the Facility Agent under
     Section 2.04(f) in connection with any Series A Bank's failure to fund a Series A Liquidity Loan after giving effect to the application of funds in accordance with clause first hereof (the "Series A Reimbursement Amount") plus the Series B Reimbursement Amount (as defined in clause (iv)) would not exceed the amount of Available Cash in the General Collection Sub-account, the Series A Reimbursement Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series A Percentage;

          (iv) Available Cash credited to the General Series B Sub-account and Available Cash credited to the General Collection Sub-account shall be used to pay any amounts owing to the Facility Agent under Section 2.04(f) in connection with any Series B Bank's failure to fund its Pro Rata Share of a Series B Liquidity Loan first, by debiting the General Series B Sub-account and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining amounts payable to the Facility Agent under Section 2.04(f) in connection with any Series B Bank's failure to fund its share of a Series B Liquidity Loan after giving effect to the application of funds in accordance with clause first hereof (the "Series B Reimbursement Amount") plus the Series A Reimbursement Amount would not exceed the amount of Available Cash in the General Collection Sub-account, the Series B Reimbursement Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series B Percentage;

          (v) if the Series A Bank is a Dissenting Bank, Available Cash credited to the General Series A Sub-account and Available Cash credited to the General Collection Sub-account shall be applied to pay any amounts owing to the Series A Bank pursuant to Section 2.06(d) first, by debiting the General Series A Sub-account, and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining amounts payable to a Series A Bank which is a Dissenting Bank after giving effect to the application of funds in accordance with clause first hereof (the "Series A Dissenting Bank Amount") plus the Series B Dissenting Bank Amount (as defined in clause (vi)) would not exceed the amount of Available Cash in the General Collection Sub-account, the Series A Dissenting Bank Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series A Percentage;

          (vi) Available Cash credited to the General Series B Sub-account and Available Cash credited to the General Collection Sub-account shall be applied to pay any amounts owing to Dissenting Banks which are Series B Banks pursuant to Section 2.06(d) first, by debiting the General Series B Sub-account, and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining amounts payable to a Series B Bank which is a Dissenting Bank after giving effect to the application of funds in accordance with clause first hereof (the "Series B Dissenting Bank Amount") plus the Series A Dissenting Bank Amount would not exceed the amount of Available Cash in the General Collection Sub-account, the Series B Dissenting Bank Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series B Percentage;

          (vii) amounts owing to the Term Bank pursuant to
     Section 2.06(b) of the Term Loan Agreement shall be paid from Available Cash credited to the General Collection Sub-account; provided, however, that after giving effect to such prepayment there would not be a Base Amount Shortfall; and provided, further, however, that no payment shall be made pursuant to this clause (vii) if a Liquidation Event or an Unmatured Liquidation Event exists and is then continuing;

          (viii) Available Cash credited to the General Series A Sub-account and Available Cash credited to the General Collection Sub-account shall be used to pay any Unreserved Series A Carrying Costs owing to the Series A Bank, the Agents and the Series A Dealer first, by debiting the General Series A Sub-account, and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining Unreserved Series A Carrying Costs after giving effect to the application of funds in accordance with clause first hereof (for purposes of Sections 9.07(g)(viii) and (ix) the "Remaining Unreserved Series A Carrying Costs Amount") plus the Remaining Unreserved Series B Carrying Costs Amount (as defined in clause (ix) hereof) would not exceed the amount of Available Cash in the General Collection Sub-account, the Remaining Unreserved Series A Carrying Costs Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series A Percentage;

          (ix) Available Cash credited to the General Series B Sub-account and Available Cash credited to the General Collection Sub-account shall be used to pay any Unreserved Series B Carrying Costs owing to the Series B Banks, the Agents and the Series B Dealers first, by debiting the General Series B Sub-account, and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining Unreserved Series B Carrying Costs after giving effect to the application of funds in accordance with clause first hereof (for purposes of Sections 9.07(g)(viii) and (ix), the "Remaining Unreserved Series B Carrying Costs Amount") plus the Remaining Unreserved Series A Carrying Costs Amount would not exceed the amount of Available Cash in the General Collection Sub-account, the Remaining Unreserved Series B Carrying Costs Amount, or (b) otherwise, the amount of Available Cash in the General Collection Sub-account times the Series B Percentage;

          (x) Unreserved Other Carrying Costs owing to the Term
     Bank shall be paid from Available Cash credited to the General Collection Sub-account;

          (xi) Unreserved Other Carrying Costs (other than
     Unreserved Other Carrying Costs owing to the Term Bank) shall be paid from Available Cash credited to the General
     Collection Sub-account;

          (xii) to the extent requested by Finco, Available Cash credited to the General Series A Sub-account and Available Cash credited to the General Collection Sub-account shall be applied in the manner set forth in Section 2.07 to make any voluntary prepayments of the Series A Liquidity Loans;

          (xiii) to the extent requested by Finco, Available Cash credited to the General Series B Sub-account and Available Cash credited to the General Collection Sub-account shall be applied in the manner set forth in Section
     2.07 to make any voluntary prepayments of the Series B
     Liquidity Loans;

          (xiv) (A) to the extent requested by Finco, Available Cash credited to the General Series A Sub-account, the General Series B Sub-account and the General Collection Sub-account shall be applied to make any voluntary prepayment of the Term Loan pursuant to Section 2.07(b) of the Term Loan Agreement; provided, however, that no payment shall be made pursuant to this clause (xiv)(A) if (after giving effect to such payment) there exists a Base Amount Shortfall; and provided, further, however, that no payment shall be made pursuant to this clause (xiv)(A) if a Liquidation Event or an Unmatured Liquidation Event exists and is then continuing; and (B) Available Cash credited to the General Series A Sub-account, the General Series B Sub-account and the General Collection Sub-account shall be applied to make any mandatory prepayment of the Term Loan pursuant to
     Section 2.07(d) of the Term Loan Agreement; provided, however, that no payment shall be made pursuant to this clause (xiv)(B) if (after giving effect to such payment) there exists a Base Amount Shortfall;

          (xv) Available Cash credited to the General Series A Sub-account, the General Series B Sub-account and the General Collection Sub-account shall be applied (at Finco's option as to allocation among such accounts) to pay the Purchase Price for newly generated Purchased Assets under the Receivables Sale Agreement; and

          (xvi) Available Cash credited to the General Series A
     Sub-account, the General Series B Sub-account and the
     General Collection Sub-account shall be applied to make payments on the Short-Term Note, the payment of dividends or other corporate purposes, as Finco shall elect.

     (h) If, on any such Business Day, either (i) an Insolvency Event exists with respect to JSC, the Seller or Finco or (ii) to Finco's knowledge, a Liquidation Event described in clause (j) of the definition thereof with respect to the Seller's Receivables has occurred and is continuing (and, in either case, so long as the Liquidation Period has not commenced and is continuing), then, during either such event, the Collateral Agent shall, after giving effect to the retention and/or remittance of funds under clauses (a) through (f) inclusive of this Section 9.07, separately identify the Secured Parties Percentage and the Finco Percentage of the Collections attributable to the Seller's Receivables. The Secured Parties Percentage of such Collections shall be set aside in trust for the holders of the Obligations and credited to the Secured Parties Sub-account until the earliest of (i) commencement of the Liquidation Period (at which time such funds shall be remitted and applied as provided in
Section 9.08), (ii) dismissal of the proceedings giving rise to such Insolvency Event (in which event such funds shall be remitted and applied as provided above in this Section 9.07 and debited from the Secured Parties Sub-account and credited to the General Collection Sub-account) and (iii) waiver or cure of the Liquidation Event described in clause (j) thereof (in which event such funds shall be remitted and applied as provided above in this Section 9.07 and debited from the Secured Parties Sub-account and credited to the General Collection Sub-account); the Series A Percentage of the Secured Parties Percentage of such Collections shall also be used to make any payments described in
Section 2.07(b), and the Series B Percentage of the Secured Parties Percentage of such Collections shall be used to make any payments described in Section 2.07(d). The Finco Percentage of such Collections shall be remitted and applied as follows:

          (x) fifty percent (50%) of the Finco Percentage of such Collections shall be retained in the Collection Account as cash collateral for the payment of any not-yet accrued Series A Carrying Costs, Series B Carrying Costs or Other Carrying Costs (including indemnification amounts) and credited to the Series A Cash Collateral Sub-account and the Series B Cash Collateral Sub-account (ratably according to the Series A Percentage and the Series B Percentage accordingly) until the aggregate amount of such cash collateral so retained equals (x) fifteen percent (15%) times (y) the Dilution Reserve Ratio then in effect times
     (z) the Net Eligible Receivables as of the date such Insolvency Event or Liquidation Event first occurred; and

          (y) the remainder of the Finco Percentage of such Collections shall be remitted to Finco on account of the Finco Percentage and may be used by Finco to make any payments which it is authorized to make under clause (g) of this Section 9.07.

     (i)  The Collateral Agent shall, on each Business Day, pay
(to the extent of funds credited to the Assignee Indemnification
Sub-account) to each permitted assignee of an Indemnitee pursuant to the Receivables Sale Agreement which is not Finco or an Affiliate of Finco, the amounts demanded by such Person by debiting the Assignee Indemnification Sub-account.

     SECTION 9.08. Administration of Series A Proceeds Account, the Series B Proceeds Account and the Collection Account During the Liquidation Period.

     (a)  On the commencement of the Liquidation Period,

          (i) the amount in the Series A Proceeds Account credited to the Series A Equalization Sub-account, the Downgraded Series A Sub-account and the Series A Carrying Costs Sub-account shall be debited from such sub-accounts and credited to the General Series A Sub-account;

          (ii) the amount in the Series B Proceeds Account credited to the Series B Equalization Sub-account, the Downgraded Series B Sub-account and the Series B Carrying Costs Sub-account shall be debited from such sub-accounts and credited to the General Series B Sub-account;

          (iii) the amount in the Collection Account credited to the Other Carrying Costs Sub-account shall be debited from such sub-account and credited to the General Collection Sub-account; and

          (iv) the amount in the Collection Account credited to the Secured Parties Sub-account shall be debited from such sub-account and credited to the General Collection Sub-account.

     (b) On each Business Day during the Liquidation Period, the Collateral Agent shall remit all amounts on deposit and credited to the Collection Account, the Series A Proceeds Account and the Series B Proceeds Account to the appropriate parties in the following order of priority:

          (i) to pay from the General Collection Sub-account, the General Series A Sub-account and the General Series B
     Sub-account the following accrued and unpaid Reserved
     Carrying Costs in the following order of priority:

               (A) first, to the payment (I) of all accrued and unpaid interest on the Series A Liquidity Loans (other than interest owed pursuant to Sections 4.01(d) and 4.03(b)) and all accrued and unpaid discount included in the face amount of outstanding Series A Commercial Paper, by debiting the General Series A Sub-account; provided, that with respect to unpaid discount included in the face amount of outstanding Series A Commercial Paper not maturing on such day, the amount of such unpaid discount shall be remitted to the Series A Commercial Paper Account to be held in trust for the benefit of holders of Series A Commercial Paper pending such maturity, and (II) all accrued and unpaid interest on the Series B Liquidity Loans (other than interest owed pursuant to Sections 4.01(d) and 4.03(b)) and all accrued and unpaid discount included in the face amount of outstanding Series B Commercial Paper, by debiting the General Series B Sub-account; provided, that with respect to unpaid discount included in the face amount of outstanding Series B Commercial Paper not maturing on such day, the amount of such unpaid discount shall be remitted to the Series B Commercial Paper Account to be held in trust for the benefit of holders of Series B Commercial Paper pending such maturity; and

               (B) second, to the payment of (I) all remaining accrued and unpaid interest (after giving effect to the immediately preceding clause (A)) on the Series A Liquidity Loans (other than interest owed pursuant to Sections 4.01(d) and 4.03(b)) and all accrued and unpaid discount included in the face amount of outstanding Series A Commercial Paper, by debiting the General Collection Sub-account (to the extent of the Series A Percentage of the amounts credited to such sub-account); provided, that with respect to unpaid discount included in the face amount of outstanding Series A Commercial Paper not maturing on such day, the amount of such unpaid discount shall be remitted to the Series A Commercial Paper Account to be held in trust for the benefit of holders of Series A Commercial Paper pending such maturity, and (II) all remaining accrued and unpaid interest (after giving effect to the immediately preceding clause (A)) on the Series B Liquidity Loans (other than interest owed pursuant to Sections 4.01(d) and 4.03(b)) and all accrued and unpaid discount included in the face amount of outstanding Series B Commercial Paper, by debiting the General Collection Sub-account (to the extent of the Series B Percentage of the amounts credited to such sub-account); provided, that with respect to unpaid discount included in the face amount of outstanding Series B Commercial Paper not maturing on such day, the amount of such unpaid discount shall be remitted to the Series B Commercial Paper Account to be held in trust for the benefit of holders of Series B Commercial Paper pending such maturity; and

               (C) third, to the payment of any Servicer Fees owed to the Servicer, if other than Finco or any Affiliate thereof, first by debiting the General Collection Sub-account and then by debiting the General Series A Sub-account and the General Series B Sub-account, ratably based on the Series A Percentage and the Series B Percentage; and

               (D) fourth, to the payment of Reserved Carrying Costs owed to the Depositary, first by debiting the General Collection Sub-account and then by debiting the General Series A Sub-account and the General Series B Sub-account, ratably based on the Series A Percentage and the Series B Percentage; and

               (E) fifth, to pay (I) all Facility Fees payable to the Series A Bank by debiting the General Series A Sub-account, and (II) all Facility Fees payable to the Series B Banks by debiting the General Series B Sub-account; and

               (F) sixth, to pay (after giving effect to the immediately preceding clause (E)) (I) all remaining Facility Fees payable to the Series A Bank by debiting the General Collection Sub-account (to the extent of the Series A Percentage of the amounts credited to such sub-account), and (II) all remaining Facility Fees payable to the Series B Banks by debiting the General Collection Sub-account (to the extent of the Series B Percentage of the amounts credited to such sub-account); and

               (G) seventh, if there exists no Series A Base Amount Shortfall and no Series B Base Amount Shortfall, to the payment of all accrued and unpaid interest on the Term Note (other than interest owed pursuant to Section 2.02(d) or 3.01(b) of the Term Loan Agreement), first by debiting the General Collection Sub-account and then by debiting the General Series A Sub-account and the General Series B Sub-account, ratably based on the Series A Percentage and the Series B Percentage;

          (ii) to prepay first, from amounts credited to the General Series A Sub-account, and second, (subject to the final proviso to subclause (iii) below) from amounts credited to the General Collection Sub-account (to the extent of the Series A Percentage of the amounts credited to such sub-account), the Series A Liquidity Loans until the Aggregate Series A Loan Amount equals zero; provided, that any such reductions shall be applied first, against all Series A Liquidity Loans which are Base Rate Loans then outstanding, second, to all Series A Liquidity Loans which are Eurodollar Loans then outstanding with Interest Periods ending on such date, and third, to any other Series A Liquidity Loans which are Eurodollar Loans then outstanding; and provided, further, that if a Trigger Event has occurred, the amount applied to the repayment of Liquidity Loans on any day shall not exceed the Series A Trigger Percentage of the amounts otherwise available for such purpose under this subclause (ii) on such day, and the remainder of such otherwise available funds in the General Series A Sub-account or the General Collection Sub-account shall be applied as provided in subclause (iv) below, after giving effect to the final proviso of subclause (iii) below;

          (iii) to prepay first, from amounts credited to the General Series B Sub-account, and second, subject to the final proviso of this clause (iii), from amounts credited to the General Collection Sub-account (to the extent of the Series B Percentage of the amounts credited to such sub-account), the Series B Liquidity Loans until the Aggregate Series B Loan Amount equals zero; provided, that any such reductions shall be applied first, against all Series B Liquidity Loans which are Base Rate Loans then outstanding, second, to all Series B Liquidity Loans which are Eurodollar Loans then outstanding with Interest Periods ending on such date, and third, to any other Series B Liquidity Loans which are Eurodollar Loans then outstanding; provided, further, that if a Trigger Event has occurred, the amount applied to the repayment of Liquidity Loans on any day shall not exceed the Series B Trigger Percentage of the amounts otherwise available for such purpose under this subclause (iii) on such day, and the remainder of such otherwise available funds in the General Series B Sub-account or the General Collection Sub-account shall be applied as provided in subclause (v) below; and further provided, however, that if the amount credited to the General Collection Sub-account shall be less than the amount required to be paid therefrom pursuant to subclause (ii) above and this subclause (iii), such amount shall be applied ratably to such required payments, based on the Series A Percentage and the Series B Percentage;

          (iv) (a) to repay first, from amounts credited to the General Series A Sub-account, second from the Series A Cash Collateral Sub-account, and third, from the General Collection Sub-account (to the extent of the Series A Percentage of the amounts credited to such sub-account), the outstanding Series A Commercial Paper or (b) to cash collateralize the outstanding Series A Commercial Paper by crediting the Series A Cash Collateral Sub-account (and debiting first, the Series A General Sub-account and second, the General Collection Sub-account to the extent of the Series A Percentage) until the amount of cash collateral held by the Collateral Agent in trust for the benefit of holders of Series A Commercial Paper in the Series A Cash Collateral Sub-account equals the Aggregate Series A CP Amount;

          (v) (a) to repay first, from amounts credited to the General Series B Sub-account, second from the Series B Cash Collateral Sub-account, and third, from the General Collection Sub-account (to the extent of the Series B Percentage of the amounts credited to such sub-account), the outstanding Series B Commercial Paper or (b) to cash collateralize the outstanding Series B Commercial Paper by crediting the Series B Cash Collateral Sub-account (and debiting first, the Series B General Sub-account and second, the General Collection Sub-account to the extent of the Series B Percentage) until the amount of cash collateral held by the Collateral Agent in trust for the benefit of holders of Series B Commercial Paper in the Series B Cash Collateral Sub-account equals the Aggregate Series B CP Amount;

          (vi) if, upon the commencement of the Liquidation Period, there exists a Series A Base Amount Shortfall or a Series B Base Amount Shortfall, to pay all accrued and unpaid interest on the Term Note (other than interest owed pursuant to Section 2.02(d) and Section 3.01(b) of the Term Loan Agreement), first by debiting the General Collection Sub-account and then by debiting the General Series A Sub-account and the General Series B Sub-account (ratably, based on the Series A Percentage and the Series B Percentage);

          (vii) to prepay first, from amounts credited to the General Collection Sub-account, and second, from amounts credited to the General Series A Sub-account and the General Series B Sub-account (ratably, based on the Series A Percentage and the Series B Percentage), the Term Note until the Term Loan Amount equals zero;

          (viii) to pay from the General Collection Sub-account, the General Series A Sub-account and the General Series B Sub-account to Finco (or to remit to the party entitled thereto) for the payment of Ordinary Course Expenses which constitute Reserved Other Carrying Costs, first by debiting the General Collection Sub-account and then by debiting the General Series A Sub-account and the General Series B Sub-account (ratably, based on the Series A Percentage and the Series B Percentage);

          (ix) to pay any Unreserved Series A Carrying Costs owing to the Series A Bank, the Agents or the Series A Dealer first, by debiting the General Series A Sub-account and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining Unreserved Series A Carrying Costs after giving effect to the application of funds in accordance with clause first hereof (for purposes of Sections 9.08(b)(ix) and (x), the "Remaining Unreserved Series A Carrying Costs Amount") plus the Remaining Unreserved Series B Carrying Costs Amount (as defined in clause (x) hereof) would not exceed the account balance of the General Collection Sub-account, the Remaining Unreserved Series A Carrying Costs Amount or (b) otherwise, the account balance of the General Collection Sub-account times the Series A Percentage;

          (x) to pay any Unreserved Series B Carrying Costs owing to the Series B Banks, the Agents or the Series B Dealers first, by debiting the General Series B Sub-account and second, by debiting the General Collection Sub-account by an amount equal to (a) if the sum of the remaining Unreserved Series B Carrying Costs after giving effect to the application of funds in accordance with clause first hereof (for purposes of Sections 9.08(b)(ix) and (x), the "Remaining Unreserved Series B Carrying Costs Amount") plus the Remaining Unreserved Series A Carrying Costs Amount would not exceed the account balance of the General Collection Sub-account, the Remaining Unreserved Series B Carrying Costs Amount or (b) otherwise, the account balance of the General Collection Sub-account times the Series B Percentage;

          (xi) to pay any Unreserved Other Carrying Costs owing to the Banks, the Agents or the Depositary (by debiting the corresponding amount first from the General Collection Sub-account, then from the General Series A Sub-account and the General Series B Sub-account, ratably, based on the Series A Percentage and the Series B Percentage);

          (xii) to pay any Unreserved Other Carrying Costs owing to the Term Bank (by debiting the corresponding amount, first from the General Collection Sub-account, then from the General Series A Sub-account and the General Series B Sub-account, ratably, based on the Series A Percentage and the Series B Percentage);

          (xiii) to pay any Unreserved Other Carrying Costs remaining after payments pursuant to clauses (xi) and (xii) above (and debit the corresponding amount, first from the General Collection Sub-account, then from the General Series A Sub-account and the General Series B Sub-account, ratably, based on the Series A Percentage and the Series B Percentage);

          (xiv) to pay any Servicer Fees owed to Finco or any Affiliate thereof (and debit the corresponding amount, first from the General Collection Sub-account, then from the General Series A Sub-account and the General Series B Sub-account, ratably, based on the Series A Percentage and the Series B Percentage); and

          (xv) to pay interest and principal amounts owed under the Short Term Note (and debit the corresponding amount, first from the General Collection Sub-account, then from the General Series A Sub-account and the General Series B Sub-account, ratably, based on the Series A Percentage and the Series B Percentage).

All Unreserved Series A Carrying Costs, Unreserved Series B Carrying Costs or Unreserved Other Carrying Costs shall only be paid from Collections and other assets of Finco, and there shall be no recourse to or claim against Finco at any time (whether prior to or during the Liquidation Period) for the payment thereof to the extent that such Collections and other assets are insufficient to satisfy such costs. After the Liquidity Loans have been paid in full, the Aggregate CP Amount has been paid or cash collateralized in full, and the Term Loan has been paid in full, any remaining Collections and proceeds of the Collateral (including any income from the investment of the cash collateral in the Collection Account), less any continued Series A Carrying Costs, Series B Carrying Costs or Other Carrying Costs, shall be remitted to Finco.

     (c) During the Liquidation Period, the Collateral Agent may, at its discretion, require that all Collections and other proceeds which would otherwise be received in the Series A Proceeds Account, the Series B Proceeds Account and the Collection Account be held in a special segregated trust account maintained in the corporate trust department of the Collateral Agent pending the determination of whether or not such Collections and other proceeds are included in the Purchased Assets or the Contributed Assets. In such event, the Servicer shall, as soon as possible after receipt of any Collections and other proceeds by the Collateral Agent, (i) determine whether such Collections and proceeds are included in the Purchased Assets or the Contributed Assets or otherwise (such determination to be satisfactory to the Collateral Agent) and (ii) notify Finco, the Seller, the Term Bank and the Agents of such determination. The Collateral Agent shall as soon as possible thereafter transfer any Collections or proceeds included in the Purchased Assets or the Contributed Assets to the Collection Account for application pursuant to the other terms of this
Section 9.08 and pay any Collections that are not included in the Purchased Assets or the Contributed Assets to the applicable Person. Notwithstanding the foregoing, during any Liquidation Period, all Collections received from an Obligor in respect of any Receivables or other indebtedness owed to the Seller and/or Finco shall continue to be applied in accordance with the provisions of Section 9.06 hereof and Section 5.06 of the Receivables Sale Agreement.

     (d) The Collateral Agent shall pay to each permitted assignee of an Indemnitee pursuant to the Receivables Sale
Agreement which is not Finco or an Affiliate of Finco, the amounts demanded by such Person by debiting the Assignee
Indemnification Sub-account.

     SECTION 9.09. Remittances and Investment of Funds. All remittances from the Series A Proceeds Account, the Series B Proceeds Account or the Collection Account to the Banks, to Finco, to the Agents or to the Term Bank as required under
Section 9.07 or under Section 9.08 shall be by wire transfer of immediately available funds. All funds which are retained in the Series A Proceeds Account, the Series B Proceeds Account or the Collection Account pursuant to Section 9.07 or Section 9.08 (including funds maintained as part of the Series A Carrying Costs Reserve, the Series B Carrying Costs Reserve or the Other Carrying Costs Reserve) shall be invested in Permitted Investments by the Collateral Agent at the direction of Finco (such direction to be set forth in the applicable Daily Report), or, absent such direction or at any time during the Liquidation Period or following notice to Finco from the Collateral Agent following the occurrence and during the continuance of a Liquidation Event, in overnight Permitted Investments selected by the Collateral Agent; provided, however, that (i) each such investment shall be in the name of the Collateral Agent or otherwise in a form which permits the Collateral Agent to maintain a perfected security interest in such investment, (ii) the maturities of Permitted Investments maintained as part of the Series A Carrying Costs Reserve, the Series B Carrying Costs Reserve or the Other Carrying Cost Reserve shall be limited to ensure that all such Permitted Investments mature in time for Finco to make timely payments of all such costs as the same become due, and (iii) the maturities of Permitted Investments (other than those referred to in the preceding clause (ii) of this sentence) shall be limited to ensure that all such Permitted Investments mature in time for Finco to make timely payments of all its obligations including, without limitation, payment of the principal component of its Commercial Paper, as the same become due. The Collateral Agent may liquidate any Permitted Investments prior to maturity in order to transfer funds or make any distributions which transfers or distributions are required under the Facility Documents, provided that no such Permitted Investments may be liquidated at a price less than the purchase price therefor without the prior written consent of all of the Banks and the Term Bank. It is understood that the Collateral Agent shall have no liability to Finco, to any other party hereto or to any other Person for (i) the rate of return on any such Permitted Investments or (ii) any failure to pay, remit, distribute or transfer funds to such party or to make any required payment, remittance, distribution or transfer on account of the Collateral Agent's inability to liquidate any Permitted Investments as a result of the foregoing sentence.

ARTICLE X  TERMINATION; REMEDIES

     SECTION 10.01. Termination; Remedies. The obligation of the Banks to make Revolving Advances shall terminate on the Termination Date. In addition, (i) the Facility Agent shall be entitled, in accordance with the requirements of Section 3.01(a), to instruct the Depositary not to issue or deliver Series A Commercial Paper or Series B Commercial Paper, (ii) the Agents shall be entitled to pursue any other right or remedy under this Agreement; and (iii) if the Termination Date occurs as the result of the occurrence of a Liquidation Event (or, at any time after the Termination Date, a Liquidation Event has occurred and is continuing), the Collateral Agent shall be entitled to exercise all the rights and remedies provided to a secured creditor upon default under the UCC or otherwise, all of which rights and remedies shall be cumulative to those provided in this Agreement and the other Facility Documents; provided, that (A) all sales of Receivables must be on commercially reasonable terms, (B) the Collateral Agent may not sell more than 25% of the aggregate Outstanding Balance of Receivables, in one or more related sales (measured at the time of such sales) without the prior written consent of the Majority Banks and the Term Bank and (C) the Collateral Agent may not sell all or substantially all of the Receivables in one or more related sales unless all of the Banks and the Term Bank consent in writing thereto; and provided further that the Banks shall not be relieved of their obligations to make Refunding Advances in accordance with the terms hereof. In addition to the foregoing, if Finco becomes the subject of a Liquidation Event described in clause (g) of the definition of Liquidation Event, then, in addition to the foregoing, the principal and interest on the Liquidity Notes and the other Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind whatsoever. Absent the occurrence of such a Liquidation Event with respect to Finco, the principal and interest on the Liquidity Notes shall become immediately due and payable upon the Stated Liquidity Facility Maturity Date.

     SECTION 10.02. Binding Effect.  Notwithstanding any
Termination Date, the obligations of Finco under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the Obligations have been fully paid and satisfied.

     Upon the date on which the Obligations described in clauses
(i) and (iii) of the definition thereof have been paid in full,

          (i)  all references herein to rights of the Facility
     Agent, the Majority Banks or any Bank shall be deemed to be rights of the Term Bank, and such Persons shall no longer be entitled to exercise any such rights,

          (ii) all notices required to be given hereunder to the Facility Agent, the Majority Banks or any Bank shall be required to be given to the Term Bank, and

          (iii) any references herein to consents, directions, notices or waivers given by the Facility Agent, the Majority Banks or any Bank shall be deemed to be references to the Term Bank, and such Persons shall no longer be entitled to give any such consent, direction, notice or waiver.

     Upon the Collection Date, the security interests granted hereby shall terminate and the Collateral Agent will, at Finco's expense, execute and deliver to Finco such UCC termination statements and other documents as Finco may reasonably request to evidence such termination.

     SECTION 10.03. Indemnities by Finco. Without limiting any other rights which the Facility Agent, the Collateral Agent, the Banks, the Dealers and the Depositary may have hereunder or under applicable law, but without duplication, Finco hereby agrees to indemnify each of the Facility Agent, the Collateral Agent, the Banks, the Dealers, the Depositary, their respective officers, directors, agents and employees (all of the foregoing collectively referred to herein as "Indemnitees") from and against any and all damages, losses, claims, liabilities, reasonable costs and reasonable expenses, including reasonable attorneys' fees, and disbursements (all of the foregoing collectively referred to herein as the "Indemnified Amounts") awarded against or incurred by any Indemnitee relating to or resulting from:

     (i) any representation or warranty made by Finco (or any of its officers) under or in connection with this Agreement or any other Facility Document to which Finco is a party or in connection with the preparation or delivery by Finco of any Daily Report, any Settlement Statement, or any other information or report delivered by Finco pursuant hereto or thereto, which shall have been false, incomplete or incorrect in any material respect when made;

     (ii) the failure by Finco to comply with any applicable law, rule or regulation with respect to any Receivable, the related
Invoice (or contract) or the Related Security, or the nonconformity of any Receivable, the related Invoice (or contract) or the Related Security with any such applicable law, rule or regulation;

     (iii) the failure by Finco to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Purchased Assets or Contributed Assets which are, or are purported to be, the subject of a security interest granted under this Agreement, whether at the time of any Purchase or Contribution or at any subsequent time;

     (iv) the failure by Finco to comply with any term, provision or covenant contained in this Agreement, any other Facility
Document or any agreement executed in connection with this Agreement or any other Facility Document (in each case, where
Finco is a party thereto);

     (v) the failure by Finco to pay when due any tax or governmental fee or charge (other than taxes on or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending the same, which may arise by reason of (a) the Purchase or ownership of all or any portion of, or any other interest in, the Purchased Assets or (b) the Contribution or ownership of all or any portion of, or any other interest in, the Contributed Assets.

It is expressly agreed and understood by the parties (i) that such indemnification is not intended to constitute a guarantee of the collectibility or payment of the Receivables and the other Purchased Assets or Contributed Assets and (ii) that nothing in this Section 10.03 shall require Finco to indemnify any Indemnitee (A) for damages, losses, claims or liabilities or related costs or expenses resulting from such Indemnitee's gross negligence or willful misconduct, or (B) for lost profits, consequential, special or punitive damages. Notwithstanding anything in this Agreement to the contrary, the gross negligence or willful misconduct of any one Indemnitee shall not be a defense to, or in any other way adversely affect, mitigate or diminish any other Indemnitee's right or claim to indemnification under this Section 10.03. Finco shall direct the Collateral Agent to pay any amounts subject to the indemnification provisions of this Section 10.03 from the Collection Account for distribution, subject to Sections 9.07 and 9.08 hereof, to the applicable Indemnitees within five (5) Business Days following such Indemnitees' written demand therefor, setting forth in reasonable detail the basis for such demand, in each case out of Available Cash (including any proceeds received by Finco pursuant to the indemnifications made in its favor under the Receivables Sales Agreement). Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 10.03, any representations, warranties and covenants contained in this Agreement shall not be deemed to be limited to failures to perform or comply or to events, circumstances, conditions or changes that did give rise to a Material Adverse Effect. The indemnity obligations set forth in this Section 10.03 shall be continuing and shall survive any termination of this Agreement.

     Any Indemnitee wishing to be indemnified under this Section
10.03 shall give prompt notice to Finco upon becoming aware of any event or circumstance which such Indemnitee expects to give rise to a claim for indemnification under this Section 10.03 and shall permit (to the extent not disadvantageous or prejudicial to it) Finco to participate in the defense, settlement or resolution thereof; provided that the failure by any Indemnitee to so act shall not deprive it of its rights to indemnification under this Section unless such failure shall result in material damage, liability or costs (including costs of indemnification hereunder) to Finco.

ARTICLE XI  THE AGENTS

     SECTION 11.01. Authorization and Action. Each Bank hereby accepts the appointment of and irrevocably (but subject to Section 11.08) authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers as are expressly delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Term Bank hereby accepts the appointment of and irrevocably (but subject to Section 11.08) authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers as are expressly delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law. Each Agent agrees to give to the other Agent and to each Bank prompt notice of each notice given to it by Finco or the Seller pursuant to the terms of this Agreement. The Collateral Agent agrees to give the Term Bank prompt notice of each notice given to it, in its capacity as Collateral Agent, by Finco or the Seller pursuant to the terms of this Agreement. The appointment and authority of the Agents hereunder shall terminate upon the Collection Date.

     SECTION 11.02. Nature of Agents' Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Facility Documents. The duties of the Agents shall be mechanical and administrative in nature. Neither Agent shall have by reason of this Agreement a fiduciary relationship in respect of the other Agent or any Bank (or, in the case of the Collateral Agent, to the Term Bank). Nothing in this Agreement or any of the Facility Documents, express or implied, is intended to or shall be construed to impose upon either Agent any obligations in respect of this Agreement or any of the Facility Documents except as expressly set forth herein or therein. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank, the Term Bank or the other Agent with any credit or other information with respect to Finco or the Seller, whether coming into its possession before the date hereof or at any time or times thereafter (except as expressly set forth in this Agreement). If either Agent seeks the consent or approval of the Banks and the Term Bank, to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Bank and the Term Bank. The Agents shall promptly notify each Bank and the Term Bank any time that the Banks and the Term Bank have instructed the Agents to act or refrain from acting pursuant hereto.

     SECTION 11.03. UCC Filings. Each of Finco, the Facility Agent, the Banks and the Term Bank expressly recognizes and agrees that the Collateral Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the grant of a security interest in the Collateral herein for the benefit of the Secured Parties, that such listing shall be for administrative convenience only in creating a single secured party to take certain actions hereunder on behalf of the holders of the Obligations, and that such listing will not affect in any way the status of such holders as the beneficial holders of such security interest. In addition, such listing shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with this Article XI.

     SECTION 11.04. Agent's Reliance, Etc. Neither of the Agents nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including such Agent's servicing, administering or collecting Receivables) except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Agent: (i) may consult with legal counsel (including counsel for Finco), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the other Agent, to any Bank or to the Term Bank and shall not be responsible to the other Agent, any Bank or the Term Bank for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Finco or to inspect the property (including the books and records) of Finco (except as otherwise expressly set forth in this Agreement); (iv) shall not be responsible to the other Agent, to any Bank or to the Term Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto, or any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, the Facility Documents, or for any failure of Finco or any of its Affiliates to perform its obligations under the Facility Documents; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or telecopier) believed by it to be genuine and to be or to have been signed or sent by the proper party or parties. Each Agent may at any time request instruc-tions from the Banks and the Term Bank, with respect to any actions or approvals which by the terms of this Agreement or of any of the other Facility Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Facility Documents until it shall have received such instructions from the requisite Banks and/or the Term Bank, as applicable in accordance with this Agreement. Without lim-iting the foregoing, no Bank nor the Term Bank shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Facility Documents in accordance with the instructions of the requisite Banks and/or the Term Bank, as applicable in accordance with this Agreement. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it or them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Finco), independent accountants and other experts selected by the Agents.

     SECTION 11.05. Agent and Affiliates. To the extent that the Agents or any of their Affiliates are or shall become Banks hereunder or the Term Bank under the Term Loan Agreement, such Agent or such Affiliate, in such capacity, shall have each and every right and power under this Agreement as would any other Bank hereunder (including the right to vote upon any matter upon which any of the Banks is entitled to vote) or as would the Term Bank hereunder and under the Term Loan Agreement and, without exception, may exercise the same as though it were not an Agent. Each Agent and its Affiliates may engage in any kind of business with Finco or the Seller, any of their respective Affiliates and any Person who may do business with or own securities of Finco or the Seller or any of their respective Affiliates, all as if it were not an Agent hereunder and without any duty to account therefor to the other Agent, the Banks or the Term Bank.

     SECTION 11.06. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, to the extent it so determines, to make Liquidity Loans hereunder. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement. The Term Bank acknowledges that it has, independently and without reliance upon either Agent or any Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into the Term Loan Agreement and this Agreement and, to the extent it so determines, to make the Term Loan pursuant to the Term Loan Agreement. The Term Bank also acknowledges that it will, independently and without reliance upon either Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or the Term Loan Agreement.

     SECTION 11.07. Indemnification. (a) Each Bank agrees to indemnify the Facility Agent (to the extent not reimbursed by Finco or, to the extent applicable, by the Seller), ratably in accordance with the ratio which each Bank's Commitment bears to the Facility Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Facility Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Facility Agent under this Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Facility Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Facility Agent (to the extent not reimbursed by Finco or, to the extent applicable, by the Seller), ratably in accordance with the ratio which each Bank's Commitment bears to the Facility Amount, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Facility Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement. The rights of the Facility Agent under this Section 11.07(a) shall survive the termination of this Agreement. For purposes of this paragraph, the term "Facility Agent" shall include such Agent, its affiliates and their respective officers, directors, employees and agents.

          (b) Each Bank and the Term Bank agrees to indemnify the Collateral Agent (to the extent not reimbursed by Finco or, to the extent applicable, by the Seller), ratably according to its Adjusted Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Collateral Agent under this Agreement; provided, however, that no Bank or the Term Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank and the Term Bank agrees to reimburse the Collateral Agent (to the extent not reimbursed by Finco or, to the extent applicable, by the Seller), ratably according to their Adjusted Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Collateral Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement. The rights of the Collateral Agent under this Section 11.07(b) shall survive the termination of this Agreement. For purposes of this paragraph, the term "Collateral Agent" shall include such Agent, its affiliates and their respective officers, directors, employees and agents.

     SECTION 11.08. Successor Agents. (a) The Facility Agent may resign at any time by giving thirty days' notice thereof to the other Agent, the Banks, the Term Bank, Finco and the Servicer. The Majority Banks shall have the right to remove the Facility Agent, with or without cause. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Facility Agent approved by Finco (which approval will not be unreasonably withheld or delayed), and such resignation or removal shall not be effective until such successor Facility Agent is appointed and has accepted such appointment; provided, that Finco shall not have the right to approve any successor Facility Agent following the occurrence and during the continuance of a Liquidation Event or during the Liquidation Period, if the Liquidation Period commenced as the result of the occurrence of a Liquidation Event. The Banks shall provide the Term Bank and each Rating Agency with prompt notice of the resignation or removal of the Facility Agent. If no successor Facility Agent shall have been so appointed and accepted such appointment within seventy-five (75) days after the retiring Facility Agent's giving of notice of resignation or removal, then the retiring or removed Facility Agent may, on behalf of the Banks, appoint a successor Facility Agent approved by Finco (to the extent Finco has the right to approve such successor pursuant to this Section 11.08(a)) (which approval will not be unreasonably withheld or delayed), which successor Facility Agent shall be (a) a commercial bank meeting the requirements set forth in the definition of "Eligible Assignee" and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Facility Agent, and the retiring Facility Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Facility Agent's resignation or removal hereunder as Facility Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement.

      (b) The Collateral Agent may resign at any time by giving thirty days' notice thereof to the other Agent, the Banks, the Term Bank, Finco and the Servicer. Before the Cross-Over Date, the Majority Banks, with the consent of the Term Bank, shall have the right to remove the Collateral Agent, with or without cause. On or after the Cross-Over Date, the Term Bank shall have the right to remove the Collateral Agent, with or without cause.
Upon any such resignation or removal, the Majority Banks, with the consent of the Term Bank, shall have the right to appoint a successor Collateral Agent approved by Finco (which approval will not be unreasonably withheld or delayed), and such resignation or removal shall not be effective until such successor Collateral Agent is appointed and has accepted such appointment; provided, that Finco shall not have the right to approve any successor Collateral Agent following the occurrence and during the continuance of a Liquidation Event or during the Liquidation Period, if the Liquidation Period commenced as the result of the occurrence of a Liquidation Event. The Facility Agent shall provide each Rating Agency with prompt notice of the resignation or removal of the Collateral Agent. If no successor Collateral Agent shall have been so appointed and accepted such appointment within seventy-five (75) days after the retiring Collateral Agent's giving of notice of resignation or removal, then the retiring or removed Collateral Agent may, on behalf of the Banks or the Term Bank, appoint a successor Collateral Agent approved by Finco (to the extent Finco has the right to approve such successor pursuant to this Section 11.08(b)) (which approval will not be unreasonably withheld or delayed), which successor Collateral Agent shall be (a) a commercial bank meeting the requirements set forth in the definition of "Eligible Assignee" and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement. In addition, any successor Collateral Agent must be authorized under United States law to maintain and operate the Collection Account.

     SECTION 11.09. Direction by the Banks and Term Bank. (a) Each Agent shall be fully justified in failing or refusing to take any action under the Facility Documents unless it shall first receive such advice or concurrence of the requisite Banks and/or the Term Bank, as applicable in accordance with this Agreement, or it shall first be indemnified to its satisfaction by the Banks and the Term Bank against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; and (b) each Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Facility Documents in accordance with a request of the requisite Banks and/or the Term Bank, as applicable in accordance with this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks, the Term Bank, and all future holders of the Liquidity Notes and the Term Note.

     SECTION 11.10. Notice of Liquidation Events. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Liquidation Event hereunder unless either Agent shall have received notice from a Bank, the Term Bank or Finco describing such Liquidation Event and stating that such notice is a "notice of Liquidation Event." In the event that an Agent receives such a notice, such Agent shall give a Corresponding Notice thereof to the Banks and the Term Bank. The Agents shall take such action or refrain from taking such action with respect to such Liquidation Event as shall be reasonably directed by the requisite Banks and/or the Term Bank, as applicable in accordance with this Agreement; provided, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, as is permitted hereunder, with respect to such Liquidation Event as it or they shall deem advisable in the best interests of the Banks (and, in the case of the Collateral Agent, also in the best interest of the Term Bank).

     SECTION 11.11. Duty of Care. The Facility Agent shall endeavor to exercise the same care in its administration of the Facility Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; provided that the liability of the Facility Agent for failing to do so shall be limited as provided in the preceding paragraphs of this Article XI.

     SECTION 11.12. Delegation of Agency. (a) If at any time or times it shall be necessary or prudent in connection with the exercise or protection of the Agents' rights hereunder in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or either Agent shall be advised by counsel that it is so necessary or prudent in the interest of the Banks (and, in the case of the Collateral Agent, also in the best interest of the Term Bank), or the Agents shall deem it necessary for its or their own protection in the performance of its or their duties hereunder, the Agents and (to the extent required by the Agents) Finco shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent (to the extent necessary or required by the Collateral Agent) (each an "Approved Delegate"), either to act as co-agent or co-agents or trustee of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such Collateral. In the event that Finco shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from the Collateral Agent to do so, or in case a Liquidation Event shall have occurred and be continuing, Finco hereby irrevocably appoints each Agent as its agent and attorney to act for it under the foregoing provisions of this Section 11.12 in such contingency, it being understood that the power of attorney granted hereunder is coupled with an interest. Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to the Facility Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:

            (i) except as otherwise provided herein, all rights, remedies, powers, duties and obligations conferred upon, reserved or imposed upon the Collateral Agent in respect of the custody, control and management of moneys, paper or securities shall be exercised solely by the Collateral Agent hereunder;

           (ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon each Agent hereunder shall be conferred, reserved or imposed and exercised or performed by such Agent except to the extent that the instrument appointing such separate agent or separate agents or co-agent or co-agents or trustee shall otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, such Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate agents or co-agent or co-agents to the extent specifically directed in writing by such Agent;

          (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate agent or separate agents or co-agent or co-agents or trustee shall be exercised hereunder by such separate agent or separate agents or co-agent or co-agents or trustee except jointly with, or with the consent in writing of, the Collateral Agent or the Facility Agent, as the case may be, anything herein contained to the contrary notwithstanding;

           (iv) no separate agent or co-agent or trustee constituted under this Section 11.12 shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

            (v) each Agent, at any time by an instrument in writing, executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee of such Agent, and in that case, by an instrument in writing executed by such Agent and Finco (to the extent necessary or requested by such Agent) jointly may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything therein contained to the contrary notwithstanding. In the event that Finco shall not have joined in the execution of any such instrument with a Person or entity within ten (10) days after the receipt of a written request from such Agent to do so, or in the case a Liquidation Event shall have occurred and be continuing, such Agent, acting alone, may appoint a successor and may execute any instrument in connection therewith, and Finco hereby irrevocably appoints the Facility Agent its agent and attorney to act for it in such connection in either of such contingencies.

     (b) The Agents may execute any of their duties under the Facility Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, and other specialists and advisors (including affiliates of such Agent) selected by it, concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, counsel and other specialists and advisors selected by it with reasonable care.

ARTICLE XII  MISCELLANEOUS

     SECTION 12.01. Amendments, Etc. (a) This Agreement and the other Facility Documents (other than the Term Loan Agreement) may be amended from time to time by the Servicer, Finco, the Facility Agent and the Term Bank by a written instrument signed by each of them, without the consent of any of the Banks; provided, however, that such action shall not affect in any material respect the interests of any Bank.

     (b) The Term Loan Agreement may be amended from time to time by the Servicer, Finco and the Term Bank without the consent of the Banks; provided, however, that any such amendment will not affect in any material respect the interests of the Banks (it being understood and agreed that any amendment to the Term Loan Agreement which has the effect of increasing the Term Loan Amount shall not be deemed to affect the interests of the Banks in a material respect).

     (c) The provisions of this Agreement, the other Facility Documents and the Term Loan Agreement may also be amended, modified or waived from time to time by the Servicer, Finco and the Facility Agent with the prior written consent of the Term Bank and, if the interest of any Bank shall or would be affected in any material respect, the Majority Banks; provided, however, that no such agreement or amendment shall at any time (a) decrease the amount of, or extend the repayment of or any scheduled payment date for the payment of, any principal or interest in respect of any Liquidity Loan or any fees owed to a Bank without the prior written consent of such Bank and the Term Bank (it being understood that an amendment made to Section 9.07 or 9.08 shall not be deemed to fall within this clause (a) unless such amendment changes the priority of payment of interest, fees or principal payable to any Bank); (b) forgive or waive or otherwise excuse any repayment of the Aggregate Loan Amount without the prior written consent of each Bank affected thereby;
(c) increase the Commitment of any Bank without its prior written consent; (d) except as otherwise expressly contemplated under
Section 2.06(d) or Section 2.08, amend or modify the Pro Rata Share or the Adjusted Pro Rata Share of any Bank without its prior written consent; (e) amend or modify the provisions of this
Section 12.01 without the prior written consent of each Bank and the Term Bank; (f) amend or modify the definition of "Majority Banks" or "Rating Agency Condition" without the prior written consent of each Bank; (g) without the prior written consent of each Bank and the Term Bank, waive any Liquidation Event arising from an Insolvency Event with respect to JSC, the Servicer, Finco or the Seller; (h) without the prior written consent of each Bank and the Term Bank, waive, amend or otherwise modify the definition of "Termination Date" or "Commitment Termination Date"; provided, however, it being understood that any extension of the Scheduled Liquidation Commencement Date consistent with the terms of Section 2.06 hereof shall not be considered a waiver, amendment or modification pursuant to this clause (h);
(i) amend, modify or otherwise affect the rights or duties of the Facility Agent or the Collateral Agent hereunder without the prior written consent of such Person; (j) amend, waive or modify any definition or provision expressly requiring the consent of the Term Bank, the Series A Bank and/or all Banks, or Series B Banks with specified Pro Rata Shares, without the prior written consent of the Term Bank, the Series A Bank and/or all Banks, or Series B Banks with the specified Pro Rata Shares, as applicable;
(k) amend, waive or modify any definition or provision expressly requiring the consent of the Majority Banks, without the prior written consent of the Majority Banks; (l) except as expressly permitted hereunder, release any Collateral without the prior written consent of each Bank and the Term Bank; (m) without the prior written consent of each Bank and the Term Bank, amend, waive or modify the definition of: (i) "Base Amount", (ii) "Series A Base Amount", (iii) "Series B Base Amount", (iv) "Modified Base Amount", (v) "Modified Series A Base Amount", (vi) "Modified Series B Base Amount", and (vii) any definition or provision which would result in a decrease in the Applicable Reserve Ratio if the Rating Agency Condition shall not have been satisfied in connection with that amendment, waiver or modification; (n) without the prior written consent of each Bank and the Term Bank, (A) waive any Liquidation Event described in clauses (j), (k) or (q) of the definition of that term or (B) amend the definition of "Excess Concentration Balance"; (o) without the prior written consent of Banks whose commitments to make Liquidity Loans aggregate more than sixty percent (60%) of the Commitments, waive the Liquidation Event described in clause
(i) of the definition of "Liquidation Event"; and (p) without the prior written consent of Banks whose commitments to make Liquidity Loans aggregate more than sixty percent (60%) of the Commitments, amend, waive or modify subclauses (c) through (l) of
Section 5.02 or Section 5.03. No waiver of any Liquidation Event or other default hereunder given at any time shall apply to any other prior or subsequent Liquidation Event or default.

     (d) Promptly after the execution of any amendment, consent or waiver described in clause (b) or (c) above, the Facility Agent shall furnish written notification of the substance of such amendment or consent to each Bank and the Term Bank, and the Servicer shall furnish written notification of the substance of such amendment or consent to the Rating Agencies.

     (e) It shall not be necessary for any waiver or consent given by the Banks under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such waivers and consents and of evidencing the authorization of the execution thereof by the Banks shall be subject to such reasonable requirements as the Facility Agent may prescribe.

     (f)  [Reserved]

     (g) This Agreement and any other Facility Document may not be amended unless Finco shall have delivered the proposed amendment to the Agents and the Rating Agencies at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof.

     (h) Notwithstanding anything else in this Section 12.01 to the contrary, the provisions of Section 9.07 and 9.08 hereof may not be modified or amended if such action would adversely affect in any material respect the interests of any holder of Commercial Paper without satisfaction of the Rating Agency Condition.

     SECTION 12.02. No Waiver; Remedies. No waiver by the Facility Agent, the Collateral Agent or the Banks of any breach or default of or by Finco under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No failure on the part of the Facility Agent, the Collateral Agent or the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 12.03. Successors and Assigns; Assignment; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Finco may not (except pursuant to this Agreement or another Facility Document) assign or transfer any of its rights or obligations hereunder or under any of the other Facility Documents without (i) the written consent of the Facility Agent,
(ii) satisfaction of the Rating Agency Condition and (iii) the written consent of the Term Bank and Banks whose commitments to make Liquidity Loans under the Liquidity Agreement aggregate more than sixty percent (60%) of the Commitments. Each of the Series B Banks, unless otherwise provided herein, with the prior written consent of Finco (such consent not to be unreasonably withheld or delayed), may assign any of its interests, rights and obligations hereunder to an Eligible Assignee; provided, that, with respect to any assignment pursuant to this Section 12.03(a), (i) the Series B Commitment amount to be assigned pursuant to this
Section 12.03(a) shall not be less than $10,000,000 (unless the amount assigned either (x) constitutes all of the Series B Commitment of the assigning Series B Bank or (y) is being assigned from one Series B Bank to another Series B Bank already party to this Agreement and equals an amount not less than $5,000,000), (ii) prior to the effective date of any such assignment, the assignee and assignor shall have (1) executed and delivered to the Facility Agent and to Finco an Assignment and Acceptance substantially in the form of Exhibit 12.03 and (2) paid a processing fee of $2,500 to the Facility Agent, (iii) prior to giving effect to any such assignment, the Rating Agency Condition shall have been satisfied, and (iv) Finco's consent shall not be necessary with respect to any assignment by a Series B Bank to an Affiliate of such Series B Bank or to any other Series B Bank which is also an Eligible Assignee. Upon the effectiveness of any such permitted assignment, (i) the assignee thereunder shall, to the extent of the interests assigned to it, be entitled to the interests, rights and obligations of a Bank under this Agreement, (ii) the assigning Bank shall, to the extent of the interest assigned, be released from its obligations under this Agreement and (iii) the Facility Agent shall give immediate notice of any such assignment to Finco.

     (b) Notwithstanding anything contained in paragraph (a) of this Section 12.03, (i) each Bank may at any time pledge or assign all or any portions of its interests and rights under this Agreement to a Federal Reserve Bank, and (ii) each Bank may sell participations in all or any part of its Commitment, any Liquidity Loan or Liquidity Loans made by such Bank to another Bank or other financial institution meeting the criteria of an Eligible Assignee; provided, that: (A) no such grant of a participation shall, without the consent of Finco, require Finco to file a registration statement with the Securities and Exchange Commission or otherwise comply with the blue sky laws of any state; (B) such Bank's obligations under this Agreement shall remain unchanged and such Bank shall remain solely responsible to Finco for performance of such obligations; (C) Finco shall continue to deal solely and directly with the Bank in connection with such Bank's rights and obligations under this Agreement; (D) such participant shall agree to be bound by the confidentiality provisions of Section 12.08 and (E) no holder of any such participation shall be entitled to require such Bank to take or omit to take any action hereunder except that such Bank may agree with such participant that, without such participant's consent, such Bank will not consent to an amendment, modification or waiver referred to in clauses (a), (b), (h), (m) or (n), of the first proviso to Section 12.01(c) . Any such participant shall not have any rights hereunder or under the Facility Documents except each participant shall have rights under Sections 4.04, 4.06, 4.08, 9.04 (b), 10.03 and 12.07 as if it were a Bank;
provided, that no such participant shall be entitled to receive any payment pursuant to such sections which is greater in amount than the payment which the transferor Bank would have otherwise been entitled to receive in respect of the participation interest so sold.

     (c) Notwithstanding anything in this agreement to the contrary, with the prior written consent of Finco (such consent not to be unreasonably withheld or delayed), the Series A Bank may assign any of its interests, rights and obligations hereunder to an Eligible Assignee pursuant to the terms of this Section 12.03(c) (such assignee, a "Series A Eligible Assignee") as follows:

          (i) the Series A Bank may assign all of its Series A Commitment (including any Series A Loan) to a Series A Eligible Assignee, which assignee shall also be or become a Series B Bank hereunder; provided that (A) Finco agrees to cease issuing Series A Commercial Paper, (B) to the extent the Series A Commitment at such time exceeds the sum of (x) the Aggregate Series A Loan Amount and (y) the Series A CP Amount (such excess amount on any date of determination, the "Conversion Amount"), the Series A Commitment of the Series A Eligible Assignee shall be immediately reduced, without any further action hereunder, by the Conversion Amount and the Series B Commitment of the Series A Eligible Assignee shall be concurrently increased, without any further action hereunder, by the Conversion Amount, it being understood that the calculation of Pro Rata Share shall be adjusted accordingly, and (C) on each Business Day after such assignment (and after giving effect to the immediately preceding clause (B)), the Series A Commitment of the Series A Eligible Assignee shall be immediately reduced, without any further action hereunder, by the Conversion Amount and the Series B Commitment of the Series A Eligible Assignee shall be concurrently increased, without any further action hereunder, by the Conversion Amount, it being understood that the calculation of Pro Rata Share shall be adjusted accordingly; and

          (ii) the Series A Bank may assign less than all of its Series A Commitment (including any Series A Loans) to a Series A Eligible Assignee, which assignee shall also be or become a Series B Bank hereunder; provided that (A) to the extent possible, the Conversion Amount shall be deemed to be assigned before any other portion of the Series A Commitment (including Series A Loans) shall be deemed to be assigned,
     (B) Finco agrees not to issue Series A Commercial Paper in excess of the Series A Commitment of Bankers Trust Company after giving effect to such assignment, (C) the Series A Commitment of the Series A Eligible Assignee shall be immediately reduced, without any further action hereunder, by the amount by which such assignment exceeds the sum of
     (x) the allocable portion of the Series A Eligible Assignee's Aggregate Series A Loan Amount and (y) the allocable portion of the Series A Eligible Assignee's Series A CP Amount (such excess amount on any date of determination, the "Partial Conversion Amount") and the Series B Commitment of the Series A Eligible Assignee shall be concurrently increased, without any further action hereunder, by the Partial Conversion Amount, it being understood that the calculation of Pro Rata Share shall be adjusted accordingly, and (D) on each Business Day after such assignment (and after giving effect to the immediately preceding clause (C)), the Series A Commitment of the Series A Eligible Assignee shall be immediately reduced, without any further action hereunder, by the Partial Conversion Amount and the Series B Commitment of the Series A Eligible Assignee shall be concurrently increased, without any further action hereunder, by the Partial Conversion Amount, it being understood that the calculation of Pro Rata Share shall be adjusted accordingly.

     SECTION 12.04. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS OF THE COLLATERAL AGENT IN THE COLLATERAL OR REMEDIES HEREUNDER OR THEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK (AND ANY COURTS HEARING APPEALS FROM SUCH STATE OR FEDERAL COURT) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 12.05 OR PROVIDED THEREIN. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER WITHIN THE STATE OF NEW YORK AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT IN SUCH STATE. NOTHING IN THIS SECTION 12.04 SHALL AFFECT THE RIGHT OF ANY PARTY HEREUNDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE COLLATERAL AGENT, THE FACILITY AGENT OR THE BANKS TO BRING ANY ACTION OR PROCEEDING AGAINST FINCO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION OR JURISDICTIONS TO THE EXTENT NECESSARY FOR REALIZING ON THEIR INTERESTS IN ANY COLLATERAL GRANTED HEREUNDER. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER OR IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

     SECTION 12.05. Notices. Except as otherwise expressly provided in this Agreement, any notice shall be conclusively deemed to have been received by a party hereto and to be effective (i) if sent by regular mail or commercial delivery service, on the day on which delivered to such party at its address set forth below its name on the signature pages hereto (or at such other address as such party shall specify to the other parties hereto in writing), (ii) if sent by telex, graphic scanning or other telecopy communications of the sending party, when delivered by such equipment to the number set forth below its name on the signature pages hereto and confirmed by electronic receipt or similar means or (iii) if sent by registered or certified mail, on the day on which delivered to such party (or delivery is refused), addressed to such party at such address. Any notices required to be delivered to each Rating Agency under this Agreement or any of the other Facility Documents shall be addressed to each Rating Agency at the following address (or to such other address as each Rating Agency may hereafter specify to the other parties hereto in writing):
Standard & Poor's Ratings Group, 25 Broadway, Attn: Asset-Backed Surveillance Group, New York, NY 10004, Telephone: (212) 208-8000; Telecopy: (212) 412-0225; and Duff & Phelps Credit Rating Co., Attn: Asset-Backed Research and Monitoring Group, 55 East Monroe Street, Chicago, IL 60603, Telephone: (312) 263-2610;
Telecopy: (312) 263-2852.

     SECTION 12.06. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of the Liquidity Loans and the execution and delivery of this Agreement and shall continue in full force and effect until the Collection Date has occurred; provided, however, that the indemnities contained in Sections 4.06, 4.08, 9.04(b), 10.03,
11.07 and 12.07 of this Agreement and the obligations of the parties hereto under Sections 12.08 and 12.10 shall be continuing and shall survive any termination of this Agreement.

     SECTION 12.07. Expenses; Indemnification. Finco shall pay on demand (i) all reasonable out-of-pocket fees and expenses (including reasonable attorneys fees and expenses) of the Agents incurred in connection with the negotiation, preparation, execution or delivery of this Agreement and the other Facility Documents and the making and repayment of the Liquidity Loans and the reasonable attorneys fees and expenses of the Banks incurred in connection with the delivery of legal opinions necessary for the satisfaction of the condition set forth in Section 5.01(p),
(ii) all reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of a single law firm representing the Facility Agent and the Banks and selected by the Facility Agent) of the Facility Agent, the Collateral Agent and the Banks incurred in connection with the administration, amendment, modification or waiver of this Agreement or any other Facility Document, and (iii) all reasonable out-of-pocket fees and expenses of each of the Facility Agent and the Collateral Agent (including reasonable attorneys' fees and expenses of counsel) and reasonable fees and expenses of a single law firm representing the Banks, as selected by the Majority Banks, in each case incurred from and after a Liquidation Event in connection with the enforcement of this Agreement and the other Facility Documents against Finco, the Servicer and the Seller.
In addition, Finco will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or the other Facility Documents, and hereby indemnifies and saves the Facility Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. All payments owing by Finco under this Section 12.07 shall be made subject to the terms of Sections 9.07 and 9.08 hereof.

     SECTION 12.08. Confidentiality. Each of the Facility Agent, the Collateral Agent and the Banks hereby acknowledges that the Records and other information which it or Finco receives from the Seller may contain information in which Finco or the Seller have a proprietary interest and which may not, at the time of assignment and/or delivery, be generally available to and known by the public (including information relating to Finco or the Seller contained in the Information Memorandum). Each of the Facility Agent, the Collateral Agent and the Banks hereby agrees, for the benefit of Finco and the Seller, to maintain as confidential all such information obtained from the Seller or Finco and not to disclose such information to any other Person other than (i) an Affiliate of such Person which is a financial institution or a parent company of a financial institution and
(ii) the Dealers, the Depositary and, to the extent required by applicable securities laws, any holder or offeree of Commercial Paper and, without limiting the generality of the foregoing, each of the Facility Agent and the Banks further agrees to comply with the confidentiality provisions set forth in Section 7.07 of the Receivables Sale Agreement; provided, however, that nothing in this Section 12.08 shall (A) impose any liability on any Agent or Bank that has acted in accordance with reasonable and customary standards for maintaining the confidentiality of information relating to its corporate customers or (B) prevent any Person from disclosing such information (i) to any permitted assignee of Finco, the Facility Agent or any Bank (or their permitted prospective participants and assignees), provided that each such party agrees in writing, for the benefit of Finco and the Seller,
(x) to use such information and keep such information confidential in accordance with the same terms set forth herein and (y) that it will not disclose such information to any of its Affiliates which is not a financial institution or a parent company of a financial institution, (ii) to its employees, agents, attorneys, auditors and accountants, (iii) subject to the further requirements set forth in this Section 12.08, upon the order of any court or administrative agency or upon the request or demand of any regulatory agency, authority or official having jurisdiction over the Facility Agent or Bank, as the case may be,
(iv) which has (other than through a breach of this Section 12.08) been obtained from any Person other than Finco, the Seller or any other party hereto, or (v) to the extent such information (other than through a breach of this Section 12.08) has become generally available to and known by the public subsequent to the time of delivery hereunder. Any Bank or Agent (a) to the extent permitted by applicable law will provide Finco with prompt written notice of any subpoena or any request or requirement by any governmental authority (other than any such request or requirement in connection with an audit or other regulatory review of a financial institution) for disclosure of any confidential information so that Finco and/or the Seller may seek a protective order or other appropriate remedy prior to such disclosure and (b) shall consult with Finco to a reasonable extent on the advisability of taking legally available steps to resist or narrow such request or requirement (it being understood that, after such notice and consultation, such party shall be under no further obligations to Finco under this Section 12.08 to refrain from disclosure in connection with such proceeding during the pendency thereof as provided under clause (iii) of the immediately preceding sentence). In the event a protective order or other remedy is not obtained, the affected Bank or Agent will exercise reasonable efforts (x) to limit the information disclosed to such information which it is legally required to disclose and (y) to obtain assurance that confidential treatment will be accorded any such information so disclosed, in each case only to the extent efforts would not cause the affected Bank or Agent to incur costs which it deems to be material. Without limiting any of the foregoing, so long as it is the Facility Agent or a Bank, Bankers Trust Company may disclose such information to BT Securities Corporation.

     SECTION 12.09. No Recourse. The obligations of Finco hereunder shall be solely its obligations and shall in all respects be non-recourse to all of its officers, directors, controlling persons or stockholders (including the Seller), and each of the Facility Agent and the Banks acknowledges the same with respect to Finco and, to the fullest extent permitted by law, waives any such recourse and any claim against any of such parties arising hereunder.

     SECTION 12.10. No Proceedings. Each of the Agents, the Banks and the Term Bank hereby agrees that it will not institute against Finco any involuntary proceeding of the type referred to in the definition of "Insolvency Event" so long as this Agreement remains in full force and effect and for at least one year and one day following the latest to occur of: (i) the payment in full of all Liquidity Loans; (ii) the payment in full of the Term Loan; or (iii) the payment in full of the latest maturing Commercial Paper Note.

     SECTION 12.11. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 12.12. Entire Agreement. This Agreement, together with the other Facility Documents, including the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.


          [Remainder of Page Intentionally Left Blank]

     For purposes of Articles IX, X, XI and XII of this Agreement the undersigned acknowledges, consents and agrees to be bound by and subject to the provisions thereof in its capacity as Term
Bank.


                         BANK BRUSSELS LAMBERT, NEW YORK BRANCH,
                         as Term Bank


                         By:

                         Title:
         [Signature pages appear at document no: 21564]